UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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McDermott International, Inc.

(Name of Registrant as Specified In Its Charter)

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McDermott International, Inc.

John A. Fees	777 N. Eldridge Pkwy.
Chief Executive Officer	Houston, Texas 77079

March 27, 2009

Dear Stockholder:

You are cordially invited to attend this year’s Annual Meeting of Stockholders of McDermott International, Inc., which will be held on Friday, May 8, 2009, at 757 N. Eldridge Parkway, Houston, Texas 77079, on the 14th floor, commencing at 9:30 a.m. local time. The notice of annual meeting and proxy statement following this letter describe the matters to be acted on at the meeting.

McDermott is pleased to announce that we are taking advantage of the Securities and Exchange Commission’s Notice and Access proxy rule, which allows companies to furnish proxy materials via the Internet as an alternative to the traditional approach of mailing a printed set to each shareholder. We believe this will allow us to continue to provide shareholders with the proxy materials they need while reducing printing and postage costs associated with delivery and reducing the environmental impact of our Annual Meeting. In accordance with these rules, we have sent a Notice of Internet Availability of Proxy Materials to all shareholders who have not previously elected to receive a printed set of proxy materials. The Notice contains instructions on how to access our Proxy Statement and Annual Report to Stockholders, as well as how to vote either online, by telephone or in person at the 2009 Annual Meeting.

It is very important that your shares are represented and voted at the Annual Meeting. Please vote your shares by Internet or telephone, or, if you received a printed set of materials by mail, by returning the accompanying proxy card, as soon as possible to ensure that your shares are voted at the meeting. Further instructions on how to vote your shares can be found in our Proxy Statement.

Thank you for your support of our company.

Sincerely yours,

JOHN A. FEES

YOUR VOTE IS IMPORTANT.

Whether or not you plan to attend the meeting, please take a few minutes now to vote your shares.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on May 8, 2009.

The proxy statement and annual report are available on the Internet at www.proxyvote.com.

The following information applicable to the Annual Meeting may be found in the proxy statement and accompanying proxy card:

•	The date, time and location of the meeting;

•	A list of the matters intended to be acted on and our recommendations regarding those matters;

•	Any control/identification numbers that you need to access your proxy card; and

•	Information about attending the meeting and voting in person.

McDERMOTT INTERNATIONAL, INC.
777 N. Eldridge Pkwy.
Houston, Texas 77079

Notice of 2009 Annual Meeting of Stockholders

The 2009 Annual Meeting of the Stockholders of McDermott International, Inc., a Panamanian corporation, will be held at 757 N. Eldridge Parkway, Houston, Texas 77079, on the 14th floor, on Friday, May 8, 2009, at 9:30 a.m. local time, in order to:

(1) elect three Class I Directors for a term of one year and three Class II Directors for a term of one year;

(2) approve the 2009 McDermott International, Inc. Long-Term Incentive Plan;

(3) ratify our Audit Committee’s appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2009; and

(4) transact such other business as may properly come before the meeting or any adjournment thereof.

If you were a stockholder as of the close of business on March 9, 2009, you are entitled to vote at the meeting and at any adjournment thereof.

This year, instead of mailing a printed copy of our proxy materials, including our Annual Report, to each shareholder of record, we have decided to provide access to these materials via the Internet. This reduces the amount of paper necessary to produce these materials, as well as the costs associated with mailing these materials to all shareholders. Accordingly, on March 27, 2009, we began mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to all shareholders of record as of March 9, 2009, and posted our proxy materials on the Web site referenced in the Notice (www.proxyvote.com). As more fully described in the Notice, all shareholders may choose to access our proxy materials on the Web site referred to in the Notice or may request a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

If you received a printed copy of the materials, we have enclosed a copy of our 2008 Annual Report to Stockholders with this notice and proxy statement.

Your vote is important. Please vote your proxy promptly so your shares can be represented, even if you plan to attend the annual meeting. You can vote by Internet, by telephone, or by requesting a printed copy of the proxy materials and using the enclosed proxy card.

By Order of the Board of Directors,

LIANE K. HINRICHS
Secretary

Dated: March 27, 2009

PROXY STATEMENT FOR 2009 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

As more fully described in the Notice, the Board of Directors of McDermott International, Inc. (“McDermott”) has made these materials available to you over the Internet or, upon your request, has mailed you printed versions of these materials in connection with our 2009 Annual Meeting of Stockholders, which will take place on May 8, 2009. We mailed the Notice to our shareholders beginning March 27, 2009, and our proxy materials were posted on the Web site referenced in the Notice on that same date. McDermott, on behalf of its Board of Directors, is soliciting your proxy to vote your shares at the 2009 Annual Meeting of Stockholders. We solicit proxies to give all shareholders of record an opportunity to vote on matters that will be presented at the annual meeting. In this proxy statement, you will find information on these matters, which is provided to assist you in voting your shares.

Proxy materials have been sent or access to the materials has been provided to you because our Board of Directors is soliciting your proxy to vote your shares at our Annual Meeting to be held on May 8, 2009. We will bear all expenses incurred in connection with this proxy solicitation, which we expect to conduct primarily by mail. We have engaged The Proxy Advisory Group, LLC to assist in the solicitation for a fee that will not exceed $10,000, plus out-of-pocket expenses. In addition, our officers and regular employees may solicit your proxy by telephone, by facsimile transmission or in person, for which they will not be separately compensated. If your shares are held through a broker or other nominee (i.e., in “street name”) and you have requested printed versions of these materials, we have requested that your broker or nominee forward this proxy statement to you and obtain your voting instructions, for which we will reimburse them for reasonable out-of-pocket expenses. If your shares are held through the Thrift Plan for Employees of McDermott Incorporated and Participating Subsidiary and Affiliated Companies (the “McDermott Thrift Plan”) and you have requested printed versions of these materials, the trustee of that plan has sent you this proxy statement and you can instruct the trustee on how to vote your plan shares.

VOTING INFORMATION

Record Date and Who May Vote

Our Board of Directors selected March 9, 2009 as the record date (the “Record Date”) for determining stockholders entitled to vote at the Annual Meeting. This means that if you were a registered stockholder with our transfer agent and registrar, Computershare Trust Company, N.A., on the Record Date, you may vote your shares on the matters to be considered by our stockholders at the Annual Meeting. If your shares were held in street name on that date, the broker or other nominee that was the record holder of your shares has the authority to vote them at the Annual Meeting. They are seeking your instructions on how you want your shares voted.

On the Record Date, 228,655,752 shares of our common stock were outstanding. Each outstanding share of common stock entitles its holder to one vote on each matter to be acted on at the meeting.

How to Vote

Most shareholders can vote by proxy in three ways:

•	by Internet at www.proxyvote.com;

•	by telephone; or

•	by mail.

If you are a stockholder of record, you can vote your shares in person at the Annual Meeting or vote now by giving us your proxy. You may give us your proxy by following the instructions included in the Notice or, if you received a printed version of these proxy materials, in the enclosed proxy card. If you want to vote by mail but have not received a printed version of these proxy materials, you may request a full packet of proxy materials through the instructions in the Notice. If you vote using either telephone or the Internet, you will save us mail expense.

By giving us your proxy, you will be directing us how to vote your shares at the meeting. Even if you plan on attending the meeting, we urge you to vote now by giving us your proxy. This will ensure that your vote is represented at the meeting. If you do attend the meeting, you can change your vote at that time, if you then desire to do so.

If your shares are held in street name, the broker or nominee that holds your shares has the authority to vote them, absent your approval, only as to matters for which they have discretionary authority under the applicable New York Stock Exchange rules. For all other matters, the broker or nominee that holds your shares will need to obtain your authorization to vote those shares. If you received a printed version of these proxy materials, you should have received a voting instruction form from your broker or nominee that holds your shares. For shares held in street name, follow the instructions contained in the Notice or voting instruction form to vote by Internet, telephone or mail. If you want to vote by mail but have not received a printed version of these proxy materials, you may request a full packet of proxy materials as instructed by the Notice. If you want to vote your shares in person at the Annual Meeting, you must obtain a valid proxy from your broker or nominee. You should contact your broker or nominee or refer to the instructions provided by your broker or nominee for further information.

Additionally, the availability of telephone or Internet voting depends on the voting process used by the broker or nominee that holds your shares.

You may receive more than one Notice or proxy statement and proxy card or voting instruction form if your shares are held through more than one account (e.g., through different brokers or nominees). Each proxy card or voting instruction form only covers those shares of common stock held in the applicable account. If you hold shares in more than one account, you will have to provide voting instructions as to all your accounts to vote all your shares.

How to Change Your Vote

For shares held of record, you may change your vote by written notice to our Corporate Secretary, granting a new proxy or by voting in person at the Annual Meeting. Unless you attend the meeting and vote your shares in person, you should change your vote using the same method (by telephone, Internet or mail) that you first used to vote your shares. That way, the inspectors of election for the meeting will be able to verify your latest vote.

For shares held in street name, you should follow the instructions in the information provided by your broker or nominee to change your vote. If you want to change your vote as to shares held in street name by voting in person at the Annual Meeting, you must obtain a valid proxy from the broker or nominee that holds those shares for you.

Quorum

The Annual Meeting will be held only if a quorum exists. The presence at the meeting, in person or by proxy, of holders of a majority of our outstanding shares of common stock as of the Record Date will constitute a quorum. If you attend the meeting or vote your shares by Internet, telephone or mail, your shares will be counted toward a quorum, even if you abstain from voting on a particular matter. Shares held by brokers and other nominees as to which they have not received voting instructions from the beneficial owners and lack the discretionary authority to vote on a particular matter are called “broker non-votes” and will count for quorum purposes.

Proposals to Be Voted on; Vote Required; and How Votes Are Counted

We are asking you to vote on the following:

•	the election of Roger A. Brown, John A. Fees and Oliver D. Kingsley, Jr. to Class I of our Board of Directors and the election of D. Bradley McWilliams, Richard W. Mies and Thomas C. Schievelbein to Class II of our Board of Directors;

•	the approval of the 2009 McDermott International, Inc. Long-Term Incentive Plan (the “2009 LTI Plan”); and

•	the ratification of our Audit Committee’s appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the year ending December 31, 2009.

With the exception of the proposal to approve the 2009 LTI Plan, each proposal, including the election of directors, requires the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter. The proposal to approve the 2009 LTI Plan requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal, provided that the total number of votes cast on the proposal represents a majority of the shares outstanding on the Record Date. In the election of directors, you may vote “FOR” all director nominees or withhold your vote for any one or more of the director nominees. For each other proposal, you may vote “FOR” or “AGAINST” or abstain from voting. Because abstentions are counted for purposes of determining whether a quorum is present but are not affirmative votes for a proposal, they have the same effect as an “AGAINST” vote. Broker non-votes will have no effect on the vote on the election of directors or on the ratification of the independent registered public accounting firm. Broker non-votes will have no effect on the proposal to approve the 2009 LTI Plan, as long as the total number of votes cast on the proposal represents a majority of the shares entitled to vote. Otherwise, the effect of a broker non-vote will be the same as a vote against the proposal.

Our Corporate Governance Guidelines provide that, in an uncontested election of directors, the Board expects any incumbent director nominee who does not receive a “FOR” vote by a majority of shares present in person or by proxy and entitled to vote on the matter to promptly tender his or her resignation to the Governance Committee, subject to acceptance by our Board. Pursuant to our Corporate Governance Guidelines, the Governance Committee will make a recommendation to the Board with respect to the director nominee’s resignation and the Board will consider the recommendation and take appropriate action within 120 days from the date of the certification of the election results.

If you submit a signed proxy card without specifying your vote, your shares will be voted “FOR” the election of all director nominees, the proposal to approve the 2009 LTI Plan and the ratification of our Audit Committee’s appointment of Deloitte as our independent registered public accounting firm for the year ending December 31, 2009. If you hold your shares in street name and you do not instruct your broker or nominee how to vote those shares, they may vote your shares as they decide as to matters for which they have discretionary authority under the applicable New York Stock Exchange rules. Your broker will be entitled to vote your shares in its discretion, absent instructions from you, on the election of directors and the ratification of the appointment of the independent registered public accounting firm.

We are not aware of any other matters that may be presented or acted on at the meeting. If you vote by signing and returning the enclosed proxy card or using the telephone or Internet voting procedures, the individuals named as proxies on the card may vote your shares, in their discretion, on any other matter requiring a stockholder vote that comes before the meeting.

Confidential Voting

All voted proxies and ballots will be handled to protect your voting privacy as a stockholder. Your vote will not be disclosed except:

•	to meet any legal requirements;

•	in limited circumstances such as a proxy contest in opposition to our Board of Directors;

•	to permit independent inspectors of election to tabulate and certify your vote; or

•	to adequately respond to your written comments on your proxy card.

ELECTION OF DIRECTORS

(ITEM 1)

Historically, our Board of Directors has been classified into three classes, with the term of office of one class expiring each year. In 2007, with the approval of our stockholders, we amended our Articles of Incorporation to phase out the classification of our Board by 2010. As a result, until our 2010 Annual Meeting, directors elected to a class by our stockholders will serve one-year terms. Beginning with the Annual Meeting in 2010, our Board will no longer be classified and all directors will be subject to annual election. Currently, our Board has ten members. John A. Fees, who became a director in October 2008, was assigned to Class I, and Richard W. Mies, who became a director in August 2008, was assigned to Class II.

The term of office of our Class I directors — Roger A. Brown, John A. Fees, Robert L. Howard and Oliver D. Kingsley, Jr. — will expire at this year’s Annual Meeting. On the nomination of our Board, Messrs. Brown and Kingsley will stand for reelection and Mr. Fees will stand for election as Class I directors at this year’s Annual Meeting for a term of one year.

The term of office of our Class II directors — D. Bradley McWilliams, Richard W. Mies and Thomas C. Schievelbein — will expire at this year’s Annual Meeting. On the nomination of our Board, Messrs. McWilliams and Schievelbein will stand for reelection and Admiral Mies will stand for election as Class II directors at this year’s Annual Meeting for a term of one year.

Our By-Laws provide that (1) a person shall not be nominated for election or reelection to our Board of Directors if such person shall have attained the age of 72 prior to the date of election or re-election and (2) any director who attains the age of 72 during his or her term shall be deemed to have resigned and retired at the first Annual Meeting following his or her attainment of the age of 72. Accordingly, a director nominee may stand for election if he or she has not attained the age of 72 prior to the date of election or reelection. Pursuant to these By-Law requirements, Robert L. Howard will retire from our Board after 12 years of service, effective at this year’s Annual Meeting.

Unless otherwise directed, the persons named as proxies on the enclosed proxy card intend to vote “FOR” the election of the nominees. If any nominee should become unavailable for election, the shares will be voted for such substitute nominee as may be proposed by our Board of Directors. However, we are not aware of any circumstances that would prevent any of the nominees from serving. Set forth below under “Class III Directors” are the names of our other directors who will continue to serve as directors after this year’s Annual Meeting. All directors have been previously elected by the stockholders.

Set forth below is certain information (ages are as of May 8, 2009) with respect to each nominee for election as a director and each director of our company who will continue to serve as a director after this year’s Annual Meeting.

		Director
Name and Principal Occupation	Age	Since

Class I Nominees
Roger A. Brown	64	2005
Until his retirement in 2007, Mr. Brown was Vice President, Strategic Initiatives of Smith International, Inc., a supplier of goods and services to the oil and gas exploration and production industry, the petrochemical industry and other industrial markets from 2005 and President of Smith Technologies (a business unit of Smith International, Inc.) from 1998. Mr. Brown is also a director of Ultra Petroleum Corporation.
John A. Fees	51	2008
Mr. Fees has been Chief Executive Officer of McDermott since October 2008. He joined our company in 1979 and, served as President and Chief Executive Officer of our subsidiary, The Babcock & Wilcox Company, from January 2007 to October 2008; President and Chief Operating Officer of our subsidiary, BWX Technologies, Inc., from September 2002 to January 2007; and President, General Manager of BWXT Services, Inc., a subsidiary of BWX Technologies, from September 1997 to November 2002. His earlier positions at subsidiaries of The Babcock & Wilcox Company include Vice President and General Manager.
Oliver D. Kingsley, Jr.	66	2004
Until his retirement in November 2004, Mr. Kingsley served as President and Chief Operating Officer of Exelon Corporation, an integrated utility company, from May 2003, Senior Executive Vice President from February 2002 and President and Chief Nuclear Officer from October 2000. Mr. Kingsley also served as President and Chief Executive Officer of Exelon’s subsidiary, Exelon Generation, from February 2000 to November 2004 and as President and Chief Nuclear Officer of Unicom Corporation, an integrated electric utility company, from November 1997 to October 2000. Mr. Kingsley is also a director of FPL Group, Inc. and is the Associate Dean for Special Projects at the Sam Ginn College of Engineering, Auburn University.

Our Board recommends that stockholders vote “FOR” each of the nominees named above.

		Director
Name and Principal Occupation	Age	Since

Class II Nominees
D. Bradley McWilliams	67	2003
From April 1995 until his retirement in April 2003, Mr. McWilliams was Senior Vice President and Chief Financial Officer of Cooper Industries Ltd., a worldwide manufacturer of electrical products, tools and hardware. He was Vice President of Cooper Industries from 1982 until April 1995.
Richard W. Mies	64	2008
Admiral Mies is a Retired Admiral, United States Navy. He served in the U.S. Navy for 35 years, including most recently as Commander in Chief of the U.S. Strategic Command for all U.S. Air Force and U.S. Navy strategic nuclear forces from 1998 until his retirement from the Navy in 2002. Following his retirement from the Navy until 2007, he served as Senior Vice President of Science Applications International Corporation, a provider of scientific and engineering applications for national security, energy, environment, critical infrastructure and health. He is currently Chief Executive Officer and President of The Mies Group, Ltd. (a consulting firm) and serves as a director of Exelon Corporation.
Thomas C. Schievelbein	55	2004
Until his retirement in November 2004, Mr. Schievelbein was President of Northrop Grumman Newport News, a subsidiary of the Northrop Grumman Corporation, a global defense company, from November 2001. From October 1995 to October 2001, he served as Executive Vice President and Chief Operating Officer of Newport News Shipbuilding, Inc. Mr. Schievelbein is also a director of The Brinks Company.

Our Board recommends that stockholders vote “FOR” each of the nominees named above.

		Director
Name and Principal Occupation	Age	Since

Class III Directors
John F. Bookout III	55	2006
Mr. Bookout has served as Senior Advisor to Kohlberg Kravis Roberts & Co., a private equity firm, since March 2008. Previously, he served as Senior Advisor to First Reserve Corporation, a private equity firm specializing in the energy industry, from 2006 to 2008. Until 2006, he was a director of McKinsey & Company, a global management consulting firm, which he joined in 1978. Mr. Bookout is also a director of Tesoro Corporation.
Ronald C. Cambre	70	2000
Mr. Cambre has served as our Chairman since October 1, 2008. Until December 2001, Mr. Cambre was Chairman of the Board of Newmont Mining Corporation, an international mining company, from January 1995 and served as its Chief Executive Officer from November 1993 until his retirement in December 2000. He was also President of Newmont Mining Corporation from June 1994 to July 1999. Mr. Cambre is also a director of Cliffs Natural Resources (formerly, Cleveland-Cliffs Inc.) and W. R. Grace & Co.
Robert W. Goldman	67	2005
Since October 2002, Mr. Goldman has served as an independent financial consultant. Previously, Mr. Goldman worked for Conoco Inc., an international, integrated energy company and predecessor to ConocoPhillips, from 1988 to 2002, most recently as Senior Vice President, Finance and Chief Financial Officer from 1998 to 2002. He formerly served as the Vice President, Finance of the World Petroleum Council from 2002 to 2008. He currently serves as a director of El Paso Corporation, Parker Drilling Company and Tesoro Corporation. He is also a member of the Advisory Board of Global Infrastructure Partners.

CORPORATE GOVERNANCE

We maintain a corporate governance section on our Web site which contains copies of our principal governance documents. The corporate governance section may be found at www.mcdermott.com at “Corporate Governance — Board Committees” and “Corporate Governance — Governance Policies.” The corporate governance section contains the following documents, which are available in print to any stockholder who requests a copy in writing to McDermott International, Inc., Corporate Secretary’s Office, 777 N. Eldridge Pkwy., Houston, Texas 77079:

By-Laws
Corporate Governance Guidelines
Code of Ethics for CEO and Senior Financial Officers
Board of Directors Conflicts of Interest Policies and Procedures
Audit Committee Charter
Compensation Committee Charter
Finance Committee Charter
Governance Committee Charter

In addition, our Code of Business Conduct may be found on our website at www.mcdermott.com at “Corporate Governance — Code of Conduct” and is available in print to any stockholder who requests a copy in writing.

Director Independence

The New York Stock Exchange listing standards require our Board of Directors to be comprised of at least a majority of independent directors. For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with us. To assist it in determining director independence, the Board has established categorical standards which conform to, or are more exacting than, the independence requirements in the New York Stock Exchange listing standards. These standards are contained in the Corporate Governance Guidelines found on our website at www.mcdermott.com under “Corporate Governance — Governance Policies.”

Based on these independence standards, our Board of Directors has affirmatively determined that the following directors are independent and meet our categorical standards:

John F. Bookout III Roger A. Brown Ronald C. Cambre Robert W. Goldman Robert L. Howard	Oliver D. Kingsley, Jr. D. Bradley McWilliams Richard W. Mies Thomas C. Schievelbein

In determining the independence of the directors, our Board considered ordinary course transactions between us and other entities with which the directors are associated. Neither Mr. McWilliams nor Mr. Schievelbein has any relationship with McDermott, except as a director and stockholder. Messrs. Brown, Cambre, Goldman and Kingsley are members of the board of directors of one of those entities and Mr. Bookout is an outside consultant for an affiliate of one of those entities. Our Board also considered unsolicited contributions by us to charitable organizations with which the directors were associated. Admiral Mies and Mr. Howard each serve as a director of a separate charitable organization to which we made unsolicited contributions between 2006 and 2008. Mr. Bookout’s spouse serves as a director of a charitable organization to which we made an unsolicited contribution in 2007. The charitable contributions described above were in the usual course of our annual giving programs pursuant to which we made over $1.7 million in total 2008 contributions to more than 200 charitable organizations.

Executive Sessions and Communications With the Board

Our nonmanagement directors meet in executive session without management on a regular basis. Currently, Ronald C. Cambre, our non-executive Chairman of the Board, serves as the presiding director for these executive sessions. Stockholders or other interested persons may send written communications to the nonmanagement members of our Board, addressed to Board of Directors (independent members), c/o McDermott International, Inc., Corporate Secretary’s Office, 777 N. Eldridge Pkwy., Houston, Texas 77079. Information regarding this process is posted on our website at www.mcdermott.com under “Corporate Governance — Board Committees.”

Board of Directors and Its Committees

Board of Directors.  Our Board met nine times during 2008. All directors attended 75% or more of the meetings of the Board and of the committees on which they served during 2008. In addition, as reflected in our Corporate Governance Guidelines, we have adopted a policy that each member of our Board must make reasonable efforts to attend our Annual Meeting. All directors then serving on the Board attended our 2008 Annual Meeting.

Committees.  Our Board currently has, and appoints the members of, standing Audit, Compensation, Finance and Governance Committees. Each of the Board committees is comprised entirely of independent nonmanagement directors and has a written charter approved by the Board. The current charter for each committee is posted on our website at www.mcdermott.com under “Corporate Governance — Board Committees.” The current members of the committees are identified in the following table.

Board Committee
Director	Audit	Compensation	Finance	Governance

John F. Bookout III	✓		✓

Roger A. Brown		✓		✓

Ronald C. Cambre

Robert W. Goldman	✓		Chair

Robert L. Howard				Chair

Oliver D. Kingsley, Jr.		✓		✓

D. Bradley McWilliams	Chair		✓

Richard W. Mies	✓			✓

Thomas C. Schievelbein		Chair	✓

Audit Committee.  During the year ended December 31, 2008, the Audit Committee met five times. The Audit Committee’s role is financial oversight. Our management is responsible for preparing financial statements, and our independent registered public accounting firm is responsible for auditing those financial statements. The Audit Committee is not providing any expert or special assurance as to our financial statements or any professional certification as to the independent registered public accounting firm’s work.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of McDermott’s independent registered public accounting firm. The committee, among other things, also reviews and discusses McDermott’s audited financial statements with management and the independent registered public accounting firm.

Our Board has determined that Messrs. Bookout, Goldman and McWilliams and Admiral Mies each qualify as an “audit committee financial expert” within the definition established by the Securities and Exchange Commission (“SEC”). For more information on the backgrounds of these directors, see their biographical information under “Election of Directors” above.

Compensation Committee.  During the year ended December 31, 2008, the Compensation Committee met five times. The Compensation Committee has overall responsibility for our officer compensation plans, policies and programs and has the authority to engage and terminate any compensation consultant or other advisors to assist the committee in the discharge of its responsibilities. The Compensation Committee has engaged Hewitt Associates LLC, or Hewitt, to assist the committee on compensation matters. Hewitt advises the Compensation Committee on all principal elements of our compensation programs, including market data and practices, and attends meetings of the committee and participates in executive sessions without members of management. Hewitt provides advice and analysis on the design, structure and level of executive compensation. The Compensation Committee considers recommendations from our Chief Executive Officer regarding the compensation of our executive officers. Please see the “Compensation Discussion and Analysis” section of this proxy statement for information about our 2008 executive officer compensation.

The Compensation Committee administers our Executive Incentive Compensation Plan, or EICP, under which it awards annual bonuses to our officers based upon the attainment of annual performance goals. The Compensation Committee establishes target EICP awards for each officer, expressed as a percentage of the officer’s base salary for that year, and financial goals applicable to EICP awards. The Compensation Committee authorized our Chief Executive Officer to establish individual goals for our other executive officers applicable to EICP awards and, in coordination with his direct reports, to select such other officers and key employees to participate in the EICP and establish appropriate individual performance goals for them. Under our 2001 Directors and Officers Long-Term Incentive Plan, which we refer to as the 2001 D&O Plan, our Compensation Committee may delegate its duties to our Chief Executive Officer or other senior officers. Pursuant to this authority, our Compensation Committee has authorized our Vice President of Human Resources, together with our Chief Executive Officer, to approve awards of options to purchase up to 5,000 shares of stock and 1,000 shares of restricted stock or performance units under the 2001 D&O Plan to officers or employees (other than officers subject to the reporting provisions of Section 16 of the Securities Exchange Act of 1934, as amended) in connection with their initial employment or promotion within McDermott; provided that time does not permit the review and approval by the Compensation Committee at its next regularly scheduled meeting and that any grants awarded pursuant to this authorization are subject to ratification by the Compensation Committee at its next regularly scheduled meeting. In addition, our restricted stock awards granted under the 2001 D&O Plan in 2008 provide for accelerated vesting at the Compensation Committee’s discretion if the participant retires and is at least 60 years of age with at least 10 years of service. To facilitate a timely determination in these instances, the Compensation Committee has authorized our General Counsel and Vice President of Human Resources, acting jointly, to consider and determine any request for such accelerated vesting.

Finance Committee.  During the year ended December 31, 2008, the Finance Committee met seven times. The Finance Committee has the overall responsibility of reviewing and overseeing financial policies (including dividend recommendations and stock repurchase programs) and financial strategies, mergers, acquisitions, financings, liabilities, investment performance of our pension plans and the capital structures of McDermott and its subsidiaries. Generally, the Finance Committee has responsibility over many activities up to $50 million, and for such activities involving amounts over $50 million, the Finance Committee will review the activity and make a recommendation to the Board.

Governance Committee.  During the year ended December 31, 2008, the Governance Committee met six times. This committee, in addition to other matters, recommends to our Board of Directors: (1) the qualifications, term limits and nomination and election procedures relating to our directors; (2) nominees for election to our Board of Directors; and (3) compensation of nonmanagement directors. This committee will consider individuals recommended by stockholders for nomination as directors in accordance with the procedures described under “Stockholders’ Proposals.” Our Governance Committee has primary oversight responsibility for our compliance and ethics program, excluding certain oversight responsibilities assigned to the Audit Committee. In conjunction with the Compensation Committee, the Governance Committee oversees the annual evaluation of our Chief Executive Officer.

In May 2008, at the request of the Chairman of the Governance Committee, Hewitt performed a market analysis of nonemployee director compensation using our Custom Peer Group (as defined in “Compensation Discussion and Analysis”) and made recommendations regarding nonemployee director compensation to the Governance Committee. Based on those recommendations, the Governance Committee recommended to the Compensation Committee an increase in the value of nonmanagement director equity awards from $80,000 to $110,000 for 2008. Our management is not substantively involved in Hewitt’s market analysis or recommendation regarding nonmanagement director compensation.

Compensation Committee Interlocks and Insider Participation

All members of our Compensation Committee are independent in accordance with the New York Stock Exchange listing standards. No member of the Compensation Committee (1) was, during the year ended December 31, 2008, or had previously been, an officer or employee of McDermott or its subsidiaries or (2) had any material interest in a transaction of McDermott or a business relationship with, or any indebtedness to, McDermott. No interlocking relationship existed during the year ended December 31, 2008 between any member of the Board of Directors or the Compensation Committee and an executive officer of McDermott.

Director Nomination Process

Our Governance Committee has determined that a candidate for election to our Board of Directors must meet specific minimum qualifications. Each candidate must:

•	have a record of integrity and ethics in his/her personal and professional life;

•	have a record of professional accomplishment in his/her field;

•	be prepared to represent the best interests of our stockholders;

•	not have a material personal, financial or professional interest in any competitor of ours; and

•	be prepared to participate fully in Board activities, including active membership on at least one Board committee and attendance at, and active participation in, meetings of the Board and the committee(s) of which he or she is a member, and not have other personal or professional commitments that would, in the Governance Committee’s sole judgment, interfere with or limit his or her ability to do so.

In addition, the Governance Committee also considers it desirable that candidates possess the following qualities or skills:

•	each candidate should contribute positively to the collaborative culture among Board members; and

•	each candidate should possess professional and personal experiences and expertise relevant to our businesses and industries.

The Board recognizes the benefits of a diversified board and believes that any search for potential director candidates should consider diversity as to gender, ethnic background and personal and professional experiences.

The Governance Committee solicits ideas for possible candidates from a number of sources — including members of the Board, our senior level executives and individuals personally known to the members of the Board.

Any stockholder may nominate one or more persons for election as one of our directors at an annual meeting of stockholders if the stockholder complies with the notice, information and consent provisions contained in our By-Laws. See “Stockholders’ Proposals” in this proxy statement and our By-Laws, which may be found on our website at www.mcdermott.com at “Corporate Governance — Governance Policies.”

The Governance Committee will consider candidates identified through the processes described above and will evaluate each of them, including incumbents, based on the same criteria. The Governance Committee also takes into account the contributions of incumbent directors as Board members and the benefits to us arising from their experience on the Board. Although the Governance Committee will consider candidates identified by stockholders, the Governance Committee has sole discretion whether to recommend those candidates to the Board. None of the director nominees for the 2009 Annual Meeting are standing for election for the first time, with the exception of Mr. Fees and Admiral Mies, who were appointed to the Board in October 2008 and August 2008, respectively. Admiral Mies was recommended as a director candidate by a former member of our Board.

COMPENSATION OF DIRECTORS

The table below summarizes the compensation paid by us to our nonemployee directors during the year ended December 31, 2008. Pursuant to our By-Laws, which require a director to retire at the first Annual Meeting of Stockholders after attaining the age of 72, Bruce DeMars retired from the Board of Directors at the 2008 Annual Meeting. Admiral Mies was appointed to the Board in August 2008.

Director Compensation Table

					Change
					in Pension
					Value and
					Nonqualified
				Non-Equity	Deferred
	Fees Earned or	Stock	Option	Incentive Plan	Compensation	All Other
Name	Paid in Cash(1)	Awards(2)	Awards(2)	Compensation	Earnings	Compensation(3)	Total

John F. Bookout III	$80,500	$124,460	—	N/A	N/A	—	$204,960
Roger A. Brown	$81,500	$118,440	$7,820	N/A	N/A	$3,726	$211,486
Ronald C. Cambre	$108,250	$124,460	$7,820	N/A	N/A	$468	$240,998
Bruce DeMars	$16,250	$12,765	$7,820	N/A	N/A	—	$36,835
Robert W. Goldman	$93,250	$124,460	—	N/A	N/A	—	$217,710
Robert L. Howard	$82,750	$127,340	$7,820	N/A	N/A	$648	$218,558
Oliver D. Kingsley Jr.	$80,500	$118,440	$7,820	N/A	N/A	$6,019	$212,779
D. Bradley McWilliams	$110,750	$127,340	$7,820	N/A	N/A	$2,426	$248,336
Richard W. Mies	$48,646	$84,021	—	N/A	N/A	—	$132,667
Thomas C. Schievelbein	$82,250	$127,340	$7,820	N/A	N/A	—	$217,410

(1)	See “Fees Earned or Paid in Cash” below for a discussion of the amounts reported in this column.

(2)	See “Stock and Option Awards” below for a discussion of the amounts reported in these columns.

(3)	The amounts reported in the “All Other Compensation” column are attributable to a tax gross-up associated with income imputed to the director as a result of his family member accompanying him on travel in connection with Board business.

The compensation for nonemployee directors for 2008 was comprised of cash and equity compensation earned by directors in connection with their service as directors. The cash compensation consisted of retainers and meeting fees described in more detail below. The equity compensation consisted of restricted stock awards issued under our 2001 Directors and Officer Long-Term Incentive Plan, which we refer to as our 2001 D&O Plan, as described in more detail below. The amounts reported in the “Option Awards” column represent the associated dollar amounts we recognized for financial statement reporting purposes under SFAS No. 123R. Employee directors do not receive any compensation for their service as directors.

Fees Earned or Paid in Cash.  Under our current director compensation program, cash compensation for nonemployee directors consists of the following:

•	an annual retainer of $45,000 (prorated for partial terms); and

•	a fee of $2,500 for each Board meeting personally attended, $1,750 for each committee meeting personally attended and $1,000 for each Board and committee meeting attended by telephone.

The chairs of Board committees, the Non-Executive Chairman and the Lead Director receive additional annual retainers as follows (pro-rated for partial terms):

•	the chair of the Audit Committee: $20,000;

•	the chair of the Compensation Committee: $15,000;

•	the chair of each of the Finance and Governance committees: $10,000;

•	the Non-Executive Chairman: $100,000; and

•	the Lead Director: $15,000.

Stock and Option Awards.  In addition to the fees and benefits provided to our directors described above, we granted equity awards to our directors under the 2001 D&O Plan.

Under the 2001 D&O Plan, nonemployee directors may be granted stock option, restricted stock, performance unit, deferred stock unit and performance share awards, in such amounts and on such terms, as the Compensation Committee or the Board may determine from time to time. In 2008, all of our nonemployee directors, with the exception of Admiral Mies, received 1,908 shares of restricted stock with a value at the time of grant of $110,000 (calculated based on the average of the highest and lowest price of our common stock ($57.63) on the grant date). Due to Admiral Mies’ appointment as a director on August 1, 2008, he received a prorated grant of 1,782 shares of restricted stock with a value at the time of grant of $84,678 (calculated based on the average of the highest and lowest price of our common stock ($47.505) on the grant date). Under the terms of each award, the restricted stock vested immediately on the grant date.

The amounts reported in the “Stock Awards” and “Option Awards” columns represent the associated dollar amounts we recognized in 2008 for financial statement reporting purposes under Statement of Financial Accounting Standards (“SFAS”) No. 123R. Under SFAS No. 123R, the fair value of restricted stock and stock options is determined on the date of grant and is not remeasured. Grant date fair values are determined using the closing price of our common stock on the date of grant, for restricted stock, and an option-pricing model, for stock options. We use the Black-Scholes option-pricing model for measuring the fair value of stock options granted. The determination of the fair value of an award on the date of grant using an option-pricing model requires various assumptions, such as the expected life of the award and stock price volatility. For a discussion of the valuation assumptions, see Note 10 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2008.

The following tables reflect the number of shares and grant date fair value, computed in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 123R, with respect to each restricted stock and stock option award granted to nonemployee directors in 2008 and the restricted stock and stock option awards each nonemployee director had outstanding as of December 31, 2008. The fair value of these restricted stock awards determined in accordance with SFAS No. 123R is based on the closing price of our common stock on the date of grant. As a result, the fair value under SFAS 123R is different than the $110,000 value of the grant discussed above.

Stock and Option Awards Granted to Directors in 2008

		Stock Awards
		Shares of
		Restricted Stock	Grant Date
Name	Grant Date	Granted	Fair Value

John F. Bookout III	May 15, 2008	1,908	$111,694.32
Roger A. Brown	May 15, 2008	1,908	$111,694.32
Ronald C. Cambre	May 15, 2008	1,908	$111,694.32
Bruce DeMars	—	—	—
Robert W. Goldman	May 15, 2008	1,908	$111,694.32
Robert L. Howard	May 15, 2008	1,908	$111,694.32
Oliver D. Kingsley Jr.	May 15, 2008	1,908	$111,694.32
D. Bradley McWilliams	May 15, 2008	1,908	$111,694.32
Richard W. Mies	August 1, 2008	1,782	$84,021.30
Thomas C. Schievelbein	May 15, 2008	1,908	$111,694.32

Director Equity Awards Outstanding at 12/31/08

	Stock Awards	Option
Name	(All Restricted Stock)	Awards

John F. Bookout III	1,350	3,150
Roger A. Brown	0	19,650
Ronald C. Cambre	1,350	0
Bruce DeMars	0	0
Robert W. Goldman	1,350	4,950
Robert L. Howard	1,800	84,900
Oliver D. Kingsley Jr.	0	19,950
D. Bradley McWilliams	1,800	37,876
Richard W. Mies	0	0
Thomas C. Schievelbein	1,800	37,426

EXECUTIVE OFFICERS

Set forth below is the age (as of May 8, 2009), the principal positions held with McDermott or our subsidiaries, and other business experience information for each of our current executive officers other than John A. Fees, who is our Chief Executive Officer and a member of the Board. For more information on Mr. Fees, see his biographical information under “Election of Directors” above. Unless we otherwise specify, all positions described below are positions with McDermott International, Inc.

Dennis S. Baldwin, 47, has been Vice President and Chief Accounting Officer of McDermott since October 2007. Previously, he served as Chief Accounting Officer of Integrated Electrical Services, Inc,. a national electrical contracting company, from February 2007 to October 2007; as Vice President and Corporate Controller of Veritas DGC, Inc., a seismic company which provides geophysical services to the petroleum industry, from 2005 to 2007; and as Vice President and Corporate Controller of Universal Compression Holdings, Inc., a company providing gas compression services to the domestic and international gas industry, from 2002 to 2005.

Brandon C. Bethards, 61, has been President and Chief Executive Officer of our subsidiary, The Babcock & Wilcox Company, since November 2008 after serving as Interim Chief Executive Officer since September 2008. He joined Babcock & Wilcox Power Generation Group, Inc., a major operating subsidiary of The Babcock & Wilcox Company, in the early 1970s and served most recently as its President from January 2007 to October 2008 and Senior Vice President and General Manager of its Fossil Power division from February 2001 to January 2007. His earlier positions within the Power Generation Group include Vice President of Business Development, General Manager, District Engineer and Field Service Engineer.

Robert A. Deason, 63, has been President and Chief Executive Officer of our subsidiary J. Ray McDermott, S.A. since June 2007. Previously, he served as President and Chief Operating Officer of J. Ray McDermott, S.A. from March 2003 to June 2007. He was also Vice President, Operations of Fluor Corporation, an engineering, procurement, construction and maintenance services company, from March 1999 to January 2003; and Vice President, Project Management Production, Pipelines & Marine Services of Fluor Corporation from June 1997 to March 1999.

Liane K. Hinrichs, 51, has been our Senior Vice President, General Counsel and Corporate Secretary since October 2008. Previously, she served as our Vice President, General Counsel and Corporate Secretary from January 2007 to September 2008; Corporate Secretary and Associate General Counsel, Corporate Compliance and Transactions from January 2006 to December 2006; Associate General Counsel, Transactions, Corporate Compliance and Deputy Corporate Secretary from June 2004 to December 2005; Assistant General Counsel, Corporate Secretary and Transactions from October 2001 to May 2004; and Senior Counsel from May 1999 to September 2001. Prior to joining McDermott in 1999, she was a partner in a New Orleans law firm.

Preston Johnson, Jr., 53, has been our Senior Vice President, Human Resources since May 2008. Previously, Mr. Johnson served as Vice President, Global Human Resources and Health Services at Anadarko Petroleum Corporation (a global oil and natural gas exploration and production company) from October 2005 to May 2008; Senior Vice President for Human Resources and Business Services at CenterPoint Energy, Inc. (an electric, gas, pipeline and power distribution and delivery company) from March 2000 to October 2005; and Global Director, Human Resources at The Dow Chemical Company (a diversified chemical company) from June 1977 to March 2000.

John D. Krueger, 62, has been our Vice President, Corporate Development and Strategic Planning since October 2008. He joined the Company in 1976 and served most recently as Vice President, Planning and Business Development for our subsidiary, The Babcock & Wilcox Company, from October 2006 to September 2008 and Vice President, Business Development of The Babcock & Wilcox Company from March 2004 to October 2006. He also served as Vice President, Business Development for our subsidiary, J. Ray McDermott, S.A., from June 1998 to March 2004 and as Vice President, Planning and Business Development of McDermott International, Inc., from June 1993 to June 1998. His prior positions within the Company include Director of Corporate Business Planning & Analysis, Director of Corporate Development and Senior Analyst.

James C. Lewis, 53, has been our Vice President, Treasurer since March 2006. Previously, he was: Assistant Treasurer of McDermott from July 2003 to February 2006; Vice President, Structuring of Enron Corp., from

December 2001 to July 2003 and Vice President, Structuring of Enron Global Markets, LLC, a subsidiary of Enron Corp., from September 2000 to December 2001.

John T. Nesser, III, 60, has been our Executive Vice President and Chief Operating Officer of our subsidiary J. Ray McDermott, S.A. since October 2008. Previously, he served as our Executive Vice President, Chief Administrative and Legal Officer from January 2007 to September 2008; Executive Vice President and General Counsel from January 2006 to January 2007; Executive Vice President, General Counsel and Corporate Secretary from February 2001 to January 2006; Senior Vice President, General Counsel and Corporate Secretary from January 2000 to February 2001; Vice President and Associate General Counsel from June 1999 to January 2000; and Associate General Counsel from October 1998 to June 1999. Previously, he served as a managing partner of Nesser, King & LeBlanc, a New Orleans law firm, which he co-founded in 1985.

Michael S. Taff, 47, has been our Senior Vice President and Chief Financial Officer since April 2007. He served as our Vice President and Chief Accounting Officer from June 2005 to April 2007. Previously, Mr. Taff served as Vice President and Chief Financial Officer of HMT Inc., an engineering and construction company, from June 2004 to June 2005 and as Vice President and Corporate Controller of Philip Services Corporation, a provider of industrial, environmental, transportation and container services, from September 1994 to May 2004.

In addition, Bruce W. Wilkinson retired from McDermott during 2008. Mr. Wilkinson served as our Chief Executive Officer and Chairman of the Board from August 2000 to September 2008. He retired from McDermott on September 30, 2008.

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis, or CD&A, provides information relevant to understanding the 2008 compensation of our executive officers identified in the Summary Compensation Table on page 35, whom we refer to as our Named Executives. The following discussion also contains statements regarding future individual and company performance targets and goals. These targets and goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We caution investors not to apply these statements to other contexts.

Summary

The Compensation Committee seeks to design compensation programs for our Named Executives to promote company and shareholder goals. To be competitive, the Compensation Committee generally sets target compensation around the median compensation of officers in comparable positions in our market, which we describe below under “— Overview of Compensation Programs and Objectives — Defining our Market.” To drive performance, a majority of a Named Executive’s target compensation consists of equity-based and performance-based compensation components. We consider these components variable or “at-risk” because the value of the compensation earned is dependent on our stock price and/or actual performance relative to specific annual and long-term goals.

In 2008, variable compensation, consisting of our annual bonus and equity-based awards, represented, on average, approximately 83% of the value of a Named Executive’s target compensation (excluding Mr. Wilkinson, who retired in 2008). A portion of our Named Executives’ variable compensation consisted of restricted stock awards that are not tied to performance measures but which helped ensure that our equity-based awards address retention as well as performance. Otherwise, 100% of the 2008 target annual bonus and about 75% of the target equity-based compensation for our Named Executives were tied to the achievement of specific financial performance based on operating income and, in the case of the annual bonus, individual performance. The Compensation Committee believes that aligning a significant portion of a Named Executive’s compensation with short and longer-term operating income goals drives longer-term financial objectives that are expected to create shareholder value without encouraging executives to take unnecessary and excessive risks to achieve those objectives. Additionally, the Compensation Committee has begun to study “claw back” practices, with a view to implementing provisions that may permit us to recover cash and equity we pay or award to certain officers, including Named Executives, in the event of a material restatement of our financial results as a result of intentional misconduct.

Based on 2008 financial results and attainment of individual goals, the amounts paid to our Named Executives, including Mr. Wilkinson, under our annual bonus plan and as discretionary awards represented, on average, approximately 89% of the target amount of 2008 annual bonuses for Named Executives. On a consolidated basis, we earned approximately $570 million of operating income in 2008, outperforming the 2008 threshold goal of $511.5 million. The Babcock & Wilcox Company, or B&W, is our subsidiary under which our Power Generation Systems and Government Operations segments are organized. With operating income of over $450 million in 2008, B&W exceeded its 2008 maximum operating income goal of $320.0 million. J. Ray McDermott, S.A., or J. Ray, which is our subsidiary under which our Offshore Oil and Gas Construction segment is organized, earned approximately $140 million of operating income in 2008, underperforming its threshold operating income goal of $318.7 million. J. Ray’s 2008 operating income results significantly affected the payout of the 2008 annual bonus for our Named Executives and, because of the financial performance conditions associated with 2008 awards of performance shares, substantially decreased the potential overall value of the equity-based compensation delivered to our Named Executives in 2008. Despite J. Ray’s disappointing results in 2008, McDermott produced its second highest annual consolidated operating income in recent history.

Bruce W. Wilkinson, our former Chairman and Chief Executive Officer, retired on September 30, 2008. In addition, several of our officers were promoted during 2008 which impacted both the composition of our Named Executives and the amount of compensation paid to them. Effective October 1, 2008:

•	John A. Fees, an employee of nearly 30 years, was appointed our Chief Executive Officer and a member of the Board of Directors;

•	Brandon C. Bethards, an employee of 35 years, succeeded Mr. Fees at B&W as Interim Chief Executive Officer and, effective November 4, 2008, as B&W’s President and Chief Executive Officer; and

•	John T. Nesser, III, an employee of 10 years, was appointed Executive Vice President and Chief Operating Officer of J. Ray.

Overview of Compensation Programs and Objectives

Philosophy and Objectives.  Our compensation programs are based on our belief that our ability to attract, retain and motivate employees with the requisite skill and experience to develop, expand and execute sound business opportunities is essential to our success and the success of our shareholders. To that end, the Compensation Committee and its compensation consultant, Hewitt Associates LLC, or Hewitt, design and implement compensation programs with the participation of our management. These programs generally seek to:

•	incentivize executives through short- and long-term compensation opportunities that reward individual, company and, where applicable, segment performance;

•	create and increase shareholder value by:

•	utilizing equity-based compensation with multi-year vesting schedules to closely align the interests of our executives with those of our shareholders and encourage the retention of our executives; and

•	structuring compensation contingent on reaching performance goals intended to reward performance by executives over annual and longer-term time horizons and in a manner that we believe creates shareholder value;

•	manage fixed compensation costs through the use of performance and equity-based compensation; and

•	reward continuity of service and individual contributions.

Elements.  With these objectives in mind, the Compensation Committee approves annual compensation for Named Executives principally consisting of the following three compensation elements:

•	annual base salary;

•	annual bonus; and

•	equity-based awards.

Collectively, these elements make up what we refer to as the “total direct compensation” of a Named Executive.

Annual base salary provides a fixed level of compensation that helps attract and retain highly qualified executives. Annual bonus and equity-based awards are principally variable components of a Named Executive’s compensation where a substantial amount of the compensation is performance-based. Compensation earned under these performance-based elements depends on the achievement of specific financial and, in the case of the annual bonus, individual performance goals established by the Compensation Committee and designed to support our business strategies and generate shareholder value. The annual bonus is the short-term component of compensation generally designed to incentivize a Named Executive to achieve performance goals relative to the then-current fiscal year. Equity-based compensation generally provides incentives to achieve performance goals over a period of three or more years. As we discuss in more detail below, the Compensation Committee also administers several plans as part of our post-employment compensation arrangements designed to reward long-term service and performance.

Relationship of Elements.  When making decisions as to the elements of a Named Executive’s total direct compensation, the Compensation Committee considers the dollar value of annual bonus and equity-based compensation, but typically awards these elements as percentages of annual base salary. This is primarily because our market generally targets these elements on a percentage-of-salary basis. See “— Total Direct Compensation — Equity-Based Compensation — Analysis of 2008 Equity Grants” below for a discussion of how equity grants are valued. Additionally, the Compensation Committee generally considers the entire amount of total direct compensation that is targeted for each Named Executive and the total amount of target cash-based compensation (annual base salary and annual bonus) for a Named Executive relative to the median target compensation for comparable executives in our market. The Compensation Committee’s goal is to establish target compensation for each element it considers appropriate to support the compensation objectives that, when combined, create a target total direct compensation award for each Named Executive that is reasonable and competitive.

Target Compensation.  The Compensation Committee targets the elements of total direct compensation for our Named Executives at or near the 50th percentile of compensation of comparable positions in our market. The Compensation Committee does not strive for a specific percentile of our market with respect to actual pay, rather it seeks to provide a target level of compensation for each element that falls within a range that it considers reasonable to provide competitive compensation — generally plus or minus 15% of the median of our market. The Compensation Committee, however, may deviate from the median of the market to account for a Named Executive’s performance and experience, market practices and other factors or situations that are not typically captured by looking at standard market practices and that the Compensation Committee deems relevant to the appropriateness and competitiveness of a Named Executive’s compensation. Because some elements of total direct compensation are variable, our Named Executives are capable of earning compensation above or below the target range for similarly situated executives in our market.

Defining our Market — Benchmarking.  The Compensation Committee principally relies on “benchmarking” — reviewing the compensation of our Named Executives relative to the compensation paid to similarly situated executives at companies we consider to be our peers as well as industry-specific survey data — to identify the 50th percentile of compensation for each element. Performance goals used within elements of total direct compensation are designed for the principal purpose of supporting our strategic and financial goals and/or driving the creation of shareholder value, and, as a result, are not generally benchmarked. Benchmarking is an important, but not the only, tool that provides the Compensation Committee a point of reference to ensure that our target compensation is competitive among companies with whom we compete for business and executive talent.

The Compensation Committee requested Hewitt to conduct a market compensation analysis and provide advice regarding the three elements of total direct compensation for our elected officers, including the Named Executives. Using survey data from its proprietary compensation database and other publicly available data, Hewitt collected information from companies generally reflecting the size, scope and complexity of the business and executive talent at McDermott. To account for the size of our operations, Hewitt used regression analysis to adjust the market information based on revenue. To account for the diversity of geography and industry among our operations, Hewitt analyzed information from two principal groups, the J. Ray/Corporate Group and the Babcock & Wilcox Group. In this CD&A, unless the context indicates otherwise, our “market” means the J. Ray/Corporate Group discussed below.

•	J.Ray/Corporate Group. With assistance from our management, Hewitt compiled this group as the primary benchmark for our executives at our corporate and Offshore Oil and Gas Construction segments, both of which are headquartered in Houston, Texas. The group consists of 48 companies with operations in engineering, construction, government operations and/or energy. The median 2007 revenue of companies in this group was $4.8 billion. The component companies of this group include:

Alliant Techsystems Inc.
Ameron International Corp.
Anadarko Petroleum Corp.
Baker Hughes, Inc.
BJ Services Company
Cameron International, Inc.
Chesapeake Energy Corp.
Chicago Bridge & Iron Co.
Cooper Industries Ltd.
Curtiss-Wright Corporation
Devon Energy Corporation
Dover Corporation
Eaton Corporation
El Paso Corporation
EOG Resources, Inc.
ESCO Technologies, Inc.
Flowserve Corporation
FMC Technologies, Inc.
Foster Wheeler Ltd.
General Dynamics Corp.
Granite Construction, Inc.
Gulf Island Fabrication Inc.
Halliburton Company
Honeywell International, Inc.
Hubbell, Inc.
Illinois Tool Works Inc.
Ingersoll-Rand Co. Ltd.
ITT Corp.
Joy Global, Inc.
KBR Inc.
Lockheed Martin Corporation
Martin Marietta Materials, Inc.
Noble Corporation
Northrop Grumman Corporation
Parker-Hannifin Corporation
Pioneer Natural Resources Co.
Raytheon Company
Rockwell Collins, Inc.
Shaw Group, Inc.
Terex Corporation
Textron Inc.
Thomas & Betts Corporation
USG Corporation
Valmont Industries, Inc.
Vulcan Materials Company
Walter Industries, Inc.
Washington Group International Inc.
Williams Cos. Inc.

•	Babcock & Wilcox Group. With assistance from our management, Hewitt compiled this group as the primary benchmark for our executives at our Power Generation Systems and Government Operations segments. The group is a subset of the J.Ray/Corporate Group and consists of 33 engineering, construction and/or governments operations companies that are more specifically representative of our Power Generation Systems and Government Operations segments. The median 2007 revenue of companies in this group was $7.3 billion. The component companies within this group include:

Alliant Techsystems, Inc.
Ameron International Corp.
Chicago Bridge & Iron Co.
Cooper Industries Ltd.
Curtiss-Wright Corporation
Dover Corporation
Eaton Corporation
ESCO Technologies, Inc.
Flowserve Corporation
Foster Wheeler Ltd.
General Dynamics Corp.
Granite Construction, Inc.
Honeywell International, Inc.
Hubbell, Inc.
Illinois Tool Works Inc.
Ingersoll-Rand Co. Ltd.
ITT Corporation
Joy Global, Inc.
Lockheed Martin Corporation
Martin Marietta Materials, Inc.
Northrop Grumman Corp.
Parker-Hannifin Corporation
Raytheon Company
Rockwell Collins, Inc.
Shaw Group, Inc.
Terex Corporation
Textron, Inc.
Thomas & Betts Corporation
USG Corporation
Valmont Industries, Inc.
Vulcan Materials Co.
Walter Industries Inc.
Washington Group International Inc.

In addition, Hewitt supplements the market data with compensation information related to companies in a peer group identified by management and Hewitt in October 2007, which we refer to as the “Custom Peer Group.” The Custom Peer Group consists of nine similarly situated engineering and construction companies and is the same group we used in the performance graph included in our annual report on Form 10-K. For 2007, the median revenue of the companies in the Custom Peer Group was $5.5 billion. Compensation information for the Custom Peer Group companies was based on information reported by those companies in publicly available Securities and Exchange Commission filings. The information available was largely limited to the five highest paid positions at the company and generally based on 2006 compensation. As a result, the Compensation Committee relied on the J.Ray/Corporate Group and the Babcock & Wilcox Group as the primary benchmarks to define the market and determine 2008 target compensation for our elected officers, including the Named Executives.

For more information regarding the Compensation Committee’s consultant and the role of the consultant and executive management in executive compensation, see the discussion under “Corporate Governance — Board of Directors and Its Committees — Compensation Committee.”

Total Direct Compensation

2008 Overview.  Total direct compensation is built around our philosophy of targeting market median compensation with significant incentive components that reflect positive, as well as negative, company and individual performance. The chart below shows, for each element of total direct compensation, the target compensation the Compensation Committee sought to deliver to our Named Executives in 2008.

2008 McDermott Target Total Direct Compensation Summary

	Annual Base Salary	Annual Bonus	Equity
Named Executive	($)	(% of Salary)	(% of Salary)

J.A. Fees
CEO, McDermott International, Inc.	$750,000	100%	671%
CEO, The Babcock & Wilcox Company	$540,000	70%	285%
Composite*	$592,500	79%	671%
B.W. Wilkinson	$750,000	100%	0%
M.S. Taff	$440,000	55%	261%
B.C. Bethards
CEO, The Babcock & Wilcox Company	$526,200	70%	203%
President, B&W Power Generation Group, Inc.	$409,500	60%	160%
Composite*	$438,675	63%	203%
R.A. Deason	$540,000	70%	235%
J.T. Nesser, III
COO, J. Ray McDermott, S.A.	$500,000	70%	390%
CALO, MII	$500,000	65%	240%
Composite*	$500,000	66%	390%

*	The composite values shown for Messrs. Fees, Bethards and Nesser represent a composite target compensation of each person because each of these Named Executives held more than one position in 2008. The composite values reported under the “Annual Base Salary” and “Annual Bonus” columns reflect the prorated compensation targeted for each person under his current and former position. For a discussion of how the composite target annual bonus amounts were calculated, see the Grants of Plan-Based Awards table under “Compensation of Executive Officers” below and the disclosures under “Compensation of Executive Officers — Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” below. The composite values reported under the “Equity” column, however, represent the targeted amounts of equity awarded in 2008 as percentages of the respective annual base salaries of these executives as of October 1, 2008 under their current positions. See “— Annual Base Salary,” “— Annual Bonus” and “— Equity-Based Compensation” below for a detailed discussion of each element.

While we do not set a specific target allocation among the total direct compensation elements, the Compensation Committee believes that equity-based and performance-based compensation relate most directly to achievement of strategic and financial goals and to building shareholder value and, as a result, should represent a majority of the total direct compensation for a Named Executive. On average, about 83% of the 2008 target total direct compensation of our Named Executives (excluding Mr. Wilkinson) was attributable to target annual bonus and equity-based compensation. The remainder of a Named Executive’s target total direct compensation for 2008 was from annual base salary. On average, the 2008 mix of target total direct compensation elements for our Named Executives, excluding Mr. Wilkinson, was as follows:

2008 Named Executive Target Total Direct Compensation (Average)

Mr. Wilkinson, who had served as our Chairman and Chief Executive Officer since 2000, announced his intention to retire from McDermott in February 2008 and retired on September 30, 2008. As a result, he did not receive any equity award in 2008. Without any equity, only 50% of his 2008 target total direct compensation was attributable to “at-risk” incentive compensation. Because of his retirement, Mr. Wilkinson is uniquely situated compared to the other Named Executives with respect to compensation and, unless otherwise stated in this CD&A, the analysis provided for Named Executives as a group excludes Mr. Wilkinson.

Annual Base Salary

2008 Salaries.  Annual base salary is the fixed component of total direct compensation which the Compensation Committee reviews annually. Our Board of Directors reviews the base salaries of our elected officers at the request of the Compensation Committee. With respect to 2008 salaries, our Board of Directors approved the salaries of our elected officers, including our Named Executives, as approved by the Compensation Committee.

In January 2008, Hewitt provided the Compensation Committee with an analysis of total direct compensation for our elected officers, including for each Named Executive, indicating the median compensation targeted by compensation element for similarly situated executives in our market. Additionally, Hewitt presented the separate recommendations of Hewitt and our Chief Executive Officer as to 2008 base salaries and Hewitt’s market analysis of target cash compensation based on proposed annual salaries and bonus amounts. After reviewing the recommendations and market information, the Compensation Committee set 2008 base salaries for Messrs. Fees and Nesser at or within 4% above the median salaries of comparable positions in our market as indicated by their applicable benchmark. In January 2008, Mr. Fees and Mr. Deason were each serving as the Chief Executive Officer of one of our two principal operating subsidiaries. As a result of internal equity considerations, the Compensation Committee set the same base salary for Mr. Fees and Mr. Deason, although market data indicated that Mr. Deason’s salary was approximately 16% above the median — a result due to the use of different benchmarks for these positions. The Compensation Committee approved a base salary for Mr. Taff that was 10% higher than his prior salary, but was approximately 18% below the median salaries for chief financial officers in our market, having considered that Mr. Taff received an increase in compensation as a result of his then-recent promotion to Chief Financial Officer in 2007. The 2008 salary for Mr. Bethards, who at the time served as President of our subsidiary Babcock & Wilcox Power Generation Group, Inc., or B&W PGG, represented a 5% increase and was approximately 12% above the median salary for his position in our market. Mr. Wilkinson’s 2008 salary remained unchanged from 2007. As a result, his 2008 salary was about 32% below the median base salary indicated by the applicable benchmark.

The Compensation Committee asked Hewitt to provide further market compensation analysis for selected positions in connection with the October 1, 2008 promotions of Messrs. Fees, Bethards and Nesser. After reviewing the analysis and the separate recommendations of Hewitt and our Chief Executive Officer for each position, the Compensation Committee increased Mr. Bethards’ annual base salary to $526,200, which equaled the median salary for his position in our market. Based on Mr. Nesser’s skills and experience, as well as the change in responsibility from corporate and legal focus to an operations focus, and on consideration of survey data of our market and our Custom Peer Group, the Compensation Committee considered Mr. Nesser’s base salary competitive for his new position and his salary remained unchanged. Our Board of Directors set Mr. Fees’ base salary and other compensation at the time of his appointment. In setting Mr. Fees’ annual base salary as Chief Executive Officer, our Board of Directors considered a number of market practices and other factors regarding internal chief executive officer promotions highlighted by Hewitt, including the following:

•	that individual circumstances have produced a wide range of pay practices in the market;

•	the historical pay of our Chief Executive Officer;

•	that it is typical for new chief executive officer pay to trail the market for a short period; and

•	that although Mr. Fees serves as a director of our Board, he is not serving as Chairman.

As a result, our Board increased Mr. Fees’ base salary as Chief Executive Officer to match Mr. Wilkinson’s prior salary of $750,000, although this salary was approximately 32% below the median salary for chief executive officers in our market.

Annual Bonus

2008 Overview.  The Compensation Committee administers our short-term incentive compensation program under our Executive Incentive Compensation Plan, which we refer to as the EICP. For 2008, the Compensation Committee authorized separate discretionary bonus payments in addition to the amounts paid under the EICP. See “— Analysis of 2008 Discretionary Awards” below for more information regarding the discretionary payments.

The EICP is a cash bonus plan designed to motivate and reward our Named Executives and other key employees for their contributions to business goals and other factors that we believe drive our earnings and/or create shareholder value. The payment amount, if any, of an EICP award is determined based on: (1) the attainment of short-term financial goals; (2) the attainment of short-term individual goals; and (3) the exercise of the Compensation Committee’s discretionary authority. The EICP award is generally expressed as a percentage of the Named Executive’s annual base salary. For more information regarding the mechanics of the EICP and the 2008 award opportunities under the EICP, see the Grants of Plan-Based Awards table under “Compensation of Executive Officers” below and the disclosures under “Compensation of Executive Officers — Estimated Possible Payouts Under Non-Equity Incentive Plan Awards.” In 2008, the Compensation Committee requested that Hewitt assess our compensation programs with a specific focus on the EICP. Based on the input received from Hewitt following that review, the Compensation Committee determined that the overall structure of our EICP was competitive for purposes of providing 2008 annual bonus compensation.

The Compensation Committee considers financial goals to be more objective and to more directly influence the creation of shareholder value, as compared to individual goals and the exercise of the Compensation Committee’s discretion. As a result, the largest percentage of an EICP award is allocated to the attainment of financial goals. With respect to our 2008 EICP awards, up to 170% of a target award was attributable to financial performance relative to the specific goals, while up to 30% was attributable to a Named Executive’s individual goals. The Compensation Committee may decrease an EICP award in its discretion and the maximum EICP award a Named Executive can earn is 200% of his target EICP award.

The 2008 financial goals consisted of a mix of McDermott, B&W and J. Ray operating income. Generally, EICP financial goals are based (1) entirely on our consolidated operating income for McDermott officers; (2) entirely on applicable segment operating income for officers of B&W and J. Ray, other than segment chief executive officers; and (3) on a mix of our consolidated operating income and J. Ray or B&W operating income for segment chief executive officers. The mix of consolidated and segment operating income relative to the 170% that can be earned by a segment chief executive officer under an EICP award consists of approximately 70% segment and 30% consolidated operating income. The following charts illustrate the mix of consolidated and segment operating income goals for our 2008 EICP awards. See “— 2008 EICP Financial Goals” below for further analysis regarding our 2008 operating income goals.

2008 EICP Awards McDermott	2008 EICP Awards B&W/J. Ray CEO

2008 EICP Awards B&W/J. Ray Non-CEO

Following the October 1, 2008 promotions, the mix of McDermott, B&W and J. Ray financial goals changed for each of Messrs. Fees, Bethards and Nesser. As a result, each officer’s 2008 EICP consists of two of the above operating income goals, each prorated based on an October 1 transition date. For example, Mr. Fees’ 2008 target EICP was based on 75% of the goals for B&W/J. Ray CEO and 25% of the goals for McDermott.

In connection with setting the EICP award, the Compensation Committee establishes three levels of operating income performance for determining the threshold, target and maximum payout under the financial component of an EICP award. The threshold level represents the minimum amount of operating income that must be earned before any amount of compensation is paid under the financial component of an EICP award. Prior to 2008, the Compensation Committee believed that no amount should be paid under an EICP award for financial performance if operating income results are below 85% of the target level. Accordingly, it set the 2007 threshold level operating income goals at 85% of target. For 2008 EICP awards, the Compensation Committee set ambitious financial performance goals. As a result, the Compensation Committee changed the operating income goal at the threshold level from 85% to 75% of the target level to allow for a payout at performance levels that it expected would contribute to the creation of significant shareholder value.

2008 EICP Target Awards.  The Compensation Committee set the amount of target 2008 EICP awards for all Named Executives, including Mr. Wilkinson but excluding Mr. Taff, at or near the median annual incentive award targeted by our market for similarly situated executives. The Compensation Committee determined the median annual incentive award target for our market as a percentage of median annual base salary for our market (rather than the median dollar amount of the awards targeted by our market). With regard to Mr. Taff, after considering his 2007 promotion to Chief Financial Officer as discussed above under “— Annual Base Salary,” the Compensation Committee increased his 2008 target EICP award to 55% from 45% in 2007. As a percentage of annual base salary, Mr. Taff’s 2008 target EICP award was approximately 21% below the median target annual bonus (as a percentage of median annual base salary) for chief financial officers in our market. Otherwise, the 2008 EICP target awards, as a percentage of annual base salary, for our other Named Executives were all within 15% of the median target annual cash incentive awards (as a percentage of median annual base salary) for comparable positions indicated by our benchmarks. Mr. Fees’ target award as Chief Executive Officer was increased to match Mr. Wilkinson’s target award, which was approximately 10% below the median award for chief executive officers in our market. The 2008 EICP target awards were set as follows:

2008 Target EICP

Target EICP
Named Executive	(% of Annual Base Salary)

J.A. Fees — CEO, MII	100%
J.A. Fees — CEO, B&W	70%
B.W. Wilkinson	100%
M.S. Taff	55%
B.C. Bethards — CEO, B&W	70%
B.C. Bethards — Pres., B&W PGG	60%
R.A. Deason	70%
J.T. Nesser, III — COO, J. Ray	70%
J.T. Nesser, III — CALO, MII	65%

2008 EICP Financial Goals.  For the 2008 EICP awards, the Compensation Committee set financial goals based upon year-over-year increases in our consolidated and, where applicable, segment operating income. The Compensation Committee considers operating income an appropriate financial measure to use for this purpose, because it believes it is the primary driver of net income, which it expects to drive our stock price. In comparison to net income, operating income is more directly influenced by the revenues generated and costs incurred as a result of management action, and is more readily attributable to our operating segments.

The consolidated and segment operating income goals for the 2008 EICP awards were as follows:

	Threshold	Target	Maximum

The Babcock & Wilcox Company —
• Power Generation Systems Segment	$225.0 million	$300.0 million	$320.0 million
• Government Operations Segment
J. Ray McDermott —
• Offshore Oil & Gas Construction Segment	$318.7 million	$425.0 million	$451.0 million
McDermott International —
• Consolidated(1)	$511.5 million	$682.0 million	$750.0 million

(1)	Consolidated operating income levels equal the sum of the segment operating income less unallocated corporate operating expenses.

In determining the specific levels of operating income, the Compensation Committee believes that the target and maximum goals should be set at levels that, if achieved, are likely to produce reasonable and above-average value for shareholders, respectively, but that also have reasonable probabilities of achievement, relative to the payout, so as to provide a meaningful incentive to employees. The Compensation Committee set the 2008 target goal in February 2008 based on management’s internal estimates of 2008 operating income and set the 2008 maximum goal at a “stretch” operating income level for 2008. The Compensation Committee considered the attainment of the stretch goal to be significantly less probable than the target goal but, at twice the payout, it provided considerable additional incentive to encourage profitable growth. At the consolidated entity level, the target and maximum financial goals represented approximately 7% and 18% year-over-year increases from an adjusted 2007 consolidated operating income, respectively. Our 2007 GAAP operating income results were adjusted down by approximately $80 million for purposes of this comparison for one-time settlements on projects. As discussed under “— Annual Bonus — 2008 Overview” above, the operating income goals at the threshold levels were set at 75% of target.

2008 EICP Individual Goals.  As discussed above under “— 2008 Overview” above, collectively the individual goals represent 0-30% of each Named Executive’s EICP award. The individual goals and their respective weightings for our Named Executives’ 2008 EICP awards were set as follows:

For John A. Fees, as our Chief Executive Officer:

•	successfully execute transition plan developed with the Board of Directors (0-30%).

For John A. Fees, as Chief Executive Officer of B&W:

•	achieve specific levels of health, safety and environmental performance averages at our Power Generation Systems and Government Operations segments (0-10%);

•	implement identified strategic initiatives (0-10%); and

•	develop a strategic consolidation strategy for a specific business function at The Babcock & Wilcox Company (0-10%).

For Bruce W. Wilkinson:

•	achieve specific levels of company-wide health, safety and environmental performance averages (0-10%); and

•	receive a positive assessment by the Board of Directors regarding six performance categories selected by the Board of Directors (0-20%).

For Michael S. Taff:

•	assess and modify McDermott’s liquidity position as approved by the Chief Executive Officer/Finance Committee (0-10%);

•	define McDermott financial planning and analysis activities for 2008 (0-10%); and

•	develop a plan to mitigate defined benefit plan liabilities (0-10%).

For Brandon C. Bethards, as Chief Executive Officer of B&W:

•	effect a successful transition as the Chief Executive Officer of B&W (0-30%).

For Brandon C. Bethards, as President of Babcock & Wilcox Power Generation Group, Inc.:

•	achieve specific levels of health, safety and environmental performance averages for B&W PGG (0-10%);

•	develop a strategic plan for B&W PGG in North America (0-10%);

•	identify strategic international growth strategies for B&W PGG (0-5%); and

•	record specified amount of royalties and license fees (0-5%).

For Robert A. Deason:

•	achieve specific levels of health, safety and environmental performance averages at our Offshore Oil and Gas Construction segment (0-10%); and

•	commence implementing diversified strategies for our Offshore Oil and Gas Construction segment in connection with McDermott’s strategic five-year plan (0-20%).

For John T. Nesser, III, as our Chief Administrative and Legal Officer:

•	achieve specific levels of company-wide health, safety and environmental performance averages (0-10%);

•	design and prepare new strategic compensation program (0-10%); and

•	complete a targeted risk assessment (0-10%).

2008 Annual Bonus Payments.  The 2008 target and final EICP award amounts as well as the discretionary awards paid to each Named Executive are shown in the table below.

2008 EICP AND DISCRETIONARY AWARDS SUMMARY

Named	2008 EICP Target		2008 EICP Actual			2008 Discretionary	Total 2008 Annual
Executive	% of Salary	$ Amount	$ Amount		% of Salary	Award	Bonus Awards

J.A. Fees	79%	$471,000	$570,803	(1)	96%	$270,223	$841,026
B.W. Wilkinson	100%	$750,000	$323,550	(2)	43%	$0	$323,550
M.S. Taff	55%	$242,000	$141,207		32%	$110,000	$251,207
B.C. Bethards	63%	$276,360	$509,298	(1)	116%	$10,000	$519,298
R.A. Deason	70%	$378,000	$0	(3)	0%	$0	$0
J.T. Nesser, III	66%	$331,250	$136,122	(1)	27%	$100,000	$236,122

(1)	The 2008 EICP awards for Messrs. Fees, Bethards and Nesser represent composites of EICP awards earned under their respective current and former positions, as follows:

•	Mr. Fees’ award represents three-fourths of the award he earned as Chief Executive Officer of B&W and one-fourth of the award he earned as Chief Executive Officer of MII;

•	Mr. Bethards’ award represents three-fourths of the award he earned as President of B&W PGG and one-fourth of the award he earned as Chief Executive Officer of B&W; and

•	Mr. Nesser’s award represents three-fourths of the award he earned as Chief Administrative and Legal Officer of MII and one-fourth of the award he earned as Chief Operating Officer of J. Ray.

(2)	Under the terms of Mr. Wilkinson’s separation agreement, his 2008 EICP award was prorated based on the length of his employment during 2008. As a result, his total 2008 EICP award represents three-fourths of $431,400, the amount he would have earned for the full year based on the level of attainment of financial and individual goals.

(3)	As further discussed below, Mr. Deason declined any bonus payment for 2008.

Analysis of 2008 EICP Payments.  In February 2009, our Chief Executive Officer presented the Compensation Committee with an assessment regarding the financial and individual performance goals applicable to each of the Named Executives, together with his recommendation for each Named Executive’s 2008 EICP award.

Financial Component Payment:  Financial performance accounted for 85% of each Named Executive’s target 2008 EICP award or, depending on the performance achieved, 0-170% of the final EICP award amount. As discussed above, the financial goals consisted of consolidated and/or segment operating income goals with three performance levels that determined threshold, target and maximum payments. Operating income at the threshold level would produce a payout of 25% of the target EICP award attributable to financial goals. Operating income at the target and maximum levels would produce a payout of 100% and 200%, respectively, of the target EICP award attributable to financial goals. The percentage paid out between threshold and maximum is interpolated. No payment would be made under the financial component if the level of operating income earned was below the applicable threshold level.

The Compensation Committee considered our 2008 GAAP consolidated and segment operating income in light of the established operating income goals. McDermott earned approximately $570 million of consolidated operating income in 2008, which exceeded the threshold goal but not the target goal and resulted in a 51% payout on the financial component related to consolidated operating income goals. At least part of the financial component of the 2008 EICP award for all Named Executives (including Mr. Wilkinson) was based on consolidated operating income results. As a result, all six Named Executives earned 51% of that portion of the target financial component that was tied to consolidated operating income. B&W earned over $450 million of operating income, which exceeded its maximum level and resulted in a 200% payout on the financial component related to B&W operating income goals. The EICP award for each of Mr. Fees, particularly for the portion attributable to his service as Chief Executive Officer of B&W, and Mr. Bethards contain financial goals based on B&W stand-alone operating income results. As a result, Messrs. Fees and Bethards earned 200% of that portion of their respective target EICP award. Finally, J. Ray earned approximately $140 million of operating income, which amount was below the threshold level of operating income for J. Ray. Messrs. Deason and Nesser were the only Named Executives whose 2008 EICP awards were directly tied to J. Ray stand-alone operating income goals and, as a result, neither officer earned any payment as to that portion of their respective target EICP award. 25% of Mr. Deason’s target EICP award attributable to financial performance was based on consolidated operating income. As a result, he earned an EICP bonus of approximately $48,000. However, at his request, no payment was made to Mr. Deason under the EICP for 2008.

Individual Component Payment:  Individual performance accounted for 15% of each Named Executive’s target 2008 EICP award, or, depending on the level of individual and financial performance, 0-30% of the final EICP award amount. The Compensation Committee considered (1) the Governance Committee’s assessment of the individual performance of Messrs. Fees and Wilkinson and (2) Mr. Fees’ assessment of each other Named Executive’s individual performance. In addition to those assessments, the Compensation Committee applied the following three general principles to determine the amount to be paid for individual performance:

1)	If financial performance did not meet or exceed the threshold level, no amount would be earned for individual performance, even if the individual goals were achieved;

2)	No Named Executive could earn more than 15% of his target EICP for individual performance unless target financial performance was achieved; and

3)	If target financial performance was achieved, a Named Executive could earn up to 30% of his target EICP award based on individual performance.

Mr. Fees and Mr. Taff both achieved all of their individual goals. However, the portion of Mr. Fees’ award attributable to his service as McDermott’s Chief Executive Officer, and as to Mr. Taff, the Compensation Committee limited their respective individual components to 15% since the consolidated operating income results were below target performance levels. As to Mr. Fees’ individual component related to that portion of his EICP award received as Chief Executive Officer of B&W, the Compensation Committee approved the individual component of that portion at 30%. Messrs. Bethards, Nesser and Wilkinson met or exceeded their individual goals, except with respect to one of their goals, which in each case was only partially achieved. Mr. Nesser, as to that portion of this EICP award attributable to his service as McDermott’s Chief Administrative and Legal Officer, and Mr. Wilkinson, earned slightly less than the 15% target amount as a result of the consolidated operating income results, and Mr. Bethards earned slightly less than 30% for individual performance as to both of his EICP awards as a result of B&W’s operating income results. As a result of J. Ray’s operating income results, Mr. Nesser earned no payment on the individual component of his EICP award attributable to his service as Chief Operating Officer of J. Ray.

Analysis of 2008 Discretionary Awards.  The financial performance of J. Ray in 2008 negatively impacted the amount of EICP awards paid out to each Named Executive for 2008. The Compensation Committee believed that J. Ray’s results disproportionately impacted the EICP awards of Messrs. Fees, Bethards, Nesser and Taff. Specifically, the awards earned by Messrs. Fees and Nesser were both considerably lower than the awards they would have otherwise received in their former positions. To a lesser extent, Mr. Bethards’ EICP award was affected by J. Ray’s financials as a result of the consolidated operating income goal that became applicable to him on his appointment as Chief Executive Officer of B&W. In addition, Mr. Taff’s target EICP award was already 21% below market-median, as discussed above. However, as a result of J. Ray’s financial performance, Mr. Taff’s actual 2008 award was approximately 46% below market, which the Compensation Committee concluded was significantly beyond the reasonable range of competitive compensation. Finally, the Compensation Committee considered the below-market salary and bonus paid to Mr. Fees and the execution of his 100-day plan as McDermott’s Chief Executive Officer. As a result, the Compensation Committee authorized additional awards to these Named Executives in amounts it considered reasonable and appropriate under the circumstances to incentivize and reward them for their individual contribution to the overall performance of McDermott. No discretionary bonus was paid to Mr. Deason, as discussed above, or to Mr. Wilkinson, who retired in 2008.

Equity-Based Compensation

We believe that the interests of our shareholders are best served when a significant percentage of compensation is comprised of equity and other long-term incentives that appreciate in value contingent upon increases in the price of our common stock and other indicators that reflect improvements in business fundamentals. Therefore, the Compensation Committee includes equity and other long-term incentive awards as a significant part of a Named Executive’s total direct compensation.

Timing of Equity Grants.  Since 2005, the Compensation Committee has granted annual equity awards at its regularly scheduled committee meeting held in connection with our annual meeting of stockholders. To avoid timing equity grants ahead of the release of material nonpublic information, the Compensation Committee generally approves stock option and other equity awards effective as of the first day of the next open trading window, which is generally the third day following the filing of our annual report on Form 10-K or quarterly report on Form 10-Q with the Securities and Exchange Commission.

Analysis of 2008 Equity Grants.

Mix of 2008 Equity.  In 2006 and 2007, the Compensation Committee relied exclusively on performance shares to deliver equity-based compensation to Named Executives. These performance shares generally provided for vesting three years from the date of grant in an amount between 0% and 150% of the number of shares granted depending on the level of cumulative consolidated operating income achieved during 2006-2008, for the 2006 grants, and 2007-2009, for the 2007 grants. At the Compensation Committee’s request, Hewitt reviewed our long-term incentive program relative to the equity practices among the companies in our J.Ray/Corporate Group and our Custom Peer Group. Hewitt’s analysis showed that both groups use a mix of equity types but relied to a significant extent on time-based vesting awards such as restricted stock. Accordingly, Hewitt recommended that the Compensation Committee consider adding restricted stock for retention purposes and to remain competitive with our market. Having considered Hewitt’s analysis and in consideration that compensation through both our EICP awards and performance share awards is based on achieving operating income targets, the Compensation Committee concluded that using restricted stock as part of our equity-based compensation program was important for retention purposes. However, the Compensation Committee decided that a majority of equity-based compensation for senior executives, including Named Executives, should continue to be performance-based. As a result, the Compensation Committee approved the use of a mix of performance shares and restricted stock awards in 2008 along the following general guidelines:

•	elected officers (including our Named Executives): 75% performance shares and 25% restricted stock; and

•	all other participants: 50% performance shares and 50% restricted stock.

Similar to prior years, our 2008 performance shares are generally scheduled to vest three years from the date of grant in an amount between 0% and 150% of the number of shares granted, depending on the level of cumulative consolidated operating income achieved during 2008-2010. The shares of restricted stock we awarded in 2008 generally vest one-third on the first, second and third anniversary of the date of grant. For 2008, performance shares represented approximately 75% and restricted stock represented approximately 25% of our Named Executives’ equity-based compensation, except for Mr. Bethards. Restricted stock comprised approximately 54% of Mr. Bethards’ 2008 equity-based compensation due to a restricted stock grant made in connection with his promotion to Chief Executive Officer of B&W. That grant was made in November 2008, and, with one-third of the performance measurement period already completed, the Compensation Committee believed that restricted stock provided a greater incentive at that time than performance shares.

For more information regarding the 2008 performance share and restricted stock awards, see the Grants of Plan-Based Awards table under “Compensation of Executive Officers” below and disclosures under “Compensation of Executive Officers — Estimated Future Payouts Under Equity Incentive Plan Awards.”

Sizing Equity Awards.  The Compensation Committee generally determines the size of equity awards as a percentage of a Named Executive’s annual base salary, rather than granting a targeted number of shares. The Compensation Committee determined the amount of each Named Executive’s target equity-based compensation, as a percentage of his annual base salary, based on market data provided by Hewitt. Hewitt applied a discount to equity-based compensation data of our market in order to ensure proper comparison of awards with different terms and plan designs. The dollar value of the target equity award for each Named Executive was derived by multiplying the applicable percentage by the Named Executive’s 2008 base salary. Once the target value was established, the total number of performance shares and shares of restricted stock granted was determined by dividing the target value of equity in dollars by the discounted fair market value near the time of grant of one performance share or one share of restricted stock and rounding down to the nearest 10 shares. The value of one performance share or one share of restricted stock was determined by Hewitt and generally reflected a discount from the market price as quoted on the New York Stock Exchange as a result of the vesting conditions and limitations on transfer. For the annual equity awards granted in February 2008, the fair market value of our common stock as of the date the grants were calculated (based on the closing price of our common stock on the New York Stock Exchange on that date) was $47.10, compared to the discounted value of $34.65 for one performance share and $41.65 for one share of restricted stock.

Value of 2008 Equity Awards.  As a percentage of annual base salary, the equity-based awards granted to Mr. Taff were equal to the median equity value, as a percentage of annual base salary, of equity awards to chief financial officers indicated by our benchmark. The Compensation Committee set the value of Mr. Deason’s equity award at 235% of his base salary, which was approximately 11% above the median percentage value of his position based on the applicable benchmark, to make the dollar value of his award more comparable to his counterpart at B&W. Messrs. Fees, Bethards and Nesser received two equity awards in 2008, the first in connection with the annual grants made by the Compensation Committee in February 2008 and the second in connection with their respective promotions.

As a result of the second equity award, the total value of Mr. Fees’, Mr. Bethards’ and Mr. Nesser’s 2008 equity awards was approximately 49% above, 29% below and 86% above the median value of equity awards, as a percentage of annual base salary, for similar executives in our market, respectively. As a percentage of his annual base salary, Mr. Bethards’ first equity award was approximately 4% above the median value (as a percentage of annual base salary) of our market for his position. In determining the amount of Mr. Bethards’ second award, the Compensation Committee considered current market data provided by Hewitt, and granted him a second award that, in absolute numbers, was comparable to equity awards made to his counterpart at J. Ray. Based on market data provided by Hewitt in connection with Mr. Nesser’s promotion, the value of his February 2008 equity award was near the median value of equity awards (as a percentage of annual base salary) of comparable executives for both his new and former position. However, the Compensation Committee awarded Mr. Nesser additional equity-based awards in connection with his change of duties in 2008 to help drive and reward the achievement of long-term performance.

Mr. Fees’ second equity award was based on the median dollar value of equity awards for chief executive officers in our market rather than the median value as a percentage of annual base salary. Our Board considered the change in methodology for Mr. Fees’ award appropriate because Mr. Fees’ base salary was substantially below market median (as discussed under “— Annual Base Salaries” above). Our Board also considered the long-term nature of equity-based awards, which are principally designed to drive and reward long-term performance. At the time, the median value of equity-based awards to chief executive officers in our market as indicated by our benchmark was approximately $5,029,733, without regard to annual base salary. In February 2008, Mr. Fees had received an equity-based award valued at approximately $1,539,000. Accordingly, in August 2008 our Board approved an equity-based award for Mr. Fees of $3,490,733 in connection with his promotion to our Chief Executive Officer. That amount represented the difference between the median dollar value of chief executive officer equity awards in our market and the dollar value of Mr. Fees’ February 2008 award. As a result, in dollar amount, the value of Mr. Fees’ 2008 total equity award was equal to the median value of equity for chief executive officers in our market.

Performance Targets for 2008 Performance-Based Equity.  The 2008 performance shares vest between 0% and 150% of the amount of shares initially granted depending on the level of cumulative operating income obtained over the three-year period ending December 31, 2010. Cumulative operating income at the threshold level will result in vesting of 25% of the performance shares initially granted. 100% and 150% of the shares initially granted vest if our consolidated cumulative operating income over the three-year period reaches the target and maximum levels, respectively. The amount vesting for cumulative operating income between the threshold level and maximum level is determined by linear interpolation.

Based on information provided by management, the Compensation Committee set cumulative operating income at the target and maximum vesting levels at amounts that represent 6% and 10% year-over-year increases from the same adjusted 2007 operating income amounts used to set payouts under our 2008 annual bonus plan. The Compensation Committee determined to structure performance share vesting around the same baseline used in connection with the determination of our annual bonus, to complement and leverage consolidated operating income results that may be achieved as a result of our annual bonus awards. In addition, the Compensation Committee sought to encourage consistent and profitable growth while driving the creation of significant shareholder value. Finally, consistent with our 2006 and 2007 performance share awards, the Compensation Committee concluded that, based on the levels of the performance goals established, no performance shares should vest for cumulative operating income below 85% of the target level for the three-year measurement period.

Perquisites

Perquisites are not generally factored into the determination of the total direct compensation of our Named Executives, because they are typically provided to Named Executives on an exception basis after the Compensation Committee has reviewed the implications of a perquisite on McDermott.

We own a fractional interest in three aircraft through an aircraft management company, which we acquired and use for business purposes and which we make available to our Named Executives for limited personal use upon the approval of our Chief Executive Officer. When we permit the personal use of aircraft by a Named Executive, we have a choice regarding the amount of income tax imputed to the executive officer for that use. Under current Internal Revenue Service rules, we may impute to the executive officer the actual cost incurred by us for the flight or an amount based on Standard Industry Fare Level (“SIFL”) rates set by the U.S. Department of Transportation. Imputing income based on SIFL rates usually results in less income tax liability to the executive officer but higher income taxes to us due to limitations on deducting aircraft expenses that exceed the income imputed to employees. To minimize our cost of permitting the personal use of the aircraft, we impute income for personal use of aircraft to our Named Executives in an amount that results in the least amount of tax burden for McDermott.

We compute incremental cost for personal use of aircraft on the actual cost incurred by us for the flight, including:

•	the cost of fuel;

•	a usage charge equal to the hourly rate multiplied by the flight time;

•	“dead head” costs, if applicable, of flying empty aircraft to and from locations; and

•	the dollar amount of increased income taxes we incur as a result of disallowed deductions under IRS rules.

Since the aircraft are used primarily for business travel, incremental costs generally exclude fixed costs such as the purchase price of our interests in the aircraft, aircraft management fees, depreciation, maintenance and insurance. Our cost for flights using aircraft, whether business or personal, is not affected by the number of passengers. As a result, we do not assign any amount, other than the amount of any disallowed deduction, when computing incremental costs for the presence of guests accompanying a Named Executive on such flights. While we do not generally incur any additional cost, this travel may result in imputed income to the Named Executive and disallowed deductions on our income taxes. We will reimburse the Named Executive for the travel expenses of a guest accompanying a Named Executive, including the provision of a gross-up for any imputed income, when the presence of that guest is related to the underlying business purpose of the trip. We also provide our Named Executives with a tax gross-up for imputed income in connection with a relocation with McDermott or one of our affiliated companies. Otherwise, it is not our practice, and we do not intend, to provide any Named Executive with a tax gross-up for imputed income resulting from executive perquisites, including personal use of corporate aircraft.

Post-Employment Compensation

Retirement Plans

Overview.  We provide retirement benefits through a combination of qualified defined benefit pension plans, which we refer to as our “Retirement Plans,” and a qualified defined contribution 401(k) Plan, which we refer to as our “Thrift Plan,” for most of our regular employees, including our Named Executives. We sponsor the following four Retirement Plans:

•	the McDermott Retirement Plan for the benefit of the employees of McDermott Incorporated;

•	the JRM Retirement Plan for the benefit of the employees of our Offshore Oil and Gas Construction segment;

•	the Government Operations Retirement Plan for the benefit of the employees of our Government Operations segment; and

•	the Commercial Operations Retirement Plan for the benefit of the employees of our Power Generation Systems segment.

In addition to the broad-based qualified plans described above, we sponsor unfunded, nonqualified or excess retirement plans. The excess plans cover a small group of highly compensated employees, including our Named Executives, whose ultimate benefit under the applicable Retirement Plan is reduced by Internal Revenue Code Sections 415(b) and 401(a)(17) limits. Benefits under the excess plans are paid from our general assets. See the Pension Benefit table under “Compensation of Executive Officers” below for more information regarding our Retirement Plans.

Recent Changes to Retirement Plans.  Over the past several years, we have reassessed our retirement plans due to the volatility, cost and complexity associated with defined benefit plans and evolving employee preferences. As a result, we have taken steps to shift away from traditional defined benefit plans and toward a defined contribution approach. In 2003, we closed the JRM Retirement Plan to new participants and froze benefit accruals for existing participants. In lieu of future defined benefit plan accruals under the JRM Retirement Plan, we amended our Thrift Plan to provide affected employees with an automatic cash contribution to their Thrift Plan account equal to 3% of the employee’s base pay, plus overtime pay, expatriate pay and commissions, which we refer to collectively as “thriftable earnings.” Mr. Deason had not satisfied the JRM Retirement Plan eligibility requirements at the time that plan was closed to new participants. Therefore, he does not participate in a Retirement Plan or an excess plan. In 2006, we closed the McDermott, Commercial Operations and Government Operations Retirement Plans to new salaried participants and froze benefit accruals for existing salaried participants with less than five years of credited service as of March 31, 2006, subject to specific annual cost-of-living increases. In lieu of future defined benefit plan accruals under those plans, we further amended our Thrift Plan to provide an automatic cash contribution to the Thrift Plan accounts of affected employees and new hires in an amount between 3% and 8% of the employee’s thriftable earnings, based on their length of service. Mr. Taff was affected by these changes. Mr. Taff does not participate in a Retirement Plan or an Excess Plan because he had not met the McDermott Retirement Plan eligibility requirements at the time that plan was closed to new participants. In 2007, we offered salaried participants in the McDermott, Commercial Operations and Government Operations Retirement Plans with between five and 10 years of credited service as of January 1, 2007 the one-time irrevocable choice between (1) continuing to accrue future benefits under the Retirement Plan or (2) freezing their Retirement Plan accrued benefit as of March 31, 2007, subject to annual cost-of-living increases, and receiving an automatic service-based cash contribution to their Thrift Plan account instead. Based on years of service, Messrs. Wilkinson and Nesser were offered this choice. Mr. Wilkinson chose to have his McDermott Retirement Plan accrued benefit frozen. Therefore, his service after March 31, 2007 is not taken into account as credited service under a Retirement Plan. Mr. Nesser chose to continue to accrue future benefits under the McDermott Retirement Plan, and he continues to be credited with service under that plan.

Supplemental Plans.  In 2005, as part of our philosophy to move away from defined benefit plans, our management recommended that the Board of Directors and the Compensation Committee terminate our then existing defined benefit supplemental executive retirement plan. In its place, our Board of Directors and

Compensation Committee established a new supplemental executive retirement plan, which we refer to as the “SERP,” to help maintain the competitiveness of our post-employment compensation as compared to our market. The SERP is an unfunded, nonqualified plan that provides participants with benefits based upon the participant’s notional account balance at the time of retirement or termination. Annually, we credit a participant’s notional account with an amount equal to 5% of the participant’s prior base salary and annual bonus. The Compensation Committee has designated deemed mutual fund investments to serve as indices for the purpose of determining notional investment gains and losses to the participant’s account. Each participant allocates the annual notional contribution among the various deemed investments. SERP benefits are based on the participant’s vested notional account balance at the time of retirement or termination. Please see the Nonqualified Deferred Compensation table on page 47 and accompanying narrative for further information about the SERP and our contributions to our Named Executives’ accounts.

Employment and Severance Arrangements

Employment and Separation Agreements.  Except for change-in-control agreements and a separation agreement with Mr. Wilkinson, we do not currently have any employment or severance agreements with any of our Named Executives. In recent years, the Compensation Committee has determined that it may be appropriate in certain circumstances for us to enter into separation agreements with key officers. Under such agreements, the officer would be retained as a consultant for a limited period to assist us in the transition to a successor. In general, under these separation agreements, the officer receives a prorated EICP award for the year in which the separation agreement commences, continued vesting in equity awards at the normal vesting schedule for the duration of the consulting period and accelerated vesting of the unvested portion of the officer’s SERP account. In September 2008, we entered into such a separation agreement with Mr. Wilkinson. In addition, in October 2008, we entered into a separate consulting agreement with Mr. Wilkinson to provide our Board and management post-transition assistance with specific matters involving customers, investors, acquisition transactions and other matters. See the Potential Payments upon Termination or Change in Control table under “Compensation of Executive Officers” below for more information regarding Mr. Wilkinson’s agreements.

Change-in-Control Agreements.  In our experience, change-in-control agreements for Named Executives are common within our industry, and our Board and Compensation Committee believe that providing these agreements to our Named Executives protects shareholders’ interests by helping to assure management continuity and focus through and beyond a change in control. Accordingly, the Compensation Committee has offered change-in-control agreements to key senior executives, including Named Executives, since 2005. With the exception of our change-in-control agreement with Mr. Fees, our change-in-control agreements generally provide a severance payment of two times the sum of the Named Executive’s annual base salary and target EICP award and provide an additional tax gross-up in the event of any excise tax liability. Additionally, these agreements contain what is commonly referred to as a “double trigger,” that is, they provide benefits only upon an involuntary termination or constructive termination of the executive officer within one year following a change in control. In 2008, at the request of the Compensation Committee, Hewitt conducted a review of our change-in-control agreements relative to existing practices among companies in the J.Ray/Corporate Group and the Custom Peer Group and to emerging practices generally. Specifically, Hewitt considered change-in-control provisions relating to triggers, the definition and calculation of severance pay and treatment of payments for bonus, equity, medical and excise tax. Hewitt’s analysis indicated that our change-in-control agreements were generally consistent with practices in our market and in the Custom Peer Group, except with respect to calculating severance pay for chief executive officers and payments for medical benefits. Market practices generally calculated chief executive officer severance at 2.99 or 3.0 times the executive’s pay and provided an additional payment for medical benefits. Based on Hewitt’s analysis, the Compensation Committee revised our change-in-control agreements to include a payment for two years of medical benefits for each Named Executive and, for Mr. Fees’ agreement only, calculate severance pay at 2.99 times his annual base salary and target EICP award. No change was made in the 2008 change-in-control agreements regarding the provision for an excise tax gross-up payment. However, for any future change-in-control agreements we may enter into, we do not intend to provide for an excise tax gross-up payment. See the Potential Payments Upon Termination or Change in Control table under “Compensation of Executive Officers” below and the accompanying disclosures for more information regarding the change-in-control agreements with our Named Executives, as well as other plans and arrangements that have different trigger mechanisms that relate to a change in control.

Stock Ownership Guidelines

Overview.  To align the interests of directors, executive officers and shareholders, we believe our directors and executive officers should have a significant financial stake in McDermott. To further that goal, we adopted stock ownership guidelines, effective January 1, 2006, requiring generally that our nonmanagement directors and our officers maintain a minimum ownership interest in McDermott. The amount required to be retained varies depending on the executive’s position. The guidelines require our Chief Executive Officer to own and retain a minimum of 100,000 shares of our common stock and our other Named Executives to own and retain at least 35,000 shares. The guidelines require nonmanagement directors to own and retain a minimum of 6,000 shares of our common stock.

Directors and officers have five years from the effective date of the stock ownership guidelines or their initial election as a director/officer, whichever is later, to comply with the guidelines. The Compensation Committee has discretion to waive or modify the stock ownership guidelines for directors and officers.

Compliance.  We assess our Named Executives’ compliance with these guidelines annually. When calculating stock ownership for purposes of these guidelines, we do not include any stock options, even if vested but unexercised. All of our Named Executives are in compliance with these guidelines. Additionally, we have considered these guidelines and believe that the minimum levels continue to be appropriate for our officers and directors at this time.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed the Compensation Discussion and Analysis with McDermott’s management and, based on our review and discussions, we recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

Thomas C. Schievelbein, Chairman
Roger A. Brown
Oliver D. Kingsley, Jr.

COMPENSATION OF EXECUTIVE OFFICERS

The following table summarizes compensation of our current and former Chief Executive Officer, our Chief Financial Officer and our three highest paid executive officers who did not serve as our CEO and CFO during 2008, for the fiscal years ended December 31, 2006, December 31, 2007 and December 31, 2008. We refer to these persons as our Named Executives. No compensation information for Mr. Taff is provided for 2006 because he became a Named Executive in 2007. No compensation information for Mr. Bethards is provided for 2006 or 2007 because he became a Named Executive in 2008.

Summary Compensation Table

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and Principal Position	Year	Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total

J.A. Fees	2008	$592,500	$270,223	$2,013,812	$53,131	$570,803	$143,028	$148,310	$3,791,807
Chief Executive Officer	2007	$515,000	$0	$1,685,149	$169,616	$702,975	$333,153	$57,679	$3,463,572
	2006	$460,000	$0	$722,379	$262,030	$568,100	$367,828	$56,307	$2,436,644

B.W. Wilkinson	2008	$562,500	$0	$2,299,144	$122,340	$323,550	$69,867	$2,259,830	$5,637,231
Former Chairman &	2007	$750,000	$0	$2,472,448	$392,293	$1,462,500	$107,004	$105,050	$5,289,295
Chief Executive Officer	2006	$750,000	$0	$1,694,958	$620,566	$1,140,000	$158,853	$116,687	$4,481,064

M.S. Taff	2008	$440,000	$110,000	$914,569	$30,220	$141,207	N/A	$45,757	$1,681,753
Senior Vice President &	2007	$374,999	$0	$648,095	$69,458	$387,563	N/A	$34,211	$1,514,326
Chief Financial Officer	2006	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

B.C. Bethards	2008	$438,675	$10,000	$842,624	$0	$509,298	$158,014	$54,831	$2,013,442
President & Chief	2007	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Executive Officer, The Babcock & Wilcox Company	2006	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

R.A. Deason	2008	$540,000	$0	$1,456,797	$47,766	$0	N/A	$117,077	$2,161,640
President & Chief Executive	2007	$485,000	$0	$1,236,539	$152,977	$679,000	N/A	$59,375	$2,612,891
Officer, J. Ray McDermott	2006	$440,000	$0	$478,188	$247,814	$543,400	N/A	$55,751	$1,765,153

J.T. Nesser, III	2008	$500,000	$100,000	$1,295,766	$37,115	$136,122	$104,864	$74,933	$2,248,800
Executive Vice President &	2007	$475,013	$0	$1,011,166	$120,551	$602,079	$95,660	$46,078	$2,350,547
Chief Operating Officer, J. Ray McDermott	2006	$385,000	$0	$594,535	$196,653	$423,500	$55,341	$42,818	$1,697,847

Bonus.  The amounts reported in the “Bonus” column are attributable to discretionary bonus awards earned in 2008 but paid in 2009. For more information regarding discretionary bonuses, see “Compensation Discussion and Analysis — Annual Bonus — Analysis of 2008 Discretionary Awards” above.

Stock and Option Awards.  The amounts reported in the “Stock Awards” and “Option Awards” columns represent the associated dollar amounts we recognized in the applicable year for financial statement reporting purposes under SFAS No. 123R. Under SFAS No. 123R, the fair value of equity-classified awards, such as restricted stock, performance shares and stock options, is determined on the date of grant and is not remeasured. Grant date fair values are determined using the closing price of our common stock on the date of grant, for restricted stock and performance shares, or an option-pricing model, for stock options. We use the Black-Scholes option-pricing model for measuring the fair value of stock options granted. The determination of the fair value of an award on the date of grant using an option-pricing model requires various assumptions, such as the expected life of the award and stock price volatility. For a discussion of the valuation assumptions, see Note 10 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2008. For liability-classified awards, such as cash-settled deferred stock units, fair values are determined based on the closing price of our common stock on the grant date and are remeasured based on the closing price of our common stock at the end of each reporting period through the date of settlement. See the “Grants of Plan-Based Awards” table for more information regarding the stock awards we granted in 2008.

Non-Equity Incentive Plan Compensation.  The amounts reported in the “Non-Equity Incentive Plan Compensation” column are attributable to the EICP awards earned in fiscal years 2006, 2007 and 2008, but paid in 2007, 2008 and 2009, respectively.

Change in Pension Value and Nonqualified Deferred Compensation Earnings.  The amounts reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column represent the changes in actuarial present values of the accumulated benefits under defined benefit plans: at December 31, 2006, as compared to December 31, 2005, for fiscal year 2006; at December 31, 2007, as compared to December 31, 2006, for fiscal year 2007; and at December 31, 2008, as compared to December 31, 2007, for fiscal year 2008.

All Other Compensation.  The amounts reported for 2008 in the “All Other Compensation” column are attributable to the following:

All Other Compensation

			Service-Based
	SERP	Thrift	Thrift	Tax
	Contribution	Match	Contribution	Gross-Ups	Perquisites	Other

J.A. Fees	$54,155	$10,601	—	$15,280	$68,274	—
B.W. Wilkinson	$94,500	$4,688	$9,200	—	—	$2,151,442
M.S. Taff	$31,125	$6,902	$6,904	$826	—	—
B.C. Bethards	$31,042	$4,603	—	$1,020	$18,166	—
R.A. Deason	$51,400	$4,691	—	$25,220	$35,766	—
J.T. Nesser, III	$44,926	$6,629	—	$8,213	$15,165	—

Thrift Match and Service-Based Thrift Contribution.  For information regarding our Thrift Plan matching contributions and service-based Thrift Plan contributions, see “Compensation Discussion and Analysis — Postemployment Compensation — Retirement Plans” above.

Tax Gross-Ups.  The tax gross-ups reported for 2008 under “All Other Compensation” are attributable to the following:

•	Mr. Fees: Mr. Fees received tax gross-ups of $14,587 associated with income imputed to him as a result of his relocation from Virginia to Texas, following his appointment as Chief Executive Officer of McDermott. In addition, Mr. Fees received a tax gross-up of $693 attributable to income imputed to him as a result of his spouse accompanying him on business travel.

•	Mr. Taff: Mr. Taff received a tax gross-up associated with income imputed to him as a result of his spouse accompanying him on business travel.

•	Mr. Bethards: Mr. Bethards received tax gross-ups associated with income imputed to him as a result of his relocation from Ohio to Virginia, following his appointment as Chief Executive Officer of The Babcock & Wilcox Company.

•	Mr. Deason: Mr. Deason received tax gross-ups associated with income imputed to him as a result of his spouse accompanying him on business travel.

•	Mr. Nesser: Mr. Nesser received tax gross-ups associated with income imputed to him as a result of his spouse accompanying him on business travel.

Perquisites.  Perquisites and other personal benefits received by a Named Executive are not included if their aggregate value does not exceed $10,000. For Messrs. Fees, Bethards and Deason, the values of the perquisites and other personal benefits reported for 2008 are as follows:

•	Mr. Fees: $60,475 is attributable to the costs of providing him relocation assistance in connection with his move from Virginia to Texas. The remainder is attributable to the cost of a club membership and the costs resulting from his spouse accompanying him on business travel.

•	Mr. Bethards: $17,070 is attributable to the costs of providing him relocation assistance in connection with his move from Ohio to Virginia. The remainder is attributable to the costs resulting from his spouse accompanying him on business travel.

•	Mr. Deason: This amount is attributable to the costs resulting from his spouse accompanying him on business travel.

•	Mr. Nesser: This amount is attributable to the costs resulting from his spouse accompanying him on business travel.

Other.  The amounts reported for Mr. Wilkinson include $57,692 of accrued but unused vacation and $2,093,750 paid by us for consulting services pursuant to a Consultancy Agreement. For more information regarding Mr. Wilkinson’s Consultancy Agreement, see “Potential Payments Upon Termination or Change in Control” below.

Grants of Plan-Based Awards

The following Grants of Plan-Based Awards table provides additional information about stock awards and equity and non-equity incentive plan awards granted to our Named Executives during the year ended December 31, 2008.

									All Other	All Other
									Stock	Option		Grant
									Awards:	Awards:	Exercise	Date Fair
			Estimated Possible Payouts Under			Estimated Future Payouts Under			Number of	Number of	or Base	Value of
		Committee	Non-Equity Incentive Plan Awards			Equity Incentive Plan Awards			Shares of	Securities	Price of	Stock and
	Grant	Action				Threshold	Target	Maximum	Stock	Underlying	Option	Option
Name	Date	Date	Threshold	Target	Maximum	(#)	(#)	(#)	or Units	Options	Awards	Awards

J.A. Fees	02/25/08	02/25/08	$100,088	$471,000	$942,000	8,327	33,310	49,965	—	—	—	$1,753,772
	03/03/08	02/25/08				—	—	—	9,240	—	—	$486,486
	03/03/08	02/25/08				36,135	144,540	216,810	—	—	—	$3,597,601
	10/01/08	09/03/08				—	—	—	40,080	—	—	$997,591
	10/01/08	09/03/08
B.W. Wilkinson	02/25/08	02/25/08	$159,375	$750,000	$1,500,000
M.S. Taff	02/25/08	02/25/08	$51,425	$242,000	$484,000	6,215	24,860	37,290	—	—	—	$1,308,879
	03/03/08	02/25/08				—	—	—	6,890	—	—	$362,759
	03/03/08	02/25/08
B.C. Bethards	02/25/08	02/25/08	$58,727	$276,360	$552,720	3,545	14,180	21,270	—	—	—	$746,577
	03/03/08	02/25/08				—	—	—	3,930	—	—	$206,915
	03/03/08	02/25/08				—	—	—	26,000	—	—	$254,020
	11/10/08	11/03/08
R.A. Deason	02/25/08	02/25/08	$80,325	$378,000	$756,000	6,867	27,470	41,205	—	—	—	$1,446,296
	03/03/08	02/25/08				—	—	—	7,620	—	—	$401,193
	03/03/08	02/25/08
J.T. Nesser, III	02/25/08	02/25/08	$70,391	$331,250	$662,500	6,492	25,970	38,955	—	—	—	$1,367,321
	03/03/08	02/25/08				—	—	—	7,200	—	—	$379,080
	03/03/08	02/25/08				5,232	20,930	31,395	—	—	—	$744,062
	08/14/08	08/07/08				—	—	—	5,810	—	—	$206,546
	08/14/08	08/07/08

Estimated Possible Payouts Under Non-Equity Incentive Plan Awards

Our Compensation Committee administers the Executive Incentive Compensation Plan, a cash bonus incentive program, which we refer to as the EICP. The payment amount, if any, of an EICP award is determined based on: (1) the attainment of short-term financial goals; (2) the attainment of short-term individual goals; and (3) the exercise of the Compensation Committee’s discretionary authority. Each year, our Compensation Committee establishes financial goals and, with respect to our Chief Executive Officer, individual goals. Our Chief Executive Officer establishes individual goals for the other Named Executives.

The financial goals contain threshold, target and maximum performance levels which, if achieved, result in payments of 25%, 100% and 200% of the financial component, respectively. If the threshold financial goal is not achieved, no amount is paid on an EICP award under the financial component. For purposes of evaluating McDermott’s performance under the financial performance component, our Compensation Committee may adjust our results prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) for unusual, nonrecurring or other items in the Committee’s discretion. Payment is made on an EICP award under the individual component based on the attainment of the Named Executive’s individual goals as determined and evaluated by our Chief Executive Officer. In addition, our Compensation Committee may increase or decrease an EICP award in its discretion. The maximum EICP award a Named Executive can earn is 200% of his target EICP award.

The amounts shown reflect grants of 2008 EICP awards. In February 2008, our Compensation Committee established target EICP awards, expressed as a percentage of the Named Executive’s 2008 base salary. The amount shown in the “target” column represents the value of the target EICP award determined by multiplying the target percentage established for each Named Executive by the Named Executive’s 2008 base salary. For 2008, the target percentage of each Named Executive was as follows: 79% for Mr. Fees, 100% for Mr. Wilkinson, 55% for Mr. Taff, 63% for Mr. Bethards, 70% for Mr. Deason and 66% for Mr. Nesser. Effective October 1, 2008, Messrs. Fees, Bethards and Nesser were promoted to new positions within our organization. As a result, their respective target EICP awards represent composites of their respective EICP target awards under their former and current positions, prorated based on the length of service in each position during 2008. Based upon this formula, Mr. Fees’ 2008 EICP target amount represents the combined prorated target award of his EICP target as President and Chief Executive Officer of The Babcock & Wilcox Company (three-fourths of 70% of $540,000) and as Chief Executive Officer of McDermott (one-fourth of 100% of $750,000). Mr. Bethard’s 2008 EICP target amount represents the combined prorated target award of his EICP target as President of Babcock & Wilcox Power Generation Group, Inc. (three-fourths of 60% of $409,500) and as President and Chief Executive Officer of The Babcock & Wilcox Company (one-fourth of 70% of $526,200). Mr. Nesser’s 2008 EICP target amount represents the combined prorated target award of his EICP target as Executive Vice President, Chief Administrative and Legal Officer of McDermott (three-fourths of 65% of $500,000) and Executive Vice President and Chief Operating Officer of J. Ray McDermott, S.A. (one-fourth of 70% of $500,000). The amount shown in the “maximum” column represents the maximum amount payable under the EICP, which is 200% of the target amount shown. The amount shown in the “threshold” column represents the amount payable under the EICP assuming the threshold level of the financial goals, but no individual goal, is attained and our Compensation Committee did not exercise any discretion over the EICP award. The financial goal represents 85% of the target EICP award. Attaining only the threshold level, or 25%, of the financial goal results in an EICP payment of 21.25% of the target EICP award. See “Compensation Discussion and Analysis — Annual Bonus” on page 23 for more information about the 2008 EICP awards and performance goals.

On September 30, 2008, Mr. Wilkinson entered into a Separation Agreement. Under the terms of that agreement, Mr. Wilkinson is only entitled to receive a prorated EICP award based on his 2008 employment. As a result, his threshold, target and maximum award are three fourths of the amounts show in the table. See “Potential Payments Upon Termination or Change in Control” below for more information regarding Mr. Wilkinson’s Separation Agreement.

Estimated Future Payouts Under Equity Incentive Plan Awards

The amounts shown reflect grants of Performance Shares under our 2001 D&O Plan. Each grant represents a right to receive one share of McDermott common stock for each vested performance share. The amount of performance shares that vest, if any, will be determined on the third anniversary of the date of grant based on our cumulative operating income between January 1, 2008 and December 31, 2010. For purposes of evaluating McDermott’s cumulative operating income, our Compensation Committee may adjust our results prepared in accordance with GAAP for unusual, non-recurring or other items in the Committee’s discretion. The amounts shown in the “target” column represent the number of performance shares granted, which will vest under each grant if the target level of cumulative operating income is attained. The amounts shown in the “maximum” column represent the number of performance shares that will vest under each grant, which is 150% of the amount granted, if the maximum level of cumulative operating income is attained. The amounts shown in the “threshold” column represent the number of performance shares that will vest under each grant, which is 25% of the amount granted, if the minimum level of cumulative operating income is attained. No amount of performance shares will vest if the cumulative operating income achieved is less than the minimum performance level. See “Compensation Discussion and Analysis — Equity-Based Compensation” on page 29 for more information regarding the 2008 Performance Shares and threshold, target and maximum operating income performance levels.

All Other Stock Awards

The amounts shown reflect grants of Restricted Stock under our 2001 D&O Plan. The shares of Restricted Stock will generally vest in one-third increments on the first, second and third anniversaries of the date of grant. Upon vesting, the shares of Restricted Stock are released and the restrictions on the stock are removed. See “Compensation Discussion and Analysis — Equity-Based Compensation” on page 29 for more information regarding the 2008 Restricted Stock.

Grant Date Fair Value of Stock and Option Awards

The amounts included in the “Grant Date Fair Value of Stock and Option Awards” column represent the full grant date fair values of the equity awards computed in accordance with SFAS No. 123R. Under SFAS No. 123R, the fair value of equity awards, such as performance shares, is determined on the date of grant and is not remeasured. Grant date fair values are determined using the closing price of our common stock on the date of grant. For more information regarding the compensation expense related to 2008 performance shares and other awards, see Note 10 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2008.

Outstanding Equity Awards at Fiscal Year-End

The following Outstanding Equity Awards at Fiscal Year-End table summarizes the equity awards we have made to our Named Executives which were outstanding as of December 31, 2008.

	Option Awards					Stock Awards
								Equity	Equity
			Equity					Incentive	Incentive
			Incentive					Plan Awards:	Plan Awards:
			Plan Awards:					Number of	Market or
	Number of	Number of	Number of			Number of		Unearned	Payout Value
	Securities	Securities	Securities			Shares or		Shares, Units	of Unearned
	Underlying	Underlying	Underlying			Units of	Market Value of	or Other	Shares, Units
	Unexercised	Unexercised	Unexercised	Option	Option	Stock that	Shares or Units of	Rights that	or Other
	Options	Options	Unearned	Exercise	Expiration	have not	Stock that have	have not	Rights that
Name	Exercisable	Unexercisable	Options	Price	Date	Vested	not Vested	Vested	have not Vested
J.A. Fees	—	—	—	—	—	58,500	$577,980.00
						36,000	$355,680.00
						9,240	$91,291.20
						40,080	$395,990.40
						18,300	$180,804.00
								42,400	$418,912.00
								8,327	$82,270.76
								36,135	$357,013.80
B.W. Wilkinson	—	—	—	—	—	90,000	$889,200.00
						42,132	$416,264.16
								56,000	$553,280.00
M.S. Taff	23,000	—	—	$7.1933	06/08/15
						24,750	$244,530.00
						6,890	$68,073.20
						9,000	$88,920.00
								22,000	$217,360.00
								6,215	$61,404.20
B.C. Bethards	—	—	—	—	—	22,500	$222,300.00
						3,930	$38,828.40
						26,000	$256,880.00
								29,600	$292,448.00
								3,545	$35,024.60
R.A. Deason	30,540	—	—	$6.7267	05/12/15
						54,000	$533,520.00
						7,620	$75,285.60
						16,452	$162,545.76
								36,800	$363,584.00
								6,867	$67,845.96
J.T. Nesser, III	—	—	—	—	—	40,500	$400,140.00
						7,200	$71,136.00
						5,810	$57,402.80
						12,780	$126,266.40
								35,000	$345,800.00
								6,492	$64,140.96
								5,232	$51,692.16

Option Awards.  Information presented in the “Option Awards” columns relates to options to purchase shares of our common stock held by our Named Executives as of December 31, 2008. All options were granted ten years prior to the option expiration date reported and vest in three equal installments on the first, second and third anniversaries of the grant date. All options held by our Named Executives are fully vested. As of December 31, 2008, we had not granted any options to our Named Executives since 2005.

Stock Awards.  Information presented in the Stock Awards columns relates to awards of restricted stock, deferred stock units and performance shares held by our Named Executives as of December 31, 2008. The awards reported in the “Equity Incentive Plan Awards” columns consist entirely of performance shares. Performance shares where the performance conditions have been satisfied, restricted stock and deferred stock units are reported in the “Number of Shares or Units of Stock that have not Vested” column.

Restricted Stock.  Shares of restricted stock will vest in one-third increments on the first, second and third anniversaries of the date of grant. The market value of restricted stock reported in the Stock Awards column is based on the closing price of our common stock as of December 31, 2008 ($9.88), as reported on the New York Stock Exchange. The shares reported in the Stock Awards column attributable to restricted stock are as follows:

Restricted Stock Awards

	Number of
	Unvested Shares of
Name	Restricted Stock	Vesting Date

J.A. Fees	9,240	3,080 shares vest each year on March 3, 2009, 2010 and 2011
	40,080	13,360 shares vest each year on Oct. 1, 2009, 2010 and 2011
B.W. Wilkinson	—	—
M.S. Taff	6,890	2,296 shares vest on March 3, 2009; 2,297 shares vest on March 3, 2010; 2,296 shares vest on March 3, 2011
B.C. Bethards	3,930	1,310 shares vest each year on March 3, 2009, 2010 and 2011
	26,000	8,667 shares vest on Nov. 10, 2009; 8,666 shares vest on Nov. 10, 2010; 8,667 shares vest on Nov. 10, 2011
R.A. Deason	7,620	2,540 shares vest each year on March 3, 2009, 2010 and 2011
J.T. Nesser, III	7,200	2,400 shares vest each year on March 3, 2009, 2010 and 2011
	5,810	1,937 shares vest on Aug. 14, 2009; 1,936 shares vest on Aug. 14, 2010; 1,937 shares vest on Aug. 14, 2011

Deferred Stock Units.  Deferred stock units are settled in cash in an amount equal to the number of vested units multiplied by the average of the highest and lowest price of our common stock on the date of vesting. Deferred stock units vest in five equal installments on each anniversary of the date of grant. The market value of deferred stock units reported in the Stock Awards column is based on the closing price of our common stock as of December 31, 2008 ($9.88), as reported on the New York Stock Exchange. The amounts of Stock Awards reported in the Stock Awards column attributable to deferred stock units are as follows:

Deferred Stock Units

	Number of
	Unvested Deferred
Name	Stock Units	Vesting Date

J.A. Fees	18,300	9,150 units vest each year on May 12, 2009 and 2010
B.W. Wilkinson	42,132	21,066 units vest each year on May 12, 2009 and 2010
M.S. Taff	9,000	4,500 units vest each year on May 12, 2009 and 2010
B.C. Bethards	—	—
R.A. Deason	16,452	8,226 units vest each year on May 12, 2009 and 2010
J.T. Nesser III	12,780	6,390 units vest each year on May 12, 2009 and 2010

Performance Shares.  Performance share awards represent the right to receive one share of our common stock for each performance share that becomes vested on the third anniversary of the date of grant. The number of performance shares that vest depends on the attainment of specified performance levels. The number and value reported under the Stock Awards column for the 2006 performance shares are based on attaining the maximum performance level, or 150% of the performance shares granted. The number and value reported under the Stock Awards column for the 2007 performance shares are based on attaining the target performance level, or 100% of the performance shares granted. The number and value reported under the Stock Awards column for the 2008 performance shares are based on attaining the threshold performance level, or 25% of the performance shares granted. See the “Grants of Plan-Based Awards” table for more information about performance shares. The amount and vesting of performance shares reported in the Stock Awards column are as follows:

Performance Shares

		Number of
	Performance Share	Unvested
Name	Grant Year	Performance Shares	Vesting Date

J.A. Fees	2006	58,500	05/08/09
		36,000	11/07/09
	2007	42,400	05/10/10
	2008	8,327	03/03/11
		36,135	10/01/11
B.W. Wilkinson	2006	90,000	05/08/09
	2007	56,000	05/10/10
M.S. Taff	2006	24,750	05/08/09
	2007	22,000	05/10/10
	2008	6,215	03/03/11
B.C. Bethards	2006	22,500	05/08/09
	2007	29,600	05/10/10
	2008	3,545	03/03/11
R.A. Deason	2006	54,000	05/08/09
	2007	36,800	05/10/10
	2008	6,867	03/03/11
J.T. Nesser, III	2006	40,500	05/08/09
	2007	35,000	05/10/10
	2008	6,492	03/03/11
		5,232	08/14/11

Option Exercises and Stock Vested

The following Option Exercises and Stock Vested table provides additional information about the value realized by our Named Executives on exercises of option awards and vesting of stock awards during the year ended December 31, 2008.

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares
	Acquired	Value Realized	Acquired	Value Realized
Name	on Exercise	on Exercise	on Vesting	on Vesting

J.A. Fees	76,605	$3,841,524.01	9,150	$486,276.75
B.W. Wilkinson	812,760	$32,032,855.06	103,266	$5,878,110.57
M.S. Taff	22,000	$1,186,303.23	4,500	$295,571.25
B.C. Bethards	4,120	$172,311.60	0	N/A
R.A. Deason	0	N/A	83,226	$4,778,920.77
J.T. Nesser, III	186,390	$9,483,852.09	34,590	$1,972,094.55

Option Awards.  Each stock option exercise reported in the Option Exercises and Stock Vested table was effected as a simultaneous exercise and sale, with the exception of one stock option exercise and hold (representing 174,560 shares) by Mr. Wilkinson. For simultaneous exercise and sales, the value realized on exercise was calculated based on the difference between the exercise prices of the stock options and the prices at which the shares were sold. For the exercise of options for 174,560 shares by Mr. Wilkinson, the value realized on exercise was calculated based on the difference between the exercise price of the stock options and the average of the highest and lowest price of our common stock on the date of exercise. Three of the exercises of Mr. Fees (representing 12,000 shares) and all of the stock option exercises of Mr.  Wilkinson that were effected through simultaneous exercise and sale were made pursuant to a 10b5-1 trading plan.

Stock Awards.  For each Named Executive, the number of shares acquired on vesting reported in the Option Exercises and Stock Vested table represents the aggregate number of shares that vested during 2008 in connection with awards of restricted stock and/or deferred stock units. Awards of deferred stock units are payable entirely in cash. As a result, no shares of stock were actually acquired upon the vesting of the deferred stock units. See the Outstanding Equity Awards table for more information on the settlement of deferred stock unit awards. The following table sets forth the amount of shares attributable to restricted stock and deferred stock units, for each Named Executive:

	Restricted Stock		Deferred Stock Units
	Number of		Number of
	Shares		Shares
	Acquired	Value Realized	Acquired	Value Realized
Name	on Vesting	on Vesting	on Vesting	on Vesting

J.A. Fees	0	N/A	9,150	$486,276.75
B.W. Wilkinson	82,200	$4,758,558.00	21,066	$1,119,552.57
M.S. Taff	0	N/A	4,500	$295,571.25
B.C. Bethards	0	N/A	0	N/A
R.A. Deason	75,000	$4,341,750.00	8,226	$437,170.77
J.T. Nesser,III	28,200	$1,632,498.00	6,390	$339,596.55

The number of shares acquired in connection with the vesting of restricted stock awards includes 29,962, 27,338 and 10,279 shares withheld by us at the election of Messrs. Wilkinson, Deason and Nesser, respectively, to pay the minimum withholding tax due upon vesting. For more information on the withholding of shares to cover taxes due upon vesting, see the “Certain Relationships and Related Transactions” section of this proxy statement.

Pension Benefits

The following Pension Benefits table shows the present value of accumulated benefits payable to each of our Named Executives under our qualified and nonqualified pension plans.

		Number of	Present Value
		Years Credited	of Accumulated	Payments
Name	Plan Name	Service	Benefit	During 2008

J.A. Fees	McDermott Qualified Retirement Plan	29.583	$1,073,502	$0
	McDermott Excess Plan	29.583	$2,592,577	$0
B.W. Wilkinson	McDermott Qualified Retirement Plan	7.00	$242,631	$0
	McDermott Excess Plan	7.00	$605,736	$0
M.S. Taff	N/A	N/A	N/A	N/A
	N/A	N/A	N/A	N/A
B.C. Bethards	B&W Governmental Operations Qualified Retirement Plan	35.00	$1,077,317	$0
	B&W Governmental Operations Excess Plan	35.00	$1,073,755	$0
R.A. Deason	N/A	N/A	N/A	N/A
	N/A	N/A	N/A	N/A
J.T. Nesser, III	McDermott Qualified Retirement Plan	10.250	$261,707	$0
	McDermott Excess Plan	10.250	$254,102	$0

Overview of Qualified Plans.  We maintain retirement plans that are funded by trusts and cover certain eligible regular full-time employees of McDermott and its subsidiaries, described below in the section entitled “Participation and Eligibility,” except certain nonresident alien employees who are not citizens of a European Community country or who do not earn income in the United States, Canada or the United Kingdom.

•	Messrs. Fees and Wilkinson participate in the Retirement Plan for Employees of McDermott Incorporated and Participating Subsidiary and Affiliated Companies (the “McDermott Qualified Retirement Plan”) for the benefit of the eligible employees of McDermott Incorporated and specific subsidiaries;

•	Mr. Bethards participates in the Retirement Plan for Employees of Babcock & Wilcox Government Operations (the “B&W Government Operations Qualified Retirement Plan”) for the benefit of the eligible employees of The Babcock & Wilcox Company and our Governmental Operations segment; and

•	Messrs. Deason and Taff do not participate in our defined benefit plans. Mr. Nesser remains an employee of McDermott Incorporated and, as a result, he continues to participate in the McDermott Qualified Retirement Plan. For more information on our retirement plans, see “Compensation Discussion and Analysis — Postemployment Compensation — Retirement Plans.”

Participation and Eligibility.  Generally, employees over the age of 21 years, who were hired before April 1, 2005, are eligible to participate in the McDermott Qualified Retirement Plan, B&W Governmental Operations Qualified Retirement Plan or B&W Commercial Operations Qualified Retirement Plan.

•	For participants with less than five years of service as of March 31, 2006 — Benefit accruals were frozen as of that date. Affected employees now receive annual service-based company cash contributions to their Thrift Plan account.

•	For participants with more than five but less than ten years of service as of January 1, 2007 — If a participant made an election to do so, benefit accruals were frozen as of March 31, 2007, with the electing participants now receiving annual service-based company cash contributions to their Thrift Plan accounts.

•	Frozen accrued benefits of affected employees under these plans will increase annually in line with increases in the Consumer Price Index, up to a maximum of 8%, for each year the employee remains employed. For further discussion on the service-based company cash contributions under the Thrift Plan, see the “Compensation Discussion and Analysis — Postemployment Compensation — Retirement Plans” on page 32.

Benefits.  Benefits under these plans are calculated under one of two formulas:

(1)	For participating employees originally hired by our Power Generation Systems or Government Operations segment (“Tenured Employees”) before April 1, 1998 — benefits are based on years of credited service and final average cash compensation (including bonuses and commissions); and

(2)	For participating employees hired before April 1, 1998 who are not Tenured Employees, and for participating employees hired on or after April 1, 1998 — benefits are based on years of credited service, final average cash compensation (excluding bonuses and commissions) and anticipated social security benefits. Final average cash compensation is based on each employee’s average annual earnings during the 60 successive months out of the 120 successive months before retirement in which such earnings were highest.

The present value of accumulated benefits reflected in the Pension Benefit Table above is based on a 6.25% discount rate and the 1994 Group Annuity Mortality Table projected to 2005.

Retirement and Early Retirement.  Under each of these plans, normal retirement is age 65. The normal form of payment is a single life annuity or a 50% joint and survivor annuity, depending on the employee’s marital status when payments are scheduled to begin. Early retirement eligibility and benefits under these plans depend on the employee’s date of hire. Mr. Fees and Mr. Bethards are the only Named Executives currently eligible for early retirement.

For Tenured Employees hired before April 1, 1998 (which includes Messrs. Fees and Bethards):

•	an employee is eligible for early retirement if the employee has completed at least 15 years of credited service and attained the age of 50; and

•	early retirement benefits are based on the same formula as normal retirement, but the pension benefit is unreduced if the sum of the employee’s age and years of service equals 75 or greater at the date benefits commence; otherwise the pension benefit is reduced 4% for each “point” less than 75.

For employees hired on or after April 1, 1998 (which includes Messrs. Wilkinson and Nesser):

•	an employee is eligible for early retirement after completing at least 15 years of credited service and attaining the age of 55; and

•	early retirement benefits are based on the same formula as normal retirement, but the pension benefit is generally reduced 0.4% for each month that benefits commence before age 62.

Overview of Nonqualified Plans.  To the extent benefits payable under these qualified plans are limited by Section 415(b) or 401(a)(17) of the Internal Revenue Code, pension benefits will be paid directly by our applicable subsidiaries under the terms of unfunded excess benefit plans (the “Excess Plans”) maintained by them. Effective January 1, 2006, the Excess Plans were amended to limit the annual bonus payments taken into account in calculating the Tenured Employees’ Excess Plan benefits to the lesser of the actual bonus paid or 25% of the prior year’s base salary.

•	Messrs. Fees, Wilkinson and Nesser participate in the Restoration of Retirement Income Plan for Certain Participants in the Retirement Plan for Employees of McDermott Incorporated; and

•	Mr. Bethards participates in the Restoration of Retirement Income Plan for Certain Participants in the Retirement Plan for Employees of Babcock & Wilcox Governmental Operations.

Nonqualified Deferred Compensation

The following Nonqualified Deferred Compensation table summarizes our Named Executives’ compensation under our nonqualified supplemental retirement plan. The compensation shown in the this table is entirely attributable to our Supplemental Employee Retirement Plan, or SERP, established January 1, 2005.

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings in	Withdrawals/	Balance at
Name	2008	2008	2008	Distributions	12/31/08

J.A. Fees	$0	$54,155.00	$(86,635.87)	$0	$175,326.47
B.W. Wilkinson	$0	$94,500.00	$(432,591.48)	$0	$735,346.17
M.S. Taff	$0	$31,125.00	$(37,495.49)	$0	$64,599.18
B.C. Bethards	$0	$31,042.00	$(87,741.63)	$0	$349,864.81
R.A. Deason	$0	$51,400.00	$(94,174.12)	$0	$204,249.36
J.T. Nesser, III	$0	$44,926.00	$(268,068.06)	$0	$410,903.14

Our SERP is an unfunded, defined contribution retirement plan for officers of McDermott and our operating segments selected to participate by our Compensation Committee. Benefits under the SERP are based on the participating officer’s vested percentage in his notional account balance at the time of retirement or termination. An officer vests in his SERP account 20% each year, subject to accelerated vesting for death, disability and termination without cause or termination within 24 months following a change in control. A participating officer’s vested account balance will be distributed to his designated beneficiary on the officer’s death.

Executive Contributions in 2008.  Employee contributions are not permitted under our SERP.

Registrant Contributions in 2008.  We make annual contributions to participating employees’ notional accounts equal to a percentage of the employee’s prior-year compensation. Under the terms of the SERP, the contribution percentage does not need to be the same for each participant. Additionally, our Compensation Committee may make a discretionary contribution to a participant’s account at any time.

For 2008, our contributions equaled 5% of the Named Executives’ base salaries and EICP awards paid in 2007. No discretionary contributions were made in 2008.

All our 2008 contributions are included in the Summary Compensation Table above as “All Other Compensation.”

Aggregate Earnings in 2008.  The amount reported in this table as earnings represents hypothetical accrued losses during 2008 on each Named Executive’s account. The accounts are “participant-directed” in that each participating officer personally directs the investment of contributions made on his behalf. As a result, any accrued gains or losses are attributable to the performance of the Named Executive’s notional mutual fund investments.

No amount of the earnings shown is reported as compensation in the Summary Compensation Table.

Aggregate Balance at 12/31/08.  The balance of a participating officer’s account consists of contributions made by us and hypothetical accrued gains or losses. The balances shown represent the accumulated account values (including gains and losses) for each Named Executive as of December 31, 2008.

The balances shown include contributions from previous years which have been reported as compensation to the Named Executives in the Summary Compensation Table for those years — to the extent a Named Executive was included in the Summary Compensation Table during those years. The amounts and years reported are as follows:

Named Executive(1)	Year	Amount Reported

J.A. Fees	2007	$48,311.00
	2006	$48,650.00
B.W. Wilkinson	2007	$89,300.00
	2006	$85,700.00
M.S. Taff	2007	$20,705.85
	2006	N/A
R.A. Deason	2007	$46,651.25
	2006	$43,648.44
J.T. Nesser, III	2007	$39,325.00
	2006	$36,214.40

(1)	Mr. Bethards is not included because he did not become a Named Executive until 2008.

As of January 1, 2009, each Named Executive is 80% vested in his SERP balance shown, except Mr. Wilkinson and Mr. Taff. Mr. Wilkinson, who retired on September 30, 2008, is 100% vested in his SERP balance shown, pursuant to the terms of his Separation Agreement. Mr. Taff, who did not begin participating in our SERP until 2006, is 60% vested in his SERP balance shown.

Potential Payments Upon Termination or Change in Control

The following tables show potential payments to our Named Executives, except Mr. Wilkinson, under existing contracts, agreements, plans or arrangements, whether written or unwritten, for various scenarios (assuming each is applicable) involving a change in control or termination of employment of each of our Named Executives, assuming a December 31, 2008 termination date and, where applicable, using the closing price of our common stock of $9.88 (as reported on the New York Stock Exchange) as of December 31, 2008. These tables do not reflect amounts that would be payable to the Named Executives pursuant to benefits or awards that are already vested.

Mr. Wilkinson retired from McDermott on September 30, 2008. In connection with his retirement, we entered into a Separation Agreement providing that Mr. Wilkinson receive (1) a conditional prorated bonus payment for 2008 in an amount that will depend on the 2008 bonus generally paid to other employees under our EICP; (2) continued vesting of his outstanding equity awards through September 30, 2010; and (3) accelerated vesting of the unvested portion of his SERP account. Based on the vesting schedule of Mr. Wilkinson’s existing equity awards, his awards will vest in the following amounts through September 30, 2010: 42,132 shares of deferred stock units and, depending on the performance of the company, between 90,000 and 174,000 performance shares. The value of the 40% unvested portion of his SERP account on December 31, 2008 was equal to $294,138. In addition, in October 2008, we entered into a separate Consultancy Agreement with Mr. Wilkinson providing that Mr. Wilkinson receive a lump-sum payment of $2 million and a series of consulting payments. As of December 31, 2008, Mr. Wilkinson has received $2,093,750 under this Consultancy Agreement.

JOHN A. FEES

				Involuntary	Involuntary
Executive Payments	Voluntary	Early	Normal	not for Cause	for Cause	Change in
Upon Termination	Termination	Retirement	Retirement	Termination	Termination	Control	Death	Disability

Severance Payments	$0	$0	$0	$201,923.08	$0	$3,650,790.00	$0	$0
Executive Incentive Compensation Plan (EICP)	$0	$0	$0	$0	$0	$471,000.00	$0	$0
Supplemental Executive Retirement Plan (SERP)	$0	$0	$70,130.59	$70,130.59	$0	$70,130.59	$70,130.59	$70,130.59
Stock Options (unvested and accelerated)	$0	$0	$0	$0	$0	$0	$0	$0
Restricted Stock (unvested and accelerated)	$0	$0	$487,281.60	$0	$0	$487,281.60	$487,281.60	$487,281.60
Deferred Stock Units (unvested and accelerated)	$0	$0	$179,157.00	$0	$0	$179,157.00	$179,157.00	$179,157.00
Performance Shares (unvested and accelerated)	$0	$0	$0	$0	$0	$4,197,765.00	$0	$0
Tax Gross-Up	$0	$0	$0	$0	$0	$0	$0	$0

TOTAL	$0	$0	$736,569.19	$272,053.67	$0	$9,056,124.19	$736,569.19	$736,569.19

MICHAEL S. TAFF

				Involuntary	Involuntary
Executive Payments	Voluntary	Early	Normal	not for Cause	for Cause	Change in
Upon Termination	Termination	Retirement	Retirement	Termination	Termination	Control	Death	Disability

Severance Payments	$0	$0	$0	$21,153.85	$0	$1,364,000.00	$0	$0
Executive Incentive Compensation Plan (EICP)	$0	$0	$0	$0	$0	$242,000.00	$0	$0
Supplemental Executive Retirement Plan (SERP)	$0	$0	$38,759.51	$38,759.51	$0	$38,759.51	$38,759.51	$38,759.51
Stock Options (unvested and accelerated)	$0	$0	$0	$0	$0	$0	$0	$0
Restricted Stock (unvested and accelerated)	$0	$0	$68,073.20	$0	$0	$68,073.20	$68,073.20	$68,073.20
Deferred Stock Units (unvested and accelerated)	$0	$0	$88,110.00	$0	$0	$88,110.00	$88,110.00	$88,110.00
Performance Shares (unvested and accelerated)	$0	$0	$0	$0	$0	$938,995.20	$0	$0
Tax Gross-Up	$0	$0	$0	$0	$0	$830,242.43	$0	$0

TOTAL	$0	$0	$194,942.71	$59,913.36	$0	$3,570,180.34	$194,942.71	$194,942.71

BRANDON C. BETHARDS

				Involuntary	Involuntary
Executive Payments	Voluntary	Early	Normal	not for Cause	for Cause	Change in
Upon Termination	Termination	Retirement	Retirement	Termination	Termination	Control	Death	Disability

Severance Payments	$0	$0	$0	$70,834.62	$0	$1,605,120.00	$0	$0
Executive Incentive Compensation Plan (EICP)	$0	$0	$0	$0	$0	$276,360.00	$0	$0
Supplemental Executive Retirement Plan (SERP)	$0	$0	$139,945.92	$139,945.92	$0	$139,945.92	$139,945.92	$139,945.92
Stock Options (unvested and accelerated)	$0	$0	$0	$0	$0	$0	$0	$0
Restricted Stock (unvested and accelerated)	$0	$0	$295,708.40	$0	$0	$295,708.40	$295,708.40	$295,708.40
Deferred Stock Units (unvested and accelerated)	$0	$0	$0	$0	$0	$0	$0	$0
Performance Shares (unvested and accelerated)	$0	$0	$0	$0	$0	$871,119.60	$0	$0
Tax Gross-Up	$0	$0	$0	$0	$0	$0	$0	$0

TOTAL	$0	$0	$435,654.32	$210,780.54	$0	$3,188,253.92	$435,654.32	$435,654.32

ROBERT A. DEASON

				Involuntary	Involuntary
Executive Payments	Voluntary	Early	Normal	not for Cause	for Cause	Change in
Upon Termination	Termination	Retirement	Retirement	Termination	Termination	Control	Death	Disability

Severance Payments	$0	$0	$0	$36,346.15	$0	$1,836,000.00	$0	$0

Executive Incentive Compensation Plan (EICP)	$0	$0	$0	$0	$0	$378,000.00	$0	$0

Supplemental Executive Retirement Plan (SERP)	$0	$0	$81,699.74	$81,699.74	$0	$81,699.74	$81,699.74	$81,699.74

Stock Options (unvested and accelerated)	$0	$0	$0	$0	$0	$0	$0	$0

Restricted Stock (unvested and accelerated)	$0	$0	$75,285.60	$0	$0	$75,285.60	$75,285.60	$75,285.60

Deferred Stock Units (unvested and accelerated)	$0	$0	$161,065.08	$0	$0	$161,065.08	$161,065.08	$161,065.08

Performance Shares (unvested and accelerated)	$0	$0	$0	$0	$0	$1,486,001,40	$0	$0

Tax Gross-Up	$0	$0	$0	$0	$0	$0	$0	$0

TOTAL	$0	$0	$318,050.42	$118,045.89	$0	$4,018,051.82	$318,050.42	$318,050.42

JOHN T. NESSER, III

				Involuntary	Involuntary
Executive Payments	Voluntary	Early	Normal	not for Cause	for Cause	Change in
Upon Termination	Termination	Retirement	Retirement	Termination	Termination	Control	Death	Disability

Severance Payments	$0	$0	$0	$57,692.31	$0	$1,662,500.00	$0	$0

Executive Incentive Compensation Plan (EICP)	$0	$0	$0	$0	$0	$331,250.00	$0	$0

Supplemental Executive Retirement Plan (SERP)	$0	$0	$164,361.25	$164,361.25	$0	$164,361.25	$164,361.25	$164,361.25

Stock Options (unvested and accelerated)	$0	$0	$0	$0	$0	$0	$0	$0

Restricted Stock (unvested and accelerated)	$0	$0	$128,538.80	$0	$0	$128,538.80	$128,538.80	$128,538.80

Deferred Stock Units (unvested and accelerated)	$0	$0	$125,116.20	$0	$0	$125,116.20	$125,116.20	$125,116.20

Performance Shares (unvested and accelerated)	$0	$0	$0	$0	$0	$1,613,898.00	$0	$0

Tax Gross-Up	$0	$0	$0	$0	$0	$0	$0	$0

TOTAL	$0	$0	$418,016.25	$222,053.56	$0	$4,025,664.25	$418,016.25	$418,016.25

Severance Payments — Involuntary Not-For-Cause Termination.  Under our Severance Plan for Employees of McDermott Incorporated and Participating Subsidiary and Affiliated Companies, full-time employees of McDermott and participating subsidiaries are entitled to receive a severance benefit in the event their employment is terminated because of the elimination of a previously required position or previously required service, or due to the consolidation of departments, abandonment of plants or offices, or technological change or declining business activities, where such termination is intended to be permanent. The amount of severance benefit is determined based on the length of service and the employee’s base salary. In general, an eligible employee is entitled to a severance benefit of one half week of base salary for each year of service, subject to a maximum of 14 weeks of pay.

Change-in-Control Agreements.  We have change-in-control agreements with various officers, including each of our Named Executives. Generally, under these agreements, if a Named Executive is terminated within one year following a change in control either (1) by the company for any reason other than cause or death or disability; or (2) by the Named Executive for good reason, the company is required to pay the Named Executive a cash severance payment, an EICP payment and, if applicable, a tax gross-up payment. In addition to these payments, the Named Executive would be entitled to various accrued benefits earned through the date of termination, such as earned but unpaid salary, earned but unused vacation and reimbursements.

Severance Payment.  The severance payment made to each Named Executive, with the exception of Mr. Fees, in connection with a change in control is a cash payment equal to 200% of the sum of his annual base salary prior to termination and his EICP target award applicable to the year in which the termination occurs. The severance payment made to Mr. Fees in connection with a change in control is a cash payment equal to 299% of the sum of his annual base salary prior to termination and his EICP target award applicable to the year in which the termination occurs. For a hypothetical termination as of December 31, 2008, the severance payment under a change-in-control would have been calculated based on the following base salary and target EICP awards:

•	Mr. Fees: $750,000 base salary and $471,000 target EICP (prorated between 100% of $750,000 and 70% of $540,000);

•	Mr. Taff: $440,000 base salary and $242,000 target EICP (55% of his base salary);

•	Mr. Bethards: $526,200 base salary and $276,360 target EICP (prorated between 70% of $526,200 and 60% of $409,500);

•	Mr. Deason: $540,000 base salary and $378,000 target EICP (70% of his base salary); and

•	Mr. Nesser: $500,000 base salary and $331,250 target EICP (prorated between 70% of $500,000 and 65% of $500,000).

EICP Payment.  The EICP is an annual cash-based performance incentive plan under which payments are made in the year following the year in which performance is measured. For example, 2008 EICP awards are paid in 2009 for performance achieved during 2008. As a result, depending on the timing of the termination relative to the payment of an EICP award, a Named Executive could receive up to two EICP payments in connection with a change in control, as follows:

•	If an EICP award for the year prior to termination is paid to other EICP participants after the date of the Named Executive’s termination, the Named Executive would be entitled to a cash payment equal to the product of the Named Executive’s EICP target percentage and the Named Executive’s annual base salary for the applicable period. No such payment would have been due a Named Executive on a December 31, 2008 termination, because the 2007 EICP awards had already been paid prior to the Named Executive’s termination date.

•	The Named Executive would be entitled to a prorated EICP payment based upon the Named Executive’s target award for the year in which the termination occurs and the number of days in which the executive was employed with us during that year. Based on a hypothetical December 31, 2008 termination, each Named Executive would have been entitled to an EICP payment equal to 100% of his 2008 target EICP. See the schedule of target EICP amounts for each Named Executive in “Severance Payment” above.

Tax Gross-Up.  If any payment is subject to the excise tax imposed by section 4999 of the Internal Revenue Code of 1986, as amended, we would reimburse the affected Named Executive for all excise taxes imposed under section 4999 and any income and excise taxes that are payable as a result of such reimbursement. The calculation of the section 4999 gross-up amount in the above tables is based upon a section 4999 excise tax rate of 20%, a 35% federal income tax rate, a 1.45% Medicare tax rate and a state income tax rate of 5.75% for Mr. Fees and 6.24% for Mr. Bethards. Based on the amounts reported in the “Change in Control” column, Messrs. Fees, Bethards, Deason and Nesser would not have an excise tax liability.

Definition of “Change in Control.”  Under these agreements, a “change in control” occurs if:

•	a person (other than a McDermott employee benefit plan or a corporation owned by McDermott stockholders in substantially the same proportion as their ownership of McDermott voting shares) becomes the beneficial owner of 30% or more of the combined voting power of McDermott’s then outstanding voting stock;

•	during any period of two consecutive years, individuals who at the beginning of such period constitute McDermott’s Board of Directors, and any new director whose election or nomination by McDermott’s Board was approved by at least two-thirds of the directors of McDermott’s Board, then still in office who either were directors at the beginning of the period or whose election or nomination was previously approved, cease to constitute a majority of McDermott’s Board;

•	McDermott’s stockholders approve: (1) a merger or consolidation of McDermott with another company, other than a merger or consolidation which would result in McDermott’s voting securities outstanding immediately prior thereto continuing to represent at least 50% of the voting stock of McDermott or such surviving entity outstanding immediately after such merger or consolidation; (2) a plan of complete liquidation of McDermott; or (3) an agreement for the sale or disposition by McDermott of all or substantially all of McDermott’s assets; or

•	any other circumstances as may be deemed by the Board in its sole discretion to constitute a change in control.

For a discussion of additional amounts payable to a Named Executive, see the “Stock Options, Restricted Stock, Deferred Stock Units and Performance Shares” and “SERP” sections below.

Stock Options, Restricted Stock, Deferred Stock Units and Performance Shares.  Under the terms of the awards outstanding for each Named Executive as of December 31, 2008, all unvested stock options, restricted stock and deferred stock units become vested on normal retirement, death, disability and, without regard to the lack of any subsequent termination, a change in control.

Performance shares are subject to accelerated vesting on a change in control, without regard to the lack of any subsequent termination. Otherwise, performance shares vest in accordance with the original vesting schedule on death and disability and may vest at a percentage of the original vesting schedule in the event of termination due to retirement or a reduction in force.

Valuation of Unvested and Accelerated Equity.  The amounts reported in the above tables for stock options, restricted stock, deferred stock units and performance shares represent the value of unvested and accelerated shares or units, as applicable, calculated by:

•	for stock options: multiplying the number of accelerated options by the difference between the exercise price and the closing price of our common stock on December 31, 2008, as reported on the New York Stock Exchange ($9.88);

•	for restricted stock and performance units: multiplying the number of accelerated shares by the closing price of our common stock on December 31, 2008, as reported on the New York Stock Exchange ($9.88); and

•	for deferred stock units (which represent a right to receive a cash payment equal to the product of the number of vested units and the average of the highest and lowest sales price of our common stock on the vesting date): multiplying the number of accelerated units by the average price of the highest and lowest price of our common stock on December 31, 2008, as reported on the New York Stock Exchange ($9.79).

Definition of “Change in Control.”  Under our 2001 D&O Plan, a “change in control” occurs under the same circumstances described above with respect to our change in control agreements.

SERP.  The amounts reported in the above tables represent 60% of Mr. Taff’s SERP balance as of December 31, 2008 and 40% of the other Named Executives’ SERP balances as of December 31, 2008 that become vested under the various scenarios. Mr. Taff became 60% vested on January 1, 2009 and the other Named Executives became 80% vested on January 1, 2009. With respect to a change in control, the amount shown would be due to the Named Executive if he is terminated without cause within one year after a change in control. See the “Nonqualified Deferred Compensation” table above for more information regarding the SERP.

Definition of “Change in Control.”  Under the SERP, a “change in control” occurs under the same circumstances described above with respect to our change in control agreements.

Definition of “Cause.”  Under the SERP, termination for “cause” means:

•	the overt and willful disobedience of orders or directives issued to a person who participates in the SERP (a “Participant”) that are within the scope of his duties, or any other willful and continued failure of a Participant to perform substantially his duties with McDermott (occasioned by reason other than physical or mental illness or disability) after a written demand for substantial performance is delivered to the Participant by the Compensation Committee or the Chief Executive Officer of McDermott which specifically identifies the manner in which the Compensation Committee or Chief Executive Officer believes that the Participant has not substantially performed his or her duties, after which the Participant shall have 30 days to defend or remedy such failure to substantially perform his or her duties;

•	the willful engaging by the Participant in illegal conduct or gross misconduct which is materially and demonstrably injurious to McDermott; or

•	the conviction of the Participant with no further possibility of appeal, or plea of nolo contendere by the Participant to, any felony or crime of falsehood.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the number of shares of our common stock beneficially owned as of March 2, 2009 by each director or nominee as a director, and each Named Executive and all our directors and executive officers as a group, including shares that those persons have the right to acquire within 60 days on the exercise of stock options.

Shares
Beneficially
Name	Owned

Brandon C. Bethards(1)	36,190
John F. Bookout III(2)	20,986
Roger A. Brown(3)	40,166
Ronald C. Cambre(4)	23,630
Robert A. Deason(5)	109,021
John A. Fees(6)	150,261
Robert W. Goldman(7)	15,536
Robert L. Howard(8)	141,589
Oliver D. Kingsley, Jr.(9)	34,616
D. Bradley McWilliams(10)	54,506
Adm. Richard W. Mies	1,782
John T. Nesser, III(11)	346,623
Thomas C. Schievelbein(12)	51,831
Michael S. Taff(13)	33,072
Bruce W. Wilkinson(14)	666,991
All directors and executive officers as a group (20 persons)(15)	1,804,799

(1)	Shares owned by Mr. Bethards include 29,930 restricted shares of common stock as to which he has sole voting power but no dispositive power and 140 shares of common stock held in the McDermott Thrift Plan.

(2)	Shares owned by Mr. Bookout include 3,150 shares of common stock that he may acquire on the exercise of stock options, as described above, and 1,350 restricted shares of common stock as to which he has sole voting power but no dispositive power.

(3)	Shares owned by Mr. Brown include 19,650 shares of common stock that he may acquire on the exercise of stock options, as described above.

(4)	Shares owned by Mr. Cambre include 1,350 restricted shares of common stock as to which he has sole voting power but no dispositive power.

(5)	Shares owned by Mr. Deason include 30,540 shares of common stock that he may acquire on the exercise of stock options, as described above, 7,620 restricted shares of common stock as to which he has sole voting power but no dispositive power and 271 shares of common stock held in the McDermott Thrift Plan.

(6)	Shares owned by Mr. Fees include 49,320 restricted shares of common stock as to which he has sole voting power but no dispositive power and 17,347 shares of common stock held in the McDermott Thrift Plan.

(7)	Shares owned by Mr. Goldman include 4,950 shares of common stock that he may acquire on the exercise of stock options, as described above, and 1,350 restricted shares of common stock as to which he has sole voting power but no dispositive power.

(8)	Shares owned by Mr. Howard include 84,900 shares of common stock that he may acquire on the exercise of stock options, as described above, and 1,800 restricted shares of common stock as to which he has sole voting power but no dispositive power.

(9)	Shares owned by Mr. Kingsley include 19,950 shares of common stock that he may acquire on the exercise of stock options, as described above.

(10)	Shares owned by Mr. McWilliams include 37,876 shares of common stock that he may acquire on the exercise of stock options, as described above, and 1,800 restricted shares of common stock as to which he has sole voting power but no dispositive power.

(11)	Shares owned by Mr. Nesser include 13,010 restricted shares of common stock as to which he has sole voting power but no dispositive power and 13,992 shares of common stock held in the McDermott Thrift Plan.

(12)	Shares owned by Mr. Schievelbein include 37,426 shares of common stock that he may acquire on the exercise of stock options, as described above, and 1,800 restricted shares of common stock as to which he has sole voting power but no dispositive power.

(13)	Shares owned by Mr. Taff include 23,000 shares of common stock that he may acquire on the exercise of stock options, as described above, 6,890 restricted shares of common stock as to which he has sole voting power but no dispositive power and 1,182 shares of common stock held in the McDermott Thrift Plan.

(14)	Shares owned by Mr. Wilkinson include 10,333 shares of common stock held in the McDermott Thrift Plan.

(15)	Shares owned by all directors and executive officers as a group include 287,842 shares of common stock that may be acquired on the exercise of stock options, as described above, 140,690 restricted shares of common stock as to which they have sole voting power but no dispositive power, and 49,055 shares of common stock held in the McDermott Thrift Plan.

Shares beneficially owned in all cases constituted less than one percent of the outstanding shares of common stock on March 2, 2009, as determined in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table furnishes information concerning all persons known by us to beneficially own 5% or more of our outstanding shares of common stock, which is our only class of voting stock outstanding:

		Amount and
		Nature of
		Beneficial	Percent of
Title of Class	Name and Address of Beneficial Owner	Ownership	Class(1)

Common Stock	ClearBridge Advisors, LLC	15,707,341 (2)	6.89%
	620 8th Avenue New York, NY 10018
Common Stock	PRIMECAP Management Company	11,658,622 (3)	5.10%
	225 South Lake Ave., #400 Pasadena, CA 91101

(1)	Percent is based on outstanding shares of our common stock on March 2, 2009.

(2)	As reported on Schedule 13G filed with the SEC on February 13, 2009. The Schedule 13G reports beneficial ownership of 15,707,341 shares of our common stock, sole voting power over 14,462,170 shares and sole dispositive power over 15,707,341 shares.

(3)	As reported on Schedule 13G/A filed with the SEC on February 12, 2009. The Schedule 13G/A reports beneficial ownership of 11,658,622 shares of our common stock, sole voting power over 6,867,622 shares and sole dispositive power over 11,658,622 shares.

AUDIT COMMITTEE REPORT

The Board of Directors appoints an Audit Committee to review McDermott International, Inc.’s financial matters. Each member of the Audit Committee meets the independence requirements established by the New York Stock Exchange. The Audit Committee is responsible for the appointment, compensation, retention and oversight of McDermott’s independent registered public accounting firm. We are also responsible for recommending to the Board that McDermott’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year.

In making our recommendation that McDermott’s financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2008, we have taken the following steps:

•	We discussed with Deloitte & Touche LLP (“D&T”), McDermott’s independent registered public accounting firm for the year ended December 31, 2008, those matters required to be discussed by Statements on Auditing Standards Nos. 61 and 90, each as amended, issued by the Auditing Standards Board of the American Institute of Certified Public Accountants, including information regarding the scope and results of the audit. These communications and discussions are intended to assist us in overseeing the financial reporting and disclosure process.

•	We conducted periodic executive sessions with D&T, with no members of McDermott management present during those discussions. D&T did not identify any material audit issues, questions or discrepancies, other than those previously discussed with management, which were resolved to the satisfaction of all parties.

•	We conducted periodic executive sessions with McDermott’s internal audit department and regularly received reports regarding McDermott’s internal control procedures.

•	We reviewed, and discussed with McDermott’s management and D&T, management’s report and D&T’s report and attestation on internal control over financial reporting, each of which was prepared in accordance with Section 404 of the Sarbanes-Oxley Act.

•	We received and reviewed the written disclosures and the letter from D&T required by applicable requirements of the Public Company Accounting Oversight Board regarding D&T’s communications with the audit committee concerning D&T’s independence from McDermott, and have discussed with D&T their independence from McDermott. We also considered whether the provision of nonaudit services to McDermott is compatible with D&T’s independence.

•	We determined that there were no former D&T employees, who previously participated in the McDermott audit, engaged in a financial reporting oversight role at McDermott.

•	We reviewed, and discussed with McDermott’s management and D&T, McDermott’s audited consolidated balance sheet at December 31, 2008, and consolidated statements of income, comprehensive income, cash flows, and stockholders’ equity for the year ended December 31, 2008.

Based on the reviews and actions described above, we recommended to the Board that McDermott’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

D. Bradley McWilliams, Chairman
John F. Bookout, III
Robert W. Goldman
Richard W. Mies

APPROVAL OF THE 2009 McDERMOTT INTERNATIONAL, INC.
LONG-TERM INCENTIVE PLAN

(ITEM 2)

We are asking our stockholders to approve the 2009 McDermott International, Inc. Long-Term Incentive Plan (the “2009 LTI Plan”). Our current equity incentive plan, the McDermott International, Inc. 2001 Directors & Officers Long-Term Incentive Plan (the “2001 D&O Plan”), will expire in 2011. If our stockholders approve the 2009 LTI Plan, the shares that would be available for issuance under the 2001 D&O Plan would become available for issuance under the 2009 LTI Plan. Accordingly, we do not anticipate making any new awards under the 2001 D&O Plan following stockholder approval of the 2009 LTI Plan.

On February 27, 2009, our Board of Directors adopted, subject to stockholder approval, the 2009 LTI Plan. If approved by stockholders, 9,000,000 shares, plus the shares that would have been available for issuance under the 2001 D&O Plan, will be reserved for issuance under the 2009 LTI Plan.

We believe strongly that the approval of the 2009 LTI Plan is important to our ability to recruit and retain executive officers, directors and key employees with outstanding ability and experience essential to our long-term growth and financial success. We also believe that utilization of the 2009 LTI Plan will promote the alignment of the interests of 2009 LTI Plan participants with those of our stockholders and provide Plan participants with further incentives for outstanding performance.

A summary of the 2009 LTI Plan is set forth below. This summary is, however, qualified in its entirety to the text of the 2009 LTI Plan, which is attached as Appendix A to this proxy statement.

SUMMARY DESCRIPTION OF THE 2009 LTI PLAN

Administration.  The 2009 LTI Plan will be administered by the Compensation Committee of our Board of Directors. The Compensation Committee will select the participants and determine the type or types of awards and the number of shares or units to be optioned or granted to each participant under the 2009 LTI Plan. All or part of the award may be subject to conditions established by the Compensation Committee, which may include continued service with our company, achievement of specific business objectives, increases in specified indices, attainment of specified growth rates or other comparable measures of performance. The Compensation Committee will have full and final authority to implement the 2009 LTI Plan and may, from time to time, adopt rules and regulations in order to carry out the terms of the 2009 LTI Plan. As permitted by law, the Compensation Committee may generally delegate its duties under the 2009 LTI Plan to our chief executive officer and other senior officers.

Eligibility.  Members of the Board of Directors, executive officers and employees of our company and its subsidiaries, as well as consultants, are eligible to participate in the 2009 LTI Plan. The Compensation Committee will select the participants for the 2009 LTI Plan. Any participant may receive more than one award under the 2009 LTI Plan. Presently, 228 current and former employees and 10 current and former members of the Board of Directors participate in the 2001 D&O Plan. Because the 2009 LTI Plan provides for broad discretion in selecting participants and in making awards, however, the total number of persons who will participate going forward and the respective benefits to be awarded to them cannot be determined at this time.

Shares Available for Issuance through the 2009 LTI Plan.  Shares approved under the 2001 D&O Plan which have not been awarded as of the date the 2009 LTI Plan is approved by stockholders, or are subject to awards that are cancelled, terminated, forfeited, expired or settled in cash in lieu of shares, will become available for issuance under the 2009 LTI Plan. As of March 6, 2009, 3,222,073 shares remained available for issuance under the 2001 D&O Plan. By this proposal, we are asking stockholders for authorization to reserve an additional 9,000,000 shares for issuance under the 2009 LTI Plan. No awards will be made under the 2009 LTI Plan until stockholders have approved the 2009 LTI Plan.

The 2009 LTI Plan provides for a number of forms of stock-based compensation, as further described below. The 2009 LTI Plan also permits the reuse or reissuance by the 2009 LTI Plan of shares of common stock underlying canceled, expired, terminated or forfeited awards of stock-based compensation granted under the 2009 LTI Plan.

The Compensation Committee shall make appropriate adjustments in the number and kind of shares that may be issued, the number and kind of shares subject to outstanding awards, the exercise or other applicable price and other value determinations applicable to outstanding awards under the 2009 LTI Plan to reflect any amendment to the 2009 LTI Plan, stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of shares or other similar event.

Types of Awards Under the 2009 LTI Plan.  The Compensation Committee may award to participants incentive and nonqualified stock options, restricted stock, restricted stock units and performance shares and performance units. The forms of awards are described in greater detail below.

Stock Options.  The Compensation Committee will have discretion to award incentive stock options and nonqualified stock options. A stock option is a right to purchase a specified number of shares of common stock at a specified grant price. An incentive stock option is intended to qualify as such under Section 422 of the Internal Revenue Code (which we refer to as the “Code”). Under the 2009 LTI Plan, no participant may be granted options during any fiscal year that are exercisable for more than 1,200,000 shares of our common stock. The exercise price of an option may not be less than the fair market value of the underlying shares of common stock on the date of grant. Subject to the specific terms of the 2009 LTI Plan, the Compensation Committee will have discretion to determine the number of shares, the exercise price, the terms and conditions of exercise, whether an option will qualify as an incentive stock option under the Code and set such additional limitations on and terms of option grants as it deems appropriate.

Options granted to participants under the 2009 LTI Plan will expire at such times as the Compensation Committee determines at the time of the grant, but no option will be exercisable later than seven years from the date of grant. Each option award agreement will set forth the extent to which the participant will have the right to exercise the option following termination of the participant’s employment. The termination provisions will be determined within the discretion of the Compensation Committee, may not be uniform among all participants and may reflect distinctions based on the reasons for termination of employment. Dividend equivalents do not attach to stock options.

Upon the exercise of an option granted under the 2009 LTI Plan, the option price is payable in full to us (1) in cash; (2) if permitted in the award agreement, by tendering shares having a fair market value at the time of exercise equal to the total option price (provided such shares have been held for at least six months prior to their tender); (3) if permitted in the award agreement, by a combination of (1) and (2); or (4) by any other method approved by the Compensation Committee in its sole discretion at the time of the grant and as set forth in the related award agreement.

Restricted Stock.  The Compensation Committee also will be authorized to award restricted shares of common stock under the 2009 LTI Plan on such terms and conditions as it shall establish. Although recipients will have the right to vote restricted shares from the date of grant, they will not have the right to sell or otherwise transfer the shares during the applicable period of restriction or until earlier satisfaction of other conditions imposed by the Compensation Committee in its sole discretion. The award agreement will specify the periods of restriction, restrictions based on achievement of specific performance objectives, restrictions under applicable federal or state securities laws and such other terms it deems appropriate. Unless the Compensation Committee otherwise determines, participants will receive dividends on their shares of restricted stock. The Compensation Committee in its discretion may apply any restrictions to the dividends that it deems appropriate.

Each award agreement for restricted stock will set forth the extent to which the participant will have the right to retain unvested shares of restricted stock following termination of the participant’s employment. These provisions will be determined in the sole discretion of the Compensation Committee, need not be uniform among all shares of restricted stock issued pursuant to the 2009 LTI Plan and may reflect distinctions based on reasons for termination of employment.

Restricted Stock Units.  An award of a restricted stock unit constitutes an agreement by us to deliver shares of our common stock or to pay an amount equal to the fair market value of a share of common stock for each restricted stock unit to a participant in the future in consideration of the performance of services. Restricted stock units may be granted by the Compensation Committee on such terms and conditions as it may establish. The restricted stock unit award agreement will specify the vesting period or periods, the specific performance objectives and such other conditions as may apply to the award. During the applicable vesting period, participants will have no voting rights with respect to the shares of common stock underlying a restricted stock unit grant. However, participants shall, unless the Compensation Committee otherwise determines, receive dividend equivalents on the shares underlying their restricted stock unit grant in the form of cash or additional restricted stock units if a dividend is paid with respect to shares of our common stock.

Each award agreement for restricted stock units will set forth the extent to which the participant will have the right to retain unvested restricted stock units following termination of employment. These provisions will be determined in the sole discretion of the Compensation Committee, need not be uniform among all participants and may reflect distinctions based on reasons for termination of employment.

No more than 1,200,000 shares of common stock may be granted in the form of awards of restricted stock and restricted stock units to any participant in any fiscal year.

Performance Shares and Performance Units.  Performance units and performance shares are forms of performance awards that are subject to the attainment of one or more pre-established performance goals during a designated performance period. Performance units and performance shares may be granted by the Compensation Committee at any time in such amounts and on such terms as the Compensation Committee determines. Each performance unit will have an initial value that is established by the Compensation Committee at the time of grant. Each performance share will have an initial value equal to the fair market value of a share of our common stock on the date of grant. The Compensation Committee in its discretion will determine the applicable performance period and will establish performance goals for any given performance period. When the performance period expires, the holder of performance shares or performance units will be entitled to receive a payout on the units and/or shares earned over the performance period based on the extent to which the performance goals have been achieved. Participants holding performance shares and/or performance units are not entitled to receive dividend units for dividends declared with respect to shares of our common stock.

Payments may be made in cash or in shares of common stock that have an aggregate fair market value equal to the earned performance units or performance shares on the last day of the applicable performance period. Each award agreement will set forth the extent to which the participant will have the right to receive a payout of these performance shares and/or performance units following termination of the participant’s employment. The termination provisions will be determined by the Compensation Committee in its sole discretion, may not be uniform among all participants and may reflect distinctions based on the reasons for termination of employment.

No more than 1,200,000 shares of common stock may be granted in the form of awards of performance shares to any participant in any fiscal year. No more than $6,000,000 may be paid in cash to any participant with respect to performance units granted in any fiscal year, as valued on the date of each grant.

Performance Measures.  The Compensation Committee may grant awards under the 2009 LTI Plan to eligible employees subject to the attainment of specified performance measures. The number of performance-based awards granted to an officer or employee in any year will be determined by the Compensation Committee in its sole discretion, subject to the limitations set forth in the 2009 LTI Plan. The value of each performance-based award will be determined based on the achievement of the pre-established, objective performance goals during each performance period. The duration of a performance period is set by the Compensation Committee. A new performance period may begin every year, or at more frequent or less frequent intervals, as determined by the Compensation Committee. The Compensation Committee will establish, in writing, the objective performance goals applicable to the valuation of performance-based awards granted in each performance period, the performance measures that will be used to determine the achievement of those performance goals and any formulas or methods to be used to determine the value of the performance-based awards.

Performance measures will be defined by the Compensation Committee on a consolidated, group or division basis and/or in comparison to one or more peer groups or indices. Performance measures selected by the Compensation Committee will be one or more of the following: cash flow, cash flow return on capital, cash flow return on assets, cash flow return on equity, net income, return on capital, return on assets, return on equity, share price, earnings per share, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, total return to stockholders, operating income and return on net assets. Following the end of a performance period, the Compensation Committee will determine the value of the performance-based awards granted for the period based on its determination of the degree of attainment of the pre-established objective performance goals. The Compensation Committee will also have discretion to reduce (but not to increase) the value of a performance-based award to “Covered Employees,” as defined in Section 162(m) of the Code.

Deferrals.  The Compensation Committee will have the discretion to provide for the deferral of an award or to permit participants to elect to defer payment of some or all types of awards in a manner consistent with the requirements of Section 409A of the Code.

Change in Control.  The treatment of outstanding awards upon the occurrence of a change in control (as defined in the 2009 LTI Plan) will be determined in the sole discretion of the Compensation Committee and will be described in the applicable award agreements and need not be uniform among all awards granted under the 2009 LTI Plan.

Adjustment and Amendments.  The 2009 LTI Plan provides for appropriate adjustments in the number of shares of our common stock subject to awards and available for future awards, as well as the maximum award limitations under the 2009 LTI Plan, in the event of changes in our outstanding common stock by reason of a merger, stock split, or certain other events. The 2009 LTI Plan may be modified, altered, suspended or terminated by the Board of Directors at any time and for any purpose that the Board of Directors deems appropriate, but no amendment to the 2009 LTI Plan shall adversely affect any outstanding awards without the affected participant’s consent, and stockholder approval is required if an amendment will materially modify the 2009 LTI Plan or is otherwise required by applicable law.

Transferability.  Except as otherwise specified in a participant’s award agreement, no award granted pursuant to, and no right to payment under, the 2009 LTI Plan will be assignable or transferable by a 2009 LTI Plan participant except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order, and any right granted under the 2009 LTI Plan will be exercisable during a participant’s lifetime only by the participant or by the participant’s guardian or legal representative.

Duration of the 2009 LTI Plan.  The 2009 LTI Plan will remain in effect until all options and rights granted thereunder have been satisfied or terminated pursuant to the terms of the 2009 LTI Plan and all performance periods for performance-based awards granted thereunder have been completed. However, in no event will any award be granted under the 2009 LTI Plan on or after May 8, 2019.

United States Federal Income Tax Consequences

The following summary is based on current interpretations of existing federal income tax laws. The discussion below is not purported to be complete, and it does not discuss the tax consequences arising in the context of the participant’s death or the income tax laws of any local, state or foreign country in which the participant’s income or gain may be taxable.

Stock Options.  Some of the options issuable under the 2009 LTI Plan may constitute incentive stock options within the meaning of Section 422 of the Code, while other options granted under the 2009 LTI Plan may be nonqualified stock options. The Code provides for tax treatment of stock options qualifying as incentive stock options that may be more favorable to employees than the tax treatment accorded nonqualified stock options.

Generally, upon the grant or exercise of an incentive stock option, the optionee will recognize no income for United States federal income tax purposes. The difference between the exercise price of the incentive stock option and the fair market value of the stock at the time of exercise is, however, an item of tax preference that may require payment of an alternative minimum tax. If the participant disposes of shares acquired by exercise of an incentive stock option either before the expiration of two years from the date the options are granted or within one year after the issuance of shares upon exercise of the incentive stock option (the “holding periods”), the participant will recognize in the year of disposition: (1) ordinary income to the extent that the lesser of either (a) the fair market value of the shares on the date of option exercise or (b) the amount realized upon disposition exceeds the option price and (2) capital gain to the extent the amount realized upon disposition exceeds the fair market value of the shares on the date of option exercise. If the shares are sold after expiration of the holding periods, the participant generally will recognize capital gain or loss equal to the difference between the amount realized upon disposition and the option price.

An optionee will recognize no income on the grant of a nonqualified stock option. Upon the exercise of a nonqualified stock option, the optionee will recognize ordinary taxable income (subject to withholding) in an amount equal to the difference between the fair market value of the shares on the date of exercise and the exercise price. Upon any sale of such shares by the optionee, any difference between the sale price and the fair market value of the shares on the date of exercise of the nonqualified option will be treated generally as capital gain or loss.

No deduction is available to us upon the grant or exercise of an incentive stock option (although a deduction may be available if the employee sells the shares so purchased before the applicable holding period expires), whereas upon exercise of a nonqualified stock option, we are entitled to a deduction in an amount equal to the income recognized by the optionee. Except with respect to death or disability of an optionee, an optionee has three months after termination of employment in which to exercise an incentive stock option and retain favorable tax treatment at exercise. An option exercised more than three months after an optionee’s termination of employment (other than upon death or disability) cannot qualify for the tax treatment accorded incentive stock options; such options would be treated as nonqualified stock options instead.

Restricted Stock.  A participant generally recognizes no taxable income at the time of an award of restricted stock. A participant may, however, make an election under Section 83(b) of the Code to have the grant taxed as compensation income at the date of receipt, with the result that any future appreciation or depreciation in the value of the shares of stock granted may be taxed as capital gain or loss on a subsequent sale of the shares. If the participant does not make a Section 83(b) election, the grant will be taxed as compensation income at the full fair market value on the date the restrictions imposed on the shares expire. Unless a participant makes a Section 83(b) election, any dividends paid to the participant on the shares of restricted stock will generally be compensation income to the participant and deductible by us as compensation expense. In general, we will receive an income tax deduction for any compensation income taxed to the participant. To the extent a participant realizes capital gains, as described above, we will not be entitled to any deduction for federal income tax purposes.

Restricted Stock Units.  A participant who is granted a restricted stock unit will recognize no income upon grant of the restricted stock unit. At the time the underlying shares of common stock (or cash in lieu thereof) are delivered to a participant, the participant will realize compensation income equal to the full fair market value of the shares received. We will be entitled to an income tax deduction corresponding to the compensation income recognized by the participant.

Performance Share or Performance Unit Awards.  A participant who is granted a performance share or a performance unit award will recognize no income upon grant of the performance share or a performance unit award. At the time the common stock is received as payment in respect of a performance share or performance unit award, the participant will realize compensation income equal to the fair market value of the shares received. We will be entitled to an income tax deduction corresponding to the compensation income recognized by the participant.

Section 162(m).  Under Section 162(m) of the Code, compensation we pay in excess of $1 million for any taxable year to “Covered Employees” generally is deductible by us or our affiliates for federal income tax purposes if it is based on our performance, is paid pursuant to a plan approved by our stockholders and meets certain other requirements. Generally, “Covered Employee” under Section 162(m) of the Code means the chief executive officer and our three highest paid executive officers other than our chief financial officer on the last day of the taxable year.

Section 409A.  Section 409A of the Code generally provides that any deferred compensation arrangement must satisfy specific requirements, both in operation and in form, regarding (1) the timing of payment, (2) the election of deferrals, and (3) restrictions on the acceleration of payment. Failure to comply with Section 409A of the Code may result in the early taxation (plus interest) to the participant of deferred compensation and the imposition of a 20% penalty on the participant on such deferred amounts included in the participant’s income. The Company intends to structure awards under the Plan in a manner that is designed to be exempt from or comply with Section 409A of the Code.

Change in Control.  The acceleration of the exercisability or the vesting of a grant or award upon the occurrence of a change in control may result in an “excess parachute payment” within the meaning of Section 280G of the Code. A “parachute payment” occurs when an employee receives payments contingent upon a change in control that exceed an amount equal to three times his or her “base amount.” The term “base amount” generally means the average annual compensation paid to such employee during the five-year period preceding the change in control. An “excess parachute payment” is the excess of all parachute payments made to the employee on account of a change in control over the employee’s base amount. If any amount received by an employee is characterized as an excess parachute payment, the employee is subject to a 20% excise tax on the amount of the excess, and the company is denied a deduction with respect to such excess payment.

We currently anticipate that the Compensation Committee will at all times consist of “outside directors” as required for purposes of Section 162(m) of the Code, and that the Compensation Committee will take the effect of Section 162(m) of the Code into consideration in structuring 2009 LTI Plan awards.

New Plan Benefits

The benefits that will be received under the 2009 LTI Plan by particular individuals or groups are not determinable at this time. Although not necessarily indicative of future grants that may be made under the 2009 LTI Plan, the following table sets forth with respect to each individual and group listed (1) the number of shares of restricted stock granted under the 2001 D&O Plan, and (2) the number of performance shares granted under the 2001 D&O Plan in each case during the last fiscal year. No other types of awards were granted under the 2001 D&O Plan during 2008.

	Performance	Restricted
Name	Shares	Stock

John A. Fees	177,850	49,320
Michael S. Taff	24,860	6,890
Brandon C. Bethards	14,180	29,930
Robert A. Deason	27,470	7,620
John T. Nesser, III	46,900	13,010
All executive officers as a group (10 persons)	332,700	131,240
All non-employee directors as a group (9 persons)	0	17,046
All employees other than executive officers as a group	300,080	207,610

Equity Compensation Plan Information

	Number of
	Securities to be		Number of
	Issued Upon	Weighted-Average	Securities
	Exercise of	Exercise Price of	Remaining
	Outstanding	Outstanding	Available for
Plan Category	Options and Rights	Options and Rights	Future Issuance

Equity compensation plans approved by security holders	756,164	$5.37	6,465,314
Equity compensation plans not approved by security holders(1)	563,870	$3.38	—
Total	1,320,034	$4.52	6,465,314

(1)	Reflects information on our 1992 Senior Management Stock Plan, which is our only equity compensation plan that has not been approved by our stockholders and that has any outstanding awards that have not been exercised. We are no longer authorized to grant new awards under our 1992 Senior Management Stock Plan.

Recommendation and Vote Required

Our Board of Directors unanimously recommends a vote “FOR” approval of this proposal. The proxy holders will vote all proxies received for approval of this proposal unless instructed otherwise. Our directors have an interest in and may benefit from the adoption of this proposal because they are eligible to receive awards under the 2009 LTI Plan. Approval of this proposal requires the affirmative vote of a majority of the outstanding shares of common stock present in person or represented by proxy and entitled to vote on this proposal at the Annual Meeting, provided that the total number of votes cast on the proposal represents a majority of the shares outstanding on the Record Date. Because abstentions are counted as present for purposes of the vote on this matter but are not votes “FOR” this proposal, they have the same effect as votes “AGAINST” this proposal. In general, brokers do not have discretionary authority on proposals relating to equity compensation plans. Therefore, absent instructions from you, your broker may not vote your shares on this proposal. Broker non-votes will have no effect on the vote, as long as the total number of votes cast on the proposal represents a majority of the shares entitled to vote.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR YEAR ENDING DECEMBER 31, 2009

(ITEM 3)

Our Board of Directors has ratified the decision of the Audit Committee to appoint Deloitte & Touche LLP to serve as the independent registered public accounting firm to audit our financial statements for the year ending December 31, 2009. Although we are not required to seek stockholder approval of this appointment, it has been our practice to do so. No determination has been made as to what action the Audit Committee and the Board of Directors would take if our stockholders fail to ratify the appointment. Even if the appointment is ratified, the Audit Committee retains discretion to appoint a new independent registered public accounting firm at any time if the Audit Committee concludes such a change would be in the best interests of McDermott. We expect that representatives of Deloitte & Touche LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions.

For the years ended December 31, 2008 and 2007, McDermott paid Deloitte & Touche fees, including expenses and taxes, totaling $8,097,071 and $7,250,318, which can be categorized as follows:

	2008	2007

Audit
The Audit fees for the years ended December 31, 2008 and 2007 were for professional services rendered for the audits of the consolidated financial statements of McDermott, the audit of McDermott’s internal control over financial reporting, statutory and subsidiary audits, reviews of the quarterly consolidated financial statements of McDermott and assistance with review of documents filed with the SEC	$7,208,475	$6,770,200
Audit-Related
The Audit-Related fees for the years ended December 31, 2008 and 2007 were for assurance and related services, employee benefit plan audits and advisory services related to Sarbanes-Oxley Section 404 compliance	$12,300	$10,118
Tax
The Tax fees for the years ended December 31, 2008 and 2007 were for professional services rendered for consultations on various U.S. federal, state and international tax matters, international tax compliance and tax planning, and assistance with tax examinations	$807,046	$468,500
All Other
The fees for All Other services for the years ended December 31, 2008 and 2007 were for professional services rendered for translation services and other advisory or consultation services not related to audit or tax	$69,250	$1,500
Total	$8,097,071	$7,250,318

It is the policy of our Audit Committee to preapprove all audit, review or attest engagements and permissible non-audit services to be performed by our independent registered public accounting firm, subject to, and in compliance with, the de minimis exception for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934 and the applicable rules and regulations of the SEC. Our Audit Committee did not rely on the de minimis exception for any of the fees disclosed above.

Recommendation and Vote Required

Our Board of Directors recommends that stockholders vote “FOR” the ratification of the decision of our Audit Committee to appoint Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2009. The proxy holders will vote all proxies received for approval of this proposal unless instructed otherwise. Approval of this proposal requires the affirmative vote of a majority of the outstanding shares of common stock present in person or represented by proxy and entitled to vote on this proposal at the Annual Meeting. Because abstentions are counted as present for purposes of the vote on this matter but are not votes “FOR” this proposal, they have the same effect as votes “AGAINST” this proposal.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Pursuant to our Code of Business Conduct, all employees (including our Named Executives) who have, or whose immediate family members have, any direct or indirect financial or other participation in any business that competes with, supplies goods or services to, or is a customer, of McDermott, are required to disclose to us and receive written approval from our Corporate Ethics and Compliance department prior to transacting such business. Our employees are expected to make reasoned and impartial decisions in the workplace. As a result, approval of the business is denied if we believe that the employee’s interest in such business could influence decisions relative to our business, or have the potential to adversely affect our business or the objective performance of the employee’s work. Our Corporate Ethics and Compliance department implements our Code of Business Conduct and related policies and the Governance Committee of our Board is responsible for overseeing our Ethics and Compliance Program, including compliance with our Code of Business Conduct. Our Board members are also responsible for complying with our Code of Business Conduct. Additionally, our Governance Committee is responsible for reviewing the professional occupations and associations of our Board members and reviews transactions between McDermott and other companies with which our Board members are affiliated. To obtain a copy of our Code of Business Conduct, please see the “Corporate Governance” section above in this proxy statement.

Each of Messrs. Fees, Taff, Bethards, Deason, Nesser, Baldwin, Johnson and Lewis and Ms. Hinrichs has irrevocably elected to satisfy withholding obligations relating to all or a portion of any applicable federal, state or other taxes that may be due on the vesting in the year ending December 31, 2009 of certain shares of restricted stock and performance shares awarded under various long-term incentive plans by returning to us the number of such vested shares having a fair market value equal to the amount of such taxes. These elections, which apply to an aggregate of 110,940 shares held by Mr. Fees, 27,047 shares held by Mr. Taff, 32,477 shares held by Mr. Bethards, 56,540 shares held by Mr. Deason, 44,837 shares held by Mr. Nesser, 700 shares held by Mr. Baldwin, 900 shares held by Mr. Johnson, 18,664 shares held by Mr. Lewis and 23,177 shares held by Ms. Hinrichs, are subject to approval of the Compensation Committee of our Board, which approval was granted. In the year ended December 31, 2008, each of Messrs. Wilkinson, Deason and Nesser and our former officers James R. Easter, Francis S. Kalman and Louis J. Sannino made a similar election which applied to an aggregate of 82,200, 75,000, 28,200, 11,700, 43,500 and 18,300 shares, respectively, that vested in the year ended December 31, 2008. Those elections were also approved by the Compensation Committee. We expect any transfers reflecting shares of restricted stock returned to us will be reported in the SEC filings made by those transferring holders who are obligated to report transactions in our securities under Section 16 of the Securities Exchange Act of 1934.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own 10% or more of our voting stock, to file reports of ownership and changes in ownership of our equity securities with the SEC and the New York Stock Exchange. Directors, executive officers and 10% or more holders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of those forms furnished to us, or written representations that no forms were required, we believe that our directors, executive officers and 10% or more beneficial owners complied with all Section 16(a) filing requirements during the year ended December 31, 2008, with the exception of John A. Fees, Chief Executive Officer of McDermott, and Robert W. Goldman, Director. Mr. Fees underreported shares from two transactions in a timely filed Form 4, which was amended two days later to reflect the correct number of shares. Mr. Goldman was late filing a Form 4 to report open market purchases occurring in six broker directed transactions.

STOCKHOLDERS’ PROPOSALS

Any stockholder who wishes to have a qualified proposal considered for inclusion in our proxy statement for our 2010 Annual Meeting must send notice of the proposal to our Corporate Secretary at our principal executive office no later than November 27, 2009. If you make such a proposal, you must provide your name, address, the number of shares of common stock you hold of record or beneficially, the date or dates on which such common stock was acquired and documentary support for any claim of beneficial ownership.

In addition, any stockholder who intends to submit a proposal for consideration at our 2010 Annual Meeting, but not for inclusion in our proxy materials, or who intends to submit nominees for election as directors at the meeting must notify our Corporate Secretary. Under our By-Laws, such notice must (1) be received at our executive offices no earlier than November 9, 2009 or later than January 8, 2010 and (2) satisfy specified requirements. A copy of the pertinent By-Law provisions can be found on our Web site at www.mcdermott.com at “Corporate Governance — Governance Policies.”

By Order of the Board of Directors,

LIANE K. HINRICHS
Secretary

Dated: March 27, 2009

APPENDIX A

2009 MCDERMOTT INTERNATIONAL, INC.

LONG-TERM INCENTIVE PLAN

ARTICLE I

Establishment, Objectives and Duration

1.1  Establishment of the Plan.  McDermott International, Inc., a corporation organized and existing under the laws of the Republic of Panama (hereinafter referred to as the “Company”), hereby establishes an incentive compensation plan to be known as the 2009 McDermott International, Inc. Long-Term Incentive Plan (hereinafter referred to as this “Plan”), as set forth in this document. This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units (each as hereinafter defined).

Subject to approval by the Company’s stockholders, this Plan shall become effective as of May 8, 2009 (the “Effective Date”) and shall remain in effect as provided in Section 1.3 hereof.

1.2  Objectives.  This Plan is designed to promote the success and enhance the value of the Company by linking the personal interests of Participants (as hereinafter defined) to those of the Company’s stockholders, and by providing Participants with an incentive for outstanding performance. This Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the employment and/or services of Participants.

1.3  Duration.  This Plan, as amended and restated, shall commence on the Effective Date, as described in Section 1.1 hereof, and shall remain in effect, subject to the right of the Board of Directors (as hereinafter defined) to amend or terminate this Plan at any time pursuant to Article 15 hereof, until all Shares (as hereinafter defined) subject to it shall have been purchased or acquired according to this Plan’s provisions; provided, however, that in no event may an Award (as hereinafter defined) be granted under this Plan on or after May 8, 2019.

ARTICLE 2

Definitions

As used in this Plan, the following terms shall have the respective meanings set forth below:

2.1  “Award” means a grant under this Plan of any Nonqualified Stock Option, Incentive Stock Option, Restricted Stock, Restricted Stock Unit, Performance Share or Performance Unit.

2.2  “Award Agreement” means an agreement entered into by the Company and a Participant, setting forth the terms and provisions applicable to an Award granted under this Plan.

2.3  “Award Limitations” has the meaning ascribed to such term in Section 4.2.

2.4  “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.5  “Board” or “Board of Directors” means the Board of Directors of the Company.

2.6  “Change in Control” means the occurrence or existence of any of the following facts or circumstances after the Effective Date:

(a) Any person (other than a trustee or other fiduciary holding securities under an Employee benefit plan of the Company or a corporation or other entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding voting securities;

APPENDIX A

(b) Within any period of two (2) consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board, and any new Directors (other than a Director designated by a Person who has entered into an agreement with the Company to effect any transaction described in Clause (a), (c), (d) or (e) of this Section 2.6) whose election by the Board or nomination for election by the stockholders of the Company, was approved by a vote of at least two-thirds (2/3) of the Directors, then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board;

(c) A merger or consolidation of the Company, with any other corporation or other entity has been consummated, other than a merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the voting securities of the Company or the surviving entity outstanding immediately after such merger or consolidation;

(d) The shareholders of the Company approve: (i) a plan of complete liquidation of the Company; or (ii) an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; or

(e) Within one year following the consummation of a merger or consolidation transaction involving the Company (whether as a constituent corporation, the acquiror, the direct or indirect parent entity of the acquiror, the entity being acquired, or the direct or indirect parent entity of the entity being acquired): (i) individuals who, at the time of the execution and delivery of the definitive agreement pursuant to which such transaction has been consummated by the parties thereto (a “Definitive Transaction Agreement”) (or, if there are multiple such agreements relating to such transaction, the first time of execution and delivery by the parties to any such agreement) (the “Execution Time”), constituted the Board cease, for any reason (excluding death, disability or voluntary resignation but including any such voluntary resignation effected in accordance with any Definitive Transaction Agreement), to constitute a majority of the Board; or (ii) either individual who, at the Execution Time, served as the Chief Executive Officer or Chief Financial Officer of the Company does not, for any reason (excluding as a result of death, disability or voluntary termination but including any such voluntary termination effected in accordance with any Definitive Transaction Agreement), serve as the Chief Executive Officer or Chief Financial Officer, as applicable, of the Company or, if the Company does not continue as a registrant with a class of equity securities registered pursuant to Section 12(b) of the Exchange Act, as the Chief Executive Officer or Chief Financial Officer, as applicable, of a corporation or other entity that is (A) a registrant with a class of equity securities registered pursuant to Section 12(b) of the Exchange Act and (B) the surviving entity in such transaction or a direct or indirect parent entity of the surviving entity or the Company following the consummation of such transaction; provided, however, that a Change in Control shall not be deemed to have occurred pursuant to this clause (e) in the case of a merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 55% of the combined voting power of the voting securities of the Company or the surviving entity outstanding immediately after such merger or consolidation.

However, in no event shall a “Change in Control” be deemed to have occurred with respect to a Participant if the Participant is part of the purchasing group which consummates a transaction resulting in a Change-in-Control. A Participant shall be deemed “part of a purchasing group” for purposes of the preceding sentence if the Participant is an equity participant in the purchasing company or group (except for: (i) passive ownership of less than three percent (3%) of the stock of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group which is otherwise not significant, as determined prior to the Change in Control by a majority of the non-employee continuing Directors).

2.7  “Code” means the Internal Revenue Code of 1986, as amended from time to time.

APPENDIX A

2.8  “Committee” means the Compensation Committee of the Board, or such other committee of the Board appointed by the Board to administer this Plan (or the entire Board if so designated by the Board by written resolution), as specified in Article 3 hereof.

2.9  “Company” means McDermott International, Inc., a corporation organized and existing under the laws of the Republic of Panama, and, except where the context otherwise indicates, shall include the Company’s Subsidiaries and, except with respect to the definition of “Change in Control” set forth above and the application of any defined terms used in such definition, any successor to any of such entities as provided in Article 18 hereof.

2.10  “Consultant” means a natural person who is neither an Employee nor a Director and who performs services for the Company or a Subsidiary pursuant to a contract, provided that those services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

2.11  “Director” means any individual who is a member of the Board of Directors; provided, however, that any member of the Board of Directors who is employed by the Company shall be considered an Employee under this Plan.

2.12  “Disability” in the case of an Employee, shall have the meaning ascribed to such term in the Participant’s governing long-term disability plan and, in the case of a Director or Consultant, shall mean a permanent and total disability within the meaning of Section 22 (e)(3) of the Code, as determined by the Committee in good faith, upon receipt of medical advice that the Committee deems sufficient and competent, from one or more individuals selected by the Committee who are qualified to provide professional medical advice.

2.13  “Effective Date” shall have the meaning ascribed to such term in Section 1.1 hereof.

2.14  “Employee” means any person who is employed by the Company.

2.15  “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

2.16  “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

2.17  “Fair Market Value” of a Share shall mean, as of a particular date, (a) if Shares are listed on a national securities exchange, the closing sales price per Share on the consolidated transaction reporting system for the principal national securities exchange on which Shares are listed on that date, or, if no such sale is so reported on that date, on the last preceding date on which such a sale was so reported, (b) if no Shares are so listed but are traded on an over-the-counter market, the mean between the closing bid and asked prices for Shares on that date, or, if there are no such quotations available for that date, on the last preceding date for which such quotations are available, as reported by the National Quotation Bureau Incorporated, or (c) if no Shares are publicly traded, the most recent value determined by an independent appraiser appointed by the Company for that purpose.

2.18  “Fiscal Year” means the year commencing January 1 and ending December 31.

2.19  “Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Article 6 hereof and which is designated as an Incentive Stock Option and is intended to meet the requirements of Code Section 422, or any successor provision.

2.20  “Named Executive Officer” means a Participant who, as of the date of vesting and/or payout of an award is one of the group of “covered employees” as defined in Section 162(m) of the Code and the regulations promulgated thereunder.

2.21  “Nonqualified Stock Option” or “NQSO” means an option to purchase Shares granted under Article 6 hereof and which is not an Incentive Stock Option.

2.22  “Officer” means an Employee of the Company included in the definition of “Officer” under Section 16 of the Exchange Act and rules and regulations promulgated thereunder or such other Employees who are designated as “Officers” by the Board.

APPENDIX A

2.23  “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

2.24  “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee.

2.25  “Participant” means an eligible Officer, Director, Consultant or Employee who has been selected for participation in this Plan in accordance with Section 5.2.

2.26  “Performance-Based Award” means an Award that is designed to qualify for the Performance-Based Exception.

2.27  “Performance-Based Exception” means the performance-based exception from the deductibility limitations of Code Section 162(m).

2.28  “Performance Period” means, with respect to a Performance-Based Award, the period of time during which the performance goals specified in such Award must be met in order to determine the degree of payout and/or vesting with respect to that Performance-Based Award.

2.29  “Performance Share” means an Award designated as such and granted to an Employee, as described in Article 8 hereof.

2.30  “Performance Unit” means an Award designated as such and granted to an Employee, as described in Article 8 herein.

2.31  “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its sole discretion) as set forth in the related Award Agreement, and/or the Shares are subject to a substantial risk of forfeiture, as provided in Article 7 hereof.

2.32  “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Section 13(d) and 14(d) thereof, including a “group” (as that term is used in Section 13(d)(3) thereof).

2.33  “Restricted Stock” means an Award designated as such and granted to a Participant pursuant to Article 7 hereof.

2.34  “Restricted Stock Unit” or “RSU” means a contractual promise to distribute to a Participant one Share or cash equal to the Fair Market Value of one Share, determined in the sole discretion of the Committee, which shall be delivered to the Participant upon satisfaction of the vesting and any other requirements set forth in the related Award Agreement.

2.35  “Retirement” shall have the meaning ascribed to such term by the Committee, as set forth in the applicable Award Agreement.

2.36  “Shares” means the common stock, par value $1.00 per share, of the Company.

2.37  “Subsidiary” means any corporation, partnership, joint venture, affiliate or other entity in which the Company has a majority voting interest and which the Committee designates as a participating entity in this plan.

2.38  “Vesting Period” means the period during which an Award granted hereunder is subject to a service or performance-related restriction, as set forth in the related Award Agreement.

APPENDIX A

ARTICLE 3

Administration

3.1  The Committee.  This Plan shall be administered by the Committee. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors.

3.2  Authority of the Committee.  Except as limited by law or by the Articles of Incorporation or Amended and Restated By-Laws of the Company (each as amended from time to time), the Committee shall have full and exclusive power and authority to take all actions specifically contemplated by this Plan or that are necessary or appropriate in connection with the administration hereof and shall also have full and exclusive power and authority to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as the Committee may deem necessary or proper. The Committee shall have full power and sole discretion to: select Officers, Directors, Consultants and Employees who shall be granted Awards under this Plan; determine the sizes and types of Awards; determine the time when Awards are to be granted and any conditions that must be satisfied before an Award is granted; determine the terms and conditions of Awards in a manner consistent with this Plan; determine whether the conditions for earning an Award have been met and whether a Performance-Based Award will be paid at the end of an applicable performance period; determine the guidelines and/or procedures for the payment or exercise of Awards; and determine whether a Performance-Based Award should qualify, regardless of its amount, as deductible in its entirety for federal income tax purposes, including whether a Performance-Based Award granted to an Officer should qualify as performance-based compensation. The Committee may, in its sole discretion, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provision of this Plan or any Award or otherwise amend or modify any Award in any manner that is either (a) not adverse to the Participant to whom such Award was granted or (b) consented to in writing by such Participant, and (c) consistent with the requirements of Code Section 409A, if applicable. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to further this Plan’s objectives. Further, the Committee shall make all other determinations that may be necessary or advisable for the administration of this Plan. As permitted by law and the terms of this Plan, the Committee may delegate its authority as identified herein.

3.3  Delegation of Authority.  To the extent permitted under applicable law, the Committee may delegate to the Chief Executive Officer and to other senior officers of the Company its duties under this Plan pursuant to such conditions or limitations as the Committee may establish; provided however, the Committee may not delegate any authority to grant Awards to a Director.

3.4  Decisions Binding.  All determinations and decisions made by the Committee pursuant to the provisions of this Plan and all related orders and resolutions of the Committee shall be final, conclusive and binding on all persons concerned, including the Company, its stockholders, Officers, Directors, Employees, Consultants, Participants and their estates and beneficiaries.

ARTICLE 4

Shares Subject to this Plan

4.1  Number of Shares Available for Grants of Awards.  Subject to adjustment as provided in Section 4.3 hereof, there is reserved for issuance of Awards under this Plan nine million (9,000,000) Shares. Shares subject to Awards under this Plan that are cancelled, forfeited, terminated or expire unexercised, shall immediately become available for the granting of Awards under this Plan. Additionally, Shares approved pursuant to the 2001 Directors and Officers Long Term Incentive Plan which have not been awarded as of the Effective Date, or are subject to awards that are canceled, terminated, forfeited, expire unexercised, are settled in cash in lieu of Shares, or are exchanged for consideration that does not involve Shares will immediately become available for Awards. The Committee may from time to time adopt and observe such procedures concerning the counting of Shares against this Plan maximum as it may deem appropriate.

APPENDIX A

4.2  Limits on Grants in Any Fiscal Year.  The following rules (“Award Limitations”) shall apply to grants of Awards under this Plan:

(a) Options.  The maximum aggregate number of Shares issuable pursuant to Awards of Options that may be granted in any one Fiscal Year of the Company to any one Participant shall be one million two hundred thousand (1,200,000).

(b) Restricted Stock and Restricted Stock Units.  The maximum aggregate number of Shares subject to Awards of Restricted Stock and RSUs that may be granted in any one Fiscal Year to any one Participant shall be one million two hundred thousand (1,200,000).

(c) Performance Shares.  The maximum aggregate number of Shares subject to Awards of Performance Shares that may be granted in any one Fiscal Year to any one Participant shall be one million two hundred thousand (1,200,000).

(d) Performance Units.  The maximum aggregate cash payout with respect to Performance Units granted in any one Fiscal Year to any one Participant shall be six million dollars ($6,000,000), with such cash value determined as of the date of each grant.

4.3  Adjustments in Authorized Shares.  The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Shares) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

If there shall be any change in the Shares of the Company or the capitalization of the Company through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split-up, spin-off, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, the Committee, in its sole discretion, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall adjust, in such manner as it deems equitable, as applicable, the number and kind of Shares that may be granted as Awards under this Plan, the number and kind of Shares subject to outstanding Awards, the exercise or other price applicable to outstanding Awards, the Awards Limitations, the Fair Market Value of the Shares and other value determinations applicable to outstanding Awards; provided, however, that the number of Shares subject to any Award shall always be a whole number. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee shall be authorized, in its sole discretion, to: (a) grant or assume Awards by means of substitution of new Awards, as appropriate, for previously granted Awards or to assume previously granted Awards as part of such adjustment; (b) make provision, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, Awards and the termination of Options that remain unexercised at the time of such transaction; (c) provide for the acceleration of the vesting and exercisability of Options and the cancellation thereof in exchange for such payment as the Committee, in its sole discretion, determines is a reasonable approximation of the value thereof; (d) cancel any Awards and direct the Company to deliver to the Participants who are the holders of such Awards cash in an amount that the Committee shall determine in its sole discretion is equal to the fair market value of such Awards as of the date of such event, which, in the case of any Option, shall be the amount equal to the excess of the Fair Market Value of a Share as of such date over the per-share exercise price for such Option (for the avoidance of doubt, if such exercise price is less than such Fair Market Value, the Option may be canceled for no consideration); or (e) cancel Awards that are Options and give the Participants who are the holders of such Awards notice and opportunity to exercise prior to such cancellation.

APPENDIX A

ARTICLE 5

Eligibility and Participation

5.1  Eligibility.  Persons eligible to participate in this Plan include all Officers, Directors, Employees and Consultants, as determined in the sole discretion of the Committee.

5.2  Actual Participation.  Subject to the provisions of this Plan, the Committee may, from time to time, select from all Officers, Directors, Employees and Consultants, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No Officer, Director, Employee or Consultant shall have the right to be selected for Participation in this Plan, or, having been so selected, to be selected to receive a future award.

ARTICLE 6

Options

6.1  Grant of Options.  Subject to the terms and provisions of this Plan, Options may be granted to Participants in such number, upon such terms, at any time, and from time to time, as shall be determined by the Committee; provided, however, that ISOs may be awarded only to Employees. Subject to the terms of this Plan, the Committee shall have discretion in determining the number of Shares subject to Options granted to each Participant.

6.2  Option Award Agreement.  Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine that are not inconsistent with the terms of this Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO (provided that, in the absence of such specification, the Option shall be an NQSO).

6.3  Option Price.  The Option Price for each grant of an Option under this Plan shall be as determined by the Committee; provided, however, that, subject to any subsequent adjustment that may be made pursuant to the provisions of Section 4.3 hereof, the Option Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted. Except as otherwise provided in Section 4.3 hereof, without prior stockholder approval no repricing of Options awarded under this Plan shall be permitted such that the terms of outstanding Options may not be amended to reduce the Option Price and further Options may not be replaced or regranted through cancellation, in exchange for cash, other Awards, or if the effect of the replacement or regrant would be to reduce the Option Price of the Options or would constitute a repricing under generally accepted accounting principles in the United States (as applicable to the Company’s public reporting).

6.4  Duration of Options.  Subject to any earlier expiration that may be effected pursuant to the provisions of Section 4.3 hereof, each Option shall expire at such time as the Committee shall determine at the time of grant; provided, however, that an Option shall not be exercisable later than the seventh (7th) anniversary date of its grant.

6.5  Exercise of Options.  Options granted under this Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

6.6  Payment.  Any Option granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company in the manner prescribed in the related Award Agreement, setting forth the number of Shares with respect to which the Option is to be exercised, and either (i) accompanied by full payment of the Option Price for the Shares issuable on such exercise or (ii) exercised in a manner that is in accordance with applicable law and the “cashless exercise” procedures (if any) approved by the Committee involving a broker or dealer.

The Option Price upon exercise of any Option shall be payable to the Company in full: (a) in cash; (b) by tendering previously acquired Shares valued at their Fair Market Value per Share at the time of exercise (provided that the Shares which are tendered must have been held by the Participant for at least six (6) months prior to their tender); (c) by a combination of (a) and (b); or (d) any other method approved by the Committee, in its sole discretion.

APPENDIX A

Subject to any governing rules or regulations, as soon as practicable after receipt of a notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant’s name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option.

6.7  Restrictions on Share Transferability.  The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Plan as it may deem advisable, including, without limitation, restrictions under applicable U.S. federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

6.8  Termination of Employment, Service or Directorship.  Each Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment, service or directorship with the Company and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in each Award Agreement entered into with a Participant with respect to an Option Award, need not be uniform among all Options granted pursuant to this Article 6 and may reflect distinctions based on the reasons for termination.

6.9  Transferability of Options.

(a) Incentive Stock Options.  No ISO granted under this Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA, or the regulations thereunder. Further, all ISOs granted to a Participant under this Plan shall be exercisable during his or her lifetime only by such Participant.

(b) Nonqualified Stock Options.  Except as otherwise provided in a Participant’s Award Agreement, NQSOs granted under this Plan may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA, or the regulations thereunder. Further, except as otherwise provided in a Participant’s Award Agreement, all NQSOs granted to a Participant under this Plan shall be exercisable during his or her lifetime only by such Participant.

ARTICLE 7

Restricted Stock

7.1  Grant of Restricted Stock.  Subject to the terms and provisions of this Plan, the Committee at any time, and from time to time, may grant Shares as Restricted Stock (“Shares of Restricted Stock”) to Participants in such amounts as the Committee shall determine.

7.2  Restricted Stock Award Agreement.  Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine.

7.3  Transferability.  Except as provided in the Participant’s related Award Agreement and/or this Article 7, the Shares of Restricted Stock granted to a Participant under this Plan may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the related Award Agreement entered into with that Participant, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Award Agreement. During the applicable Period of Restriction, all rights with respect to the Restricted Stock granted to a Participant under this Plan shall be available during his or her lifetime only to such Participant. Any attempted assignment of Restricted Stock in violation of this Section 7.3 shall be null and void.

7.4  Other Restrictions.  The Committee may impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to this Plan as it may deem advisable, including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based

APPENDIX A

upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals and/or restrictions under applicable U.S. federal or state securities laws.

To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or have lapsed.

7.5  Removal of Restrictions.  Except as otherwise provided in this Article 7, Shares of Restricted Stock covered by each Restricted Stock Award made under this Plan shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or have lapsed.

7.6  Voting Rights.  To the extent permitted by the Committee or required by law, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares during the applicable Period of Restriction.

7.7  Dividends.  During the applicable Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder shall, unless the Committee otherwise determines, be credited with cash dividends paid with respect to the Shares, in a manner determined by the Committee in its sole discretion. The Committee may apply any restrictions to the dividends that it deems appropriate.

7.8  Termination of Employment, Service or Directorship.  Each Restricted Stock Award Agreement shall set forth the extent to which the Participant shall have the right to receive unvested Shares of Restricted Stock following termination of the Participant’s employment, service or directorship with the Company and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in each Award Agreement entered into with a Participant with respect to Shares of Restricted Stock, need not be uniform among all Shares of Restricted Stock granted pursuant to this Article 7 and may reflect distinctions based on the reasons for termination.

ARTICLE 8

Performance Units and Performance Shares

8.1  Grant of Performance Units/Shares.  Subject to the terms of this Plan, Performance Units and Performance Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

8.2  Value of Performance Units/Shares.  Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to one hundred percent (100%) of the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion that, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Shares which will be paid out to the Participant.

8.3  Earning of Performance Units/Shares.  Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Shares shall be entitled to receive payment of the number and value of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

8.4  Form and Timing of Payment of Performance Units/Shares.  Subject to the provisions of Article 12 hereof, Payment of earned Performance Units/Shares to a Participant shall be made no later than March 15 following the end of the calendar year in which such Performance Units/Shares vest, or as soon as administratively practicable thereafter if payment is delayed due to unforeseeable events. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Units/Shares in the form of cash or in Shares (or in a combination thereof) that have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period. Any Shares issued or transferred to a Participant for this purpose may be granted subject to any restrictions that are deemed appropriate by the Committee.

APPENDIX A

8.5  Termination of Employment, Service or Directorship.  Each Award Agreement providing for a Performance Unit/Share shall set forth the extent to which the Participant shall have the right to receive a payout of cash or Shares with respect to unvested Performance Unit/Shares following termination of the Participant’s employment, service or directorship with the Company and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with the Participant, need not be uniform among all Awards of Performance Units/Shares granted pursuant to this Article 8 and may reflect distinctions based on the reasons for termination.

8.6  Transferability.  Except as otherwise provided in a Participant’s related Award Agreement, Performance Units/Shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA, or the regulations thereunder. Further, except as otherwise provided in a Participant’s related Award Agreement, a Participant’s rights with respect to Performance Units/Shares granted to that Participant under this Plan shall be exercisable during the Participant’s lifetime only by the Participant. Any attempted assignment of Performance Units/Shares in violation of this Section 8.6 shall be null and void.

ARTICLE 9

Restricted Stock Units

9.1  Grant of RSUs.  Subject to the terms and provisions of this Plan, the Committee at any time, and from time to time, may grant RSUs to eligible Participants in such amounts as the Committee shall determine.

9.2  RSU Award Agreement.  Each RSU Award to a Participant shall be evidenced by an RSU Award Agreement entered into with that Participant, which shall specify the Vesting Period, the number of RSUs granted, and such other provisions as the Committee shall determine in its sole discretion.

9.3  Transferability.  Except as provided in a Participant’s related Award Agreement, RSUs granted hereunder may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA, or the regulations thereunder. Further, except as otherwise provided in a Participant’s related Award Agreement, a Participant’s rights with respect to an RSU Award granted to that Participant under this Plan shall be available during his or her lifetime only to such Participant. Any attempted assignment of an RSU Award in violation of this Section 9.3 shall be null and void.

9.4  Form and Timing of Delivery.  If a Participant’s RSU Award Agreement provides for payment in cash, payment equal to the Fair Market Value of the Shares underlying the RSU Award, calculated as of the last day of the applicable Vesting Period, shall be made in a single lump-sum payment. If a Participant’s RSU Award Agreement provides for payment in Shares, the Shares underlying the RSU Award shall be delivered to the Participant. Such payment of cash or Shares shall be made no later than March 15 following the end of the calendar year during which the RSU Award vests, or as soon as practicable thereafter if payment is delayed due to unforeseeable events. Such delivered Shares shall be freely transferable by the Participant.

9.5  Voting Rights and Dividends.  During the applicable Vesting Period, Participants holding RSUs shall not have voting rights with respect to the Shares underlying such RSUs. During the applicable Vesting Period, Participants holding RSUs granted hereunder shall, unless the Committee otherwise determines, be credited with dividend equivalents, in the form of cash or additional RSUs (as determined by the Committee in its sole discretion), if a cash dividend is paid with respect to the Shares. The extent to which dividend equivalents shall be credited shall be determined in the sole discretion of the Committee. Such dividend equivalents shall be subject to a Vesting Period equal to the remaining Vesting Period of the RSUs with respect to which the dividend equivalents are paid.

9.6  Termination of Employment, Service or Directorship.  Each RSU Award Agreement shall set forth the extent to which the applicable Participant shall have the right to receive a payout of cash or Shares with respect to unvested RSUs following termination of the Participant’s employment, service or directorship with the Company and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be

APPENDIX A

included in each Award Agreement entered into with a Participant with respect to RSUs, need not be uniform among all RSUs granted pursuant to this Article 9 and may reflect distinctions based on the reasons for termination.

ARTICLE 10

Performance Measures

10.1  Performance Measures.  Unless and until the Committee proposes and shareholders approve a change in the general performance measures set forth in this Article 10, the attainment of which may determine the degree of payout and/or vesting with respect to Awards to Named Executive Officers which are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used for purposes of such grants shall be chosen from among the following alternatives:

(a) Cash Flow;

(b) Cash Flow Return on Capital;

(c) Cash Flow Return on Assets;

(d) Cash Flow Return on Equity;

(e) Net Income;

(f) Return on Capital;

(g) Return on Assets;

(h) Return on Equity;

(i) Share Price;

(j) Earnings Per Share;

(k) Earnings Before Interest and Taxes;

(l) Earnings Before Interest, Taxes, Depreciation and Amortization;

(m) Total Return to Shareholders;

(n) Operating Income; and

(o) Return on Net Assets.

Subject to the terms of this Plan, each of these measures shall be defined by the Committee on a consolidated, group or division basis or in comparison to one or more peer group companies or indices, and may include or exclude specified extraordinary items as defined by the Company’s auditors.

10.2  Adjustments.  The Committee shall have the sole discretion to adjust determinations of the degree of attainment of the pre-established performance goals; provided, however, that Awards which are designed to qualify for the Performance-Based Exception and which are held by Named Executive Officers may not be adjusted upwards on a discretionary basis. The Committee shall retain the discretion to adjust such Awards downward.

10.3  Compliance with Code Section 162(m).  In the event that applicable tax and/or securities laws or regulations change to permit Committee discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards to Named Executive Officers which shall not qualify for the Performance-Based Exception, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and the regulations issued thereunder. Any performance-based Awards granted to Officers or Directors that are not intended to qualify as qualified performance-based compensation under Section 162(m) of the Code shall be based on achievement of

APPENDIX A

such performance measure(s) and be subject to such terms, conditions and restrictions as the Committee shall determine.

ARTICLE 11

Beneficiary Designation

Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of the Participant’s death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

ARTICLE 12

Deferrals

The Committee may, in its sole discretion, permit selected Participants to elect to defer payment of some or all types of Awards, or may provide for the deferral of an Award in an Award Agreement; provided, however, that the timing of any such election and payment of any such deferral shall be specified in the Award Agreement and shall conform to the requirements of Code Section 409A(a)(2), (3) and (4) and the regulations and rulings issued thereunder. Any deferred payment, whether elected by a Participant or specified in an Award Agreement or by the Committee, may be forfeited if and to the extent that the applicable Award Agreement so provides.

ARTICLE 13

Rights of Employees, Directors and Consultants

13.1  Employment or Service.  Nothing in this Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or service at any time, nor confer upon any Participant any right to continue in the employ or service of the Company.

13.2  No Contract of Employment.  Neither an Award nor any benefits arising under this Plan shall constitute part of a Participant’s employment contract with the Company or any Subsidiary, and accordingly, subject to the provisions of Article 15 hereof, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Board without giving rise to liability on the part of the Company or any Subsidiary for severance payments.

13.3  Transfers Between Participating Entities.  For purposes of this Plan, a transfer of a Participant’s employment between the Company and a Subsidiary, or between Subsidiaries, shall not be deemed to be a termination of employment. Upon such a transfer, the Committee may make such adjustments to outstanding Awards as it deems appropriate to reflect the change in reporting relationships.

ARTICLE 14

Change in Control

The treatment of outstanding Awards upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges shall be determined in the sole discretion of the Committee and shall be described in the Award Agreements and need not be uniform among all Awards granted pursuant to this Plan.

APPENDIX A

ARTICLE 15

Amendment, Modification and Termination

15.1  Amendment, Modification, and Termination.  The Board may at any time and from time to time, alter, amend, suspend or terminate this Plan in whole or in part, provided, however, that shareholder approval shall be required for any amendment that materially alters the terms of this Plan or is otherwise required by applicable legal requirements. No amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant.

15.2  Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.  The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.3 hereof) affecting the Company or the financial statements of the Company or in recognition of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan.

ARTICLE 16

Withholding

The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or Shares under this Plan, or at the time applicable law otherwise requires, an appropriate amount of cash or number of Shares or a combination thereof for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may permit withholding to be satisfied by the transfer to the Company of Shares theretofore owned by the holder of the Award with respect to which withholding is required. If Shares are used to satisfy tax withholding, such Shares shall be valued at their Fair Market Value on the date when the tax withholding is required to be made.

ARTICLE 17

Indemnification

Each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom the Committee has delegated authority in accordance with Article 3 hereof, shall be indemnified and held harmless by the Company against and from: (a) any loss, cost, liability, or expense that may be imposed upon or reasonable incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan, except for any such action or failure to act that constitutes willful misconduct on the part of such person or as to which any applicable statute prohibits the Company from providing indemnification; and (b) any and all amounts paid by him or her in settlement of any claim, action, suit or proceeding as to which indemnification is provided pursuant to clause (a) of this sentence, with the Company’s approval, or paid by him or her in satisfaction of any judgment or award in any such action, suit or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf.

The foregoing right of indemnification shall be in addition to any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Amended and Restated By-Laws (each, as amended from time to time), as a matter of law, or otherwise.

APPENDIX A

ARTICLE 18

Successors

All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the direct or indirect result of a merger, consolidation, purchase of all or substantially all of the business and/or assets of the Company or other transaction.

ARTICLE 19

General Provisions

19.1  Restrictions and Legends.  No Shares or other form of payment shall be issued or transferred with respect to any Award unless the Company shall be satisfied that such issuance or transfer will be in compliance with applicable U.S. federal and state securities laws. The Committee may require each person receiving Shares pursuant to an Award under this Plan to represent to and agree with the Company in writing that the Participant is acquiring the Shares for investment without a view to distribution thereof. Any certificates evidencing Shares delivered under this Plan (to the extent that such Shares are so evidenced) may be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Shares are then listed or to which they are admitted for quotation and any applicable U.S. federal or state securities law. In addition to any other legend required by this Plan, any certificates for such Shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

19.2  Gender and Number.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular and the singular shall include the plural.

19.3  Severability.  If any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

19.4  Requirements of Law.  The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

19.5  Uncertificated Shares.  To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange or transaction reporting system on which the Shares are listed or to which the Shares are admitted for quotation.

19.6  Unfunded Plan.  Insofar as this Plan provides for Awards of cash, Shares or rights thereto, it will be unfunded. Although the Company may establish bookkeeping accounts with respect to Participants who are entitled to cash, Shares or rights thereto under this Plan, it will use any such accounts merely as a bookkeeping convenience. Participants shall have no right, title or interest whatsoever in or to any investments that the Company may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts, except as expressly set forth in this Plan. This Plan is not intended to be subject to ERISA.

19.7  No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, Awards or other property shall be delivered or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

APPENDIX A

19.8  Governing Law.  This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, will be governed by and construed in accordance with the laws of the State of Texas, without giving effect to any conflicts of laws provisions thereof that would result in the application of the laws of any other jurisdiction.

VOTE BY INTERNET — www.proxyvote.comUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 7, 2009 (May 5, 2009 for participants in McDermott’s Thrift Plan). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and MCDERMOTT INTERNATIONAL, INC.to create an electronic voting instruction form.777 N. ELDRIDGE PARKWAYVOTE BY PHONE — 1-800-690-6903HOUSTON, TX 77079Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 7, 2009 (May 5, 2009 for participants in McDermott’s Thrift Plan). Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, so that it is received prior to the Annual Meeting on May 8, 2009.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK:MCDMI1KEEP THIS TOP PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.DETACH AND RETURN THIS PORTION ONLYMCDERMOTT INTERNATIONAL, INC.For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write theThe Board of Directors recommends a vote “FOR“number(s) of the nominee(s) on the line below. Items 1, 2 and 3.Vote On Directors0 0 01.Election of DirectorsNominees as Class I Directors:01) Roger A. Brown 02) John A. Fees 03) Oliver D. Kingsley, Jr.Nominees as Class II Directors:04) D. Bradley McWilliams 05) Richard W. Mies 06) Thomas C. SchievelbeinFor Against AbstainVote On Proposals2.Approve the 2009 McDermott International, Inc. Long-Term Incentive Plan.0 0 03.Ratification of appointment of McDermott’s independent registered public accounting firm for the year ending December 31, 2009.0 0 0The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s).If no direction is made, this proxy will be voted FOR items 1, 2 and 3. If any other matters properly come before the meeting, the person named in this proxy will vote in their discretion.For address changes and/or comments, please check this0 box and write them on the back where indicated.Yes No Please indicate if you plan to attend this meeting.0 0Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.Signature [PLEASE SIGN WITHIN BOX]DateSignature (Joint Owners)Date

McDermott International, Inc.Annual Meeting Friday, May 8, 2009 at 9:30 a.m. 757 N. Eldridge Parkway, 14th Fl.Houston, TX, 77079Dear Stockholder:McDermott International, Inc. encourages you to vote the shares electronically through the Internet or the telephone, which are available 24 hours a day, 7 days a week. This eliminates the need to return the proxy card.Your electronic vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card.If you choose to vote the shares electronically, there is no need for you to mail back the proxy card.Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement, 10-K and Shareholder Letter are available at www.proxyvote.com.IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPEMCDMI2McDermott International, Inc.THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSANNUAL MEETING OF STOCKHOLDERS - Friday, May 8, 2009The undersigned hereby appoints John A. Fees and Liane K. Hinrichs, and each of them individually as proxies, each with the power to appoint (his/ her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of McDermott International, Inc. (“McDermott”), that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:30 a.m., on Friday, May 8, 2009, at 757 N. Eldridge Parkway, 14th Floor, Houston, TX, 77079, and any adjournment or postponement thereof.THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF MCDERMOTT’S ANNUAL REPORT FOR YEAR ENDED DECEMBER 31, 2008 AND ITSNOTICE OF 2009 ANNUAL MEETING AND RELATED PROXY STATEMENT.ATTENTION PARTICIPANTS IN MCDERMOTT’S THRIFT PLAN: If you hold shares of McDermott common stock through The Thrift Plan for Employees of McDermott Incorporated and Participating Subsidiary and Affiliated Companies (the “Thrift Plan”), this proxy covers all shares for which the undersigned has the right to give voting instructions to Vanguard Fiduciary Trust Company (“Vanguard”), Trustee of the McDermott Thrift Plan. Your proxy must be received no later than 11:59 P.M. Eastern Time on May 5, 2009. Any shares of McDermott common stock held in the Thrift Plan that are not voted or for which Vanguard does not receive timely voting instructions, will be voted in the same proportion as the shares for which Vanguard receives timely voting instructions from other participants in the Thrift Plan.PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPEAddress Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)CONTINUED AND TO BE SIGNED ON REVERSE SIDE

MCDERMOTT INTERNATIONAL, INC. Shareholder Meeting to be held on 5/8/2009 ** IMPORTANT NOTICE ** Proxy Materials Available Regarding the Availability of Proxy Materials • Notice and Proxy Statement • Form 10-K You are receiving this communication because you hold shares in the • Shareholder Letter above company, and the materials you should review before you cast your vote are now available. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. PROXY MATERIALS — VIEW OR RECEIVE You can choose to view the materials online or receive a paper or e-mail copy. There is NO charge for requesting a copy. To facilitate timely delivery please make the request as instructed below on or before 4/24/09. MCDERMOTT INTERNATIONAL, INC. HOW TO VIEW MATERIALS VIA THE INTERNET 777 N. ELDRIDGE PARKWAY HOUSTON, TX 77079 Have the 12 Digit Control Number available and visit: www.proxyvote.com HOW TO REQUEST A COPY OF MATERIALS 1) BY INTERNET — www.proxyvote.com 2) BY TELEPHONE — 1-800-579-1639 3) BY E-MAIL* — sendmaterial@proxyvote.com *If requesting materials by e-mail, please send a blank e-mail with the 12 Digit Control Number (located on the following page) in the subject line. R1MDI1 See the Reverse Side for Meeting Information and Instructions on How to Vote

Meeting Information How To Vote Meeting Type: Annual Vote In Person Meeting Date: 5/8/2009 Please check the meeting materials for any special Meeting Time: 9:30 a.m. requirements for meeting attendance. At the meeting, you For holders as of: 3/9/09 will need to request a ballot to vote these shares. Meeting Location: McDermott International, Inc. 757 N. Eldridge Parkway, 14th Fl. Houston, TX 77079 Vote By Internet To vote now by Internet, go to WWW.PROXYVOTE.COM. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 7, 2009 (May 5, 2009 for participants in McDermott’s Thrift Plan). Have your notice in hand when you access the web site and follow the instructions. R1MDI2

Voting items The Board of Directors recommends a vote “FOR” Items 1, 2 and 3. 1. Election of Directors Nominees as Class I Directors: 01) Roger A. Brown 02) John A. Fees 03) Oliver D. Kingsley, Jr. Nominees as Class II Directors: 04) D. Bradley McWilliams 05) Richard W. Mies 06) Thomas C. Schievelbein 2. Approve the 2009 McDermott International, Inc. Long-Term Incentive Plan. 3. Ratification of appointment of McDermott’s independent registered public accounting firm for the year ending December 31, 2009. R1MDI3

R1MDI4

MCDERMOTT INTERNATIONAL, INC. Shareholder Meeting to be held on 5/8/2009 ** IMPORTANT NOTICE ** Proxy Materials Available Regarding the Availability of Proxy Materials • Notice and Proxy Statement • Form 10-K You are receiving this communication because you hold shares in the above company, and the materials you should review before you cast your • Shareholder Letter vote are now available. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. PROXY MATERIALS — VIEW OR RECEIVE You can choose to view the materials online or receive a paper or e-mail copy. There is NO charge for requesting a copy. Requests, instructions and other inquiries will NOT be forwarded to your investment advisor. To facilitate timely delivery please make the request as instructed below on or before 4/24/09. HOW TO VIEW MATERIALS VIA THE INTERNET Have the 12 Digit Control Number available and visit: www.proxyvote.com HOW TO REQUEST A COPY OF MATERIALS 1) BY INTERNET — www.proxyvote.com 2) BY TELEPHONE — 1-800-579-1639 3) BY E-MAIL* — sendmaterial@proxyvote.com *If requesting materials by e-mail, please send a blank e-mail with the 12 Digit Control Number (located on the following page) in the subject line. B1MDI1 See the Reverse Side for Meeting Information and Instructions on How to Vote

Meeting Information How To Vote Vote In Person Meeting Type: Annual Meeting Date: 5/8/2009 Should you choose to vote these shares in person at the meeting you must request a “legal proxy.” To request a Meeting Time: 9:30 a.m. legal proxy please follow the instructions at For holders as of: 3/9/09 www.proxyvote.com or request a paper copy of the materials. Many shareholder meetings have attendance Meeting Location: requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the McDermott International, Inc. meeting. Please check the meeting materials for any special requirements for meeting attendance. 757 N. Eldridge Parkway, 14th Fl. Houston, TX 77079 Vote By Internet To vote now by Internet, go to WWW.PROXYVOTE.COM. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your notice in hand when you access the web site and follow the instructions. B1MDI2

Voting items The Board of Directors recommends a vote “FOR” Items 1, 2 and 3. 1. Election of Directors Nominees as Class I Directors: 01) Roger A. Brown 02) John A. Fees 03) Oliver D. Kingsley, Jr. Nominees as Class II Directors: 04) D. Bradley McWilliams 05) Richard W. Mies 06) Thomas C. Schievelbein 2. Approve the 2009 McDermott International, Inc. Long-Term Incentive Plan. 3. Ratification of appointment of McDermott’s independent registered public accounting firm for the year ending December 31, 2009. B1MDI3

Voting items Continued Voting Instructions B1MDI4